Exhibit 10.1

Execution Version

Loan Number: 1006744

TERM LOAN AGREEMENT

Dated as of March 12, 2012

by and among

HOSPITALITY PROPERTIES TRUST,

as Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 12.6.,

as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

WELLS FARGO SECURITIES, LLC,

PNC CAPITAL MARKETS, LLC

and

RBC CAPITAL MARKETS, LLC,

as Joint Lead Arrangers

and

Joint Lead Bookrunners,

REGIONS BANK,

as Documentation Agent,

and

PNC BANK, NATIONAL ASSOCIATION

and

ROYAL BANK OF CANADA,

as Syndication Agents

i

ii

SCHEDULE I	Commitments
SCHEDULE 1.1.(c)	Loan Parties
SCHEDULE 6.1.(b)	Ownership Structure
SCHEDULE 6.1.(f)	Properties
SCHEDULE 6.1.(g)	Indebtedness and Guaranties
SCHEDULE 6.1.(h)	Material Contracts
SCHEDULE 6.1.(i)	Litigation
SCHEDULE 6.1.(s)	Affiliate Transactions
SCHEDULE 6.1.(z)	Unencumbered Assets

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Guaranty
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Transfer Authorizer Designation Form
EXHIBIT G	Form of Note
EXHIBIT H	Form of Compliance Certificate

iii

THIS TERM LOAN AGREEMENT (this “Agreement”) dated as of March 12, 2012, by and among HOSPITALITY PROPERTIES TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), each of WELLS FARGO SECURITIES, LLC, PNC CAPITAL MARKETS, LLC and RBC CAPITAL MARKETS, LLC, as Joint Lead Arrangers and Joint Bookrunners (each a “Lead Arranger”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.6. (the “Lenders”), REGIONS BANK, as Documentation Agent (the “Documentation Agent”), each of PNC BANK, NATIONAL ASSOCIATION and ROYAL BANK OF CANADA, as Syndication Agents (each a “Syndication Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Lenders desire to make available to the Borrower term loans in an aggregate amount of $400,000,000, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1.  Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 4.1.(b).

“Adjusted EBITDA” means, with respect to a Person for a given period, such Person’s EBITDA for such period determined on a consolidated basis less the sum of (a) any FF&E Reserves to the extent included in EBITDA and (b) the excess, if any, with respect to each Hotel or Hotel Pool (as applicable) of such Person, of (i) 4.0% of total gross room revenues of such Hotel or Hotel Pool for such period over (ii) the FF&E Reserve actually funded during such period or prefunded for such period by the Operator or the Borrower or its Subsidiaries with respect to such Hotel or Hotel Pool pursuant to the applicable Lease, Management Agreement or any related Ancillary Agreement, (c) the excess, if any, with respect to each Travel Center of such Person, of (i) $150,000 per annum for such Travel Center (such amount to be appropriately adjusted if such period is not a year in duration) over (ii) the FF&E Reserve actually funded or prefunded by the Operator or the Borrower during such period with respect to such Property pursuant to the applicable Lease or any related Ancillary Agreement, and (d) to the extent included in EBITDA, replacement reserves for any Other Properties.

“Administrative Agent” means Wells Fargo Bank, National Association as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 11.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affiliate” means with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with the

Person specified.  In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agreement Date” means the date as of which this Agreement is dated.

“Ancillary Agreement” means, with respect to any Operating Agreement, any material incidental agreement with respect to such Operating Agreement (including, by way of example, guarantees, franchise agreements, and, in the case of Leases, management agreements not constituting Operating Agreements) to which the Borrower or any Subsidiary is a party.

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means the percentage rate set forth in the table below corresponding to the level (each a “Level”) into which the Borrower’s Credit Rating then falls.  As of the Agreement Date, the Applicable Margin is determined based on Level 3.  Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(m) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed.  During any period that the Borrower has received two Credit Ratings that are not equivalent, then the Applicable Margin shall be determined based on the Level corresponding to the higher of such two Credit Ratings.  During any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Credit Rating.  During any period that the Borrower has not received a Credit Rating from any Rating Agency, the Applicable Margin shall be determined based on Level 5.   The provisions of this definition shall be subject to Section 2.2.(c).

Level	Borrower’s Credit Rating (S&P/Moody’s)	Applicable Margin
1	A-/A3 or better	1.150%
2	BBB+/Baa1	1.250%
3	BBB/Baa2	1.450%
4	BBB-/Baa3	1.750%
5	Lower than BBB-/Baa3	2.150%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Asset Under Development” means, as of any date of determination, any Property on which construction of new income-producing improvements has been commenced and is continuing.  If such construction consists of the construction of tenant or comparable improvements or hotel renovations, as opposed to material expansion of such Property or any “ground up” development, such Property shall not be considered to be an Asset Under Development.  In addition, to the extent any Property includes a revenue-generating component (e.g. an existing Hotel) and a building under development, such revenue-generating component shall not be considered to be an Asset Under Development but such building under development shall be considered to be an Asset Under Development.  Further, no Hotel shall be considered an Asset Under Development if the opening date with respect to such Hotel has occurred.

“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Eligible Assignee and the Administrative Agent, substantially in the form of Exhibit A.

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Payments” means the minimum base rent or owner’s priority payment that an Owner is entitled to receive under an Operating Agreement.  The term excludes: (a) payments (such as real estate taxes, insurance premiums, and costs of maintenance) that the Operating Agreement requires the Operator to pay third parties; (b) any element of rent or owner’s priority payment that is conditional, contingent, or not yet capable of determination; and (c) FF&E Reserves.  If Operating Agreement(s) for multiple Hotels do not separately allocate Base Payments to such Hotels, then Base Payments shall be reasonably allocated among such Hotels (where necessary) in a manner satisfactory to the Administrative Agent.

“Base Rate” means the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Base Rate shall mean the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%).

“Base Rate Loan” means any portion of a Loan bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.2.(c).

“Business Day” means (a) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of the Administrative Agent’s business functions or other day on which commercial banks in New York City, New York are authorized or required by law to remain closed, and (b) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollars are carried on in the London interbank market.  Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Business Management Agreement” means that certain Amended and Restated Business Management Agreement dated as of November 2, 2011, as amended to date, by and among the Borrower, RMR, the Managing Trustees and Gerard M. Martin.

“Capitalization Rate” means 8.5% for Hotels and 9.0% for Travel Centers and Other Properties.

“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Commitment” means, as to each Lender, such Lender’s obligation to make a Loan pursuant to Section 2.1., in an amount equal to the amount set forth for such Lender on Schedule I as such Lender’s “Commitment Amount”.

“Compliance Certificate” has the meaning given that term in Section 8.3.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.6.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.7.

“Credit Event” means any of the following: (a) the making of any Loan, (b) the Conversion of a Base Rate Loan into a LIBOR Loan, and (c) the Continuation of a LIBOR Loan.

“Credit Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the unpaid principal amount of such Lender’s Loan to (b) the aggregate unpaid principal amount of all Loans.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Debt Service” means, for any period, the sum of:  (a) Interest Expense of the Borrower and its Subsidiaries determined on a consolidated basis for such period and (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, in each case, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.9.(f), any Lender that (a) has failed to (i) fund all or any portion of its Loan within 2 Business Days of the date such Loan was required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(c)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Support Document” means (i) any credit support annex comprising part of (and as defined in) any Specified Derivatives Contract, and (ii) any document or agreement pursuant to which cash, deposit accounts, securities accounts or similar financial asset collateral are pledged to or made available for set-off by, a Specified Derivatives Provider, including any banker’s lien or similar right, securing or supporting Specified Derivatives Obligation.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).

“Developable Property” means (a) any Property on which there are no improvements (excluding land which is leased under a net lease to a third party) or (b) any Property (or portion thereof) acquired by the Borrower or any Subsidiary for the purposes of being developed.  Developable Property shall not include any Property that is an Asset Under Development.

“Dollars” or “$” means the lawful currency of the United States of America.

“Due Diligence Reports” means, as to any Hotel Pool or individual Hotel not in a Hotel Pool, (a) an Operating Agreement Abstract and (b) such other information as the Administrative Agent may reasonably request in order to evaluate such Hotel Pool or Hotel.

“EBITDA” means, with respect to a Person for a given period and without duplication, the sum of: (a) net income (or loss) of such Person for such period determined on a consolidated basis, in accordance with GAAP,  exclusive of the following (but only to the extent included in the determination of such net income (loss) for such period): (i) depreciation and amortization expense; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains and losses; and (v) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP; plus (b)  such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates.  Straight line rent leveling adjustments, deferred hotel operating income adjustments and deferred percentage rent adjustments required under GAAP, and amortization of intangibles pursuant to FASB ASC 805 and the like, shall be disregarded in determinations of EBITDA.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived by all of the Lenders.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, any of the Borrower’s Affiliates or Subsidiaries, or any Defaulting Lender.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i)  the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Subsidiary” means any Subsidiary (a) holding title to or beneficially owning assets which are or are intended to become collateral for any Secured Indebtedness of such Subsidiary, or being a beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests) and (b) which (i) is, or is expected to be, prohibited from Guarantying the Indebtedness of any other Person pursuant to any document, instrument or agreement evidencing such Secured Indebtedness or (ii) is prohibited from Guarantying the Indebtedness of any other Person pursuant to a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition or anticipated condition to the extension of such Secured Indebtedness.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its assets, net income (however denominated) or receipts, and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Lender is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 4.6.), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Regulatory Change) to comply with Section 3.10.(c), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.10.(a), and (d) any taxes imposed by Sections 1471 through Section 1474 of the Internal Revenue Code (including any official interpretations thereof, collectively “FATCA”) on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2012.

“Existing Credit Agreement” means that certain Credit Agreement dated as of September 8, 2011 by and among the Borrower, the financial institutions party thereto as “Lenders”, Wells Fargo, as administrative agent, and the other parties thereto.

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ Global Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means that certain fee letter dated as of February 7, 2012, by and among the Borrower, the Lead Arrangers, the Syndication Agents and the Administrative Agent.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letter.

“FF&E Reserve” means, for any period and with respect to a given Property or Hotel Pool, an amount equal to the amount that the Operating Agreement or any Ancillary Agreement for such Property or Hotel Pool requires the Operator to reserve during such period for (i) replacements and renewals to such Property’s or Hotel Pool’s furnishings, fixtures and equipment, (ii) routine repairs and maintenance to buildings which are normally capitalized under GAAP and (iii) major repairs, alterations, improvements, renewals or replacements to building structures, roofs or exterior façade, or for mechanical, electrical, HVAC, plumbing or vertical transportation systems.

“Fitch” means Fitch, Inc. and its successors.

“Fixed Charges” means, for any period, the sum (without duplication) of (a) Debt Service for such period and (b) Preferred Dividends for such period.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means a Subsidiary not formed under the laws of the United States of America, any state thereof or the District of Columbia.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Ground Lease” means a ground lease containing the following terms and conditions:  (a) either (i) a remaining term (taking into account extensions which may be effected by the lessee without the consent of the lessor) of no less than 30 years from the Agreement Date, or (ii) the right of the lessee to purchase the property on terms reasonably acceptable to the Administrative Agent; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; and (d) free transferability of the lessee’s interest under such lease, including ability to sublease, subject to only reasonable consent provisions.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor” and shall in any event include each Material Subsidiary (unless an Excluded Subsidiary or a Foreign Subsidiary).

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes:  (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.  As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 5.1. and substantially in the form of Exhibit B.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Hotel” means any Property, the improvements on which are operated as a hotel, inn or the providing of lodging or leisure services, together with any incidental improvements on such Property operated in connection with such hotel, inn, lodging or leisure facility.

“Hotel Net Cash Flow” means the net operating cash flow of a Hotel, after (a) all taxes (except income taxes), insurance, salaries, utilities, and other operating expenses, and all other sums that the applicable Operating Agreement or any related Ancillary Agreement requires the applicable Operator to pay from the cash flow of such Hotel (excluding (i) all items payable to such Operator that are subordinated to Base Payments and (ii) Base Payments), and (b) the greater of (a) FF&E Reserves, or (b) 4.0% of total gross room revenues for such period.  Hotel Net Cash Flow shall be determined as of any date based on the last four completed fiscal quarters of the Person that owns such Hotel (subject to reasonable adjustment or interpolation to accommodate differences between such Person’s fiscal quarters and those of its Operator).

“Hotel Pool” means any group of two or more Properties, substantially all of the value of which is attributable to Hotels, that are leased to or managed by an Operator pursuant to a single Lease or other Operating Agreement, or multiple Leases or other Operating Agreements that are cross-defaulted (as to defaults by lessee or manager, as applicable).

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment (excluding, in the case of the Borrower and its Subsidiaries, to the extent any such obligation can be satisfied solely by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person, valued at the lesser of (x) the stated or determinable amount of the Indebtedness such Person Guaranteed or, if the amount of such Indebtedness is not stated or determinable, the maximum reasonably anticipated liability in respect thereof, and (y) the amount of any express limitation on such Guaranty; (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation, valued, in the case of any such Indebtedness as to which recourse for the payment thereof is expressly limited to the property or assets on which such Lien is granted, at the lesser of (x) the stated or determinable amount of the Indebtedness that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) and (y) the Fair Market Value of such property or assets; and (j) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.

“Intellectual Property” has the meaning given that term in Section 6.1.(t).

“Interest Expense” means, with respect to a Person for any period of time (a) the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period plus (b) in the case of the Borrower, the Borrower’s Ownership Share of Interest Expense of its Unconsolidated Affiliates.  Interest Expense shall exclude any amortization of (i) deferred financing fees and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such debt).

“Interest Period” means, with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending 7 days thereafter or on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period (other than an Interest Period having a duration of 7 days) that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.  Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, (x) with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person and (y) with respect to any Property or other asset, the acquisition thereof.  Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Lease” means a (sub)lease of a Property between the Borrower or a Subsidiary, as (sub)lessor, and an Operator, as (sub)lessee; provided that unless the Administrative Agent otherwise approves, a (sub)lease of a Property from the Borrower or a Subsidiary to a TRS or any other Subsidiary of the Borrower shall be deemed not to be a “Lease” for purposes of this Agreement.

“Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns.  Except as expressly provided herein, the term “Lender” shall exclude any Lender (and its Affiliates) in its capacity as a Specified Derivatives Provider.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Lessee” means the (sub)lessee of a Property pursuant to a Lease, provided that (x) without the Administrative Agent’s approval or (y) unless such Lease shall be a transaction with an Affiliate permitted by Section 9.8., no such (sub)lessee shall be an Affiliate of the Borrower (including, without limitation, RMR, or any Managing Trustee), except during an interim period for Properties which are foreclosed upon or repossessed upon lease terminations or otherwise by or on behalf of the Borrower or a Subsidiary.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

“LIBOR” means, for the Interest Period for any LIBOR Loan, the rate of interest, rounded up to the nearest whole multiple of one-hundredth of one percent (0.01%), obtained by dividing (i) the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%), referred to as the BBA (British Bankers’ Association) LIBOR rate as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rate for deposits in U.S. Dollars at approximately 9:00 a.m. Pacific time, two (2) Business Days prior to the date of commencement of such Interest Period for purposes of calculating effective rates of interest for loans or obligations making reference thereto, for an amount approximately equal to the applicable LIBOR Loan and for a period of time approximately equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America).  Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Loan” means any portion of a Loan (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 9:00 a.m. Pacific time for such day (or if such day is not a Business Day, the immediately preceding Business Day).  The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” as applied to the property of any Person means:  (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the

UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1. or Section 2.9.

“Loan Document” means this Agreement, each Note, the Guaranty, and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Specified Derivatives Contract).

“Loan Party” means each of the Borrower and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral to secure all or a portion of the Obligations.  Schedule 1.1.(c) sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

“Management Agreement” means an agreement pursuant to which the Borrower or a Subsidiary, as Owner, contracts for the management and operation of a Property by an Operator.  In the event a Property is subject to both a Lease and an agreement that would otherwise constitute a Management Agreement under this definition, such agreement shall be treated as an Ancillary Agreement with respect to such Lease rather than as a Management Agreement for purposes of this Agreement.

“Managing Trustee” means either Mr. Barry M. Portnoy or Mr. Adam D. Portnoy, both having a business address c/o RMR, or any duly appointed successor thereto.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the date on which all Loans are scheduled to be due and payable in full.

“Marketable Securities” means (a) bank deposits and certificates of deposit from a bank rated Baa1 or BBB+ or better by a Rating Agency; (b) government obligations; and (c) commercial paper rated A1 or P1 by a Rating Agency.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which the Borrower, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, and in any event shall include the Business Management Agreement and Property Management Agreement.

“Material Subsidiary” means any Subsidiary to which more than 2.0% of Total Asset Value is, directly or indirectly, attributable.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Mortgage Note” means a promissory note satisfying all of the following requirements:  (a) such promissory note is owned solely by the Borrower or a Subsidiary; (b) such promissory note is secured by a lien on real property and the improvements on which are of a type similar to improvements located on the Properties as of the Agreement Date; (c) such real property and related improvements are not subject to any environmental conditions or other matters which, individually or collectively, materially impair the value of such real property or related improvements; (d) the obligor in respect of such promissory note is not an Affiliate of the Borrower or RMR; and (e) if the Borrower or any Subsidiary were to acquire such real property and related improvements, no Default or Event of Default would result from such acquisition.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which the Borrower or a Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document, a Specified Derivatives Contract or a lease or related agreement between a TRS, as tenant, and the Borrower or another Subsidiary, as landlord) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit a Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Proceeds” means with respect to an Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Domestic Property” means a Property located outside a state, territory or commonwealth of the United States of America (including without limitation Puerto Rico and the U.S. Virgin Islands) or the District of Columbia, but excluding the Staybridge Suites located at 225 South Park, Thornhill, Ontario, Canada, and the Intercontinental Hotel located at 220 Bloor Street West, Toronto, Ontario, Canada.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Note” has the meaning given that term in Section 2.8.

“Notice of Borrowing” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for the borrowing of Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.6. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.7. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.  For the avoidance of doubt, “Obligations” shall not include Specified Derivatives Obligations.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Borrower, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Borrower would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Borrower’s report on Form 10-Q or Form 10-K (or their equivalents) which the Borrower is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“OFAC” has the meaning given that term in Section 6.1.(y).

“Operating Agreement” means any Lease or Management Agreement.

“Operating Agreement Abstract” means, as to any Operating Agreement for a Hotel Pool or individual Hotel not in a Hotel Pool, an abstract of such Operating Agreement and any Ancillary Agreements in form and substance reasonably acceptable to the Administrative Agent, which shall include a reasonably detailed description of the following for such Operating Agreement and Ancillary Agreements: (a) all rent and priority payments due to the Owner payable under such Operating Agreement, including a description of Base Payments and other components of rent and priority payments due to the Owner payable under such Operating Agreement, (b) the term (including provisions for extension) of the Operating Agreement and any related Ancillary Agreements, (c) reserves for items of the type described in the definition of FF&E Reserve, (d) security deposits and other similar deposits required to made by the Operator, (e) the terms of any Guaranty of such Operating Agreement, including without limitation, the identity of the guarantor(s), any collateral security for the obligations of such guarantor(s) and any provisions providing for reduction or release of the obligations of such guarantor(s) thereunder, (f) termination events, (g) the terms of any Ancillary Agreements for the Hotel Pool or Hotel subject to such Operating Agreement, (h) a summary of any restrictions on the Owner’s ability to sell, encumber, pledge, mortgage or otherwise grant Liens upon the Properties subject to such Operating Agreement, (i) restrictions, requirements or other provisions regarding the hotel brand name, trademark or trade name under which the Operator may operate any Hotel subject to such Operating Agreement, and (j) any material terms that are unusual in nature or not contained in the majority of the Operating Agreements or Ancillary Agreement for Hotels that are Unencumbered Assets at such time.

“Operator” means the (sub)lessee or manager of a Property pursuant to an Operating Agreement, provided that (x) unless the Administrative Agent otherwise approves or (y) such Operating Agreement is a transaction with an Affiliate permitted by Section 9.8., any such (sub)lessee or manager which is a TRS or other Subsidiary of the Borrower or an Affiliate of the Borrower (including, without limitation, RMR, or any Managing Trustee) shall be deemed not to be an “Operator” for purposes of this Agreement.

“Operator Deposits” means the following:  (a) any cash or Cash Equivalent that secures the payment of Base Payments, an Operator’s obligations under such Operator’s Operating Agreement or the obligations of a manager or franchisor under an Ancillary Agreement (including, without limitation, any cash or Cash Equivalent deposited in connection with a Guaranty of an Operator’s obligations under an Operating Agreement or of the payment of Base Payments); or (b) the total amount of any deferred purchase price payable by the Borrower or any of its Subsidiaries to an Operator or an Operator’s Affiliates, against which purchase price the Borrower or such Subsidiary, as applicable, is entitled, pursuant to such Operator’s Operating Agreement, to offset Base Payments, damages resulting from such Operator’s default under its Operating Agreement or from a default by a manager or franchisor under an Ancillary Agreement.

“Other Property” means an income producing Property (a) that is not a Hotel or Travel Center, (b) the improvements on which consist of industrial developments, office space and other commercial developments (but excluding residential developments), together with any incidental improvements on such Property operated in connection therewith and (c) that is leased to a commercial tenant pursuant to a Triple Net Lease.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 8.4.(l), such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Owner” means the Borrower or a Subsidiary in it capacity as (sub)lessor or owner pursuant to an Operating Agreement.

“Participant” has the meaning given that term in Section 12.6.(d).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not at the time required to be paid or discharged under Section 7.6., or (ii) if such Lien is the responsibility of a financially responsible Operator to discharge; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person and, in the case of the Borrower or any Subsidiary, Liens granted by any tenant on its leasehold estate in a Property which are subordinate to the interest of the Borrower or a Subsidiary in such Property; (d) Liens in existence as of the Agreement Date and set forth in Part II of Schedule 6.1.(f); (e) deposits to secure trade contracts (other than for Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) the lessor’s interest in property leased to the Borrower or any of its Subsidiaries pursuant to a lease permitted by this Agreement; (g) the interests of tenants, operators or managers of Properties; (h) Liens on any assets of a TRS in favor of the Borrower or any other Subsidiary; (i) Liens in favor of the Administrative Agent for the benefit of the Lenders and the Specified Derivatives Providers; and (j) Liens which are also secured by restricted cash or Cash Equivalents of equal or greater value.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin plus four percent (4.0%).

“Preferred Dividends” means, for any given period and without duplication, all Restricted Payments accrued or paid (and in the case of Restricted Payments paid, which were not accrued during a prior period) during such period on Preferred Stock issued by the Borrower or a Subsidiary.  Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to the Borrower or a Subsidiary; or (c) constituting or resulting in the redemption of Preferred Stock, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Stock” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Principal Office” means the office of the Administrative Agent located at 608 Second Ave. South, 11th Floor, Minneapolis, Minnesota 55402, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

“Property” means any parcel of real property, together with all improvements thereon, owned or leased pursuant to a Ground Lease by the Borrower or any Subsidiary.

“Property Management Agreement” means that certain Amended and Restated Property Management Agreement dated as of January 13, 2010, as amended to date, by and among RMR and the Borrower, on behalf of itself and its Subsidiaries.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Rating Agency” means S&P, Moody’s or any other nationally recognized securities rating agency selected by the Borrower and approved of by the Administrative Agent in writing.

“Register” has the meaning given that term in Section 12.6.(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.  Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Requisite Lenders” means, as of any date, Lenders holding more than 50% of the principal amount of the aggregate outstanding Loans; provided, that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded.

“Responsible Officer” means (a) with respect to the Borrower, the Borrower’s President or Treasurer or any Managing Trustee of the Borrower and (b) with respect to any other Loan Party, such Loan Party’s chief executive officer or chief financial officer.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Equity Interests to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Equity Interest of the Borrower or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding.

“RMR” means Reit Management & Research LLC, together with its successors and permitted assigns.

“Secured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date and that is secured in any manner by any Lien on any property and, in the case of the Borrower and the Guarantors, shall include (without duplication) the Borrower’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract, together with any Derivatives Support Document relating thereto, that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Borrower or any Subsidiary of the Borrower and any Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower or its Subsidiaries under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Supermajority Lenders” means, as of any date, Lenders holding more than 66-2/3% of the principal amount of the aggregate outstanding Loans; provided, that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded.

“Tangible Net Worth” means, as of any given time: (a) the unallocated gross book value (exclusive of depreciation and amortization) of all real estate assets of the Borrower and its Subsidiaries that constitute Properties at such time; plus (b) the book value of other assets (excluding any assets described in the immediately preceding clause (a)) of the Borrower and its Subsidiaries; less (c) all amounts appearing on the assets side of a consolidated balance sheet of the Borrower for assets separately classified as intangible assets under GAAP (except for allocations of property purchase prices pursuant to FASB ASC 805 and the like); less (d) all Total Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis; less (e) all other liabilities of the Borrower and its Subsidiaries determined on a consolidated basis (except liabilities resulting from the allocation of property purchase prices pursuant to FASB ASC 805 and the like).

“Taxes” has the meaning given that term in Section 3.10.

“Termination Date” means March 13, 2017.

“Total Asset Value” means the sum of the following (without duplication) of the Borrower and its Subsidiaries for the fiscal quarter most recently ended: (a)(i) with respect to all Properties owned (or leased pursuant to a Ground Lease) by the Borrower or any Subsidiary for such entire fiscal quarter, Adjusted EBITDA attributable to such Properties for such period multiplied by (ii) 4 and divided by (iii) the applicable Capitalization Rate; (b) the purchase price paid for any Property acquired during such fiscal quarter (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements but including amounts retained as Operator Deposits and prior to allocations of property purchase prices pursuant to FASB ASC 805 and the like); (c) all cash and cash equivalents; (d) accounts receivable that are not (i) owing in excess of 90 days as of the end of such fiscal quarter or (ii) being contested in writing by the obligor in respect thereof (in which case only such portion being contested shall be excluded from Total Asset Value); (e) prepaid taxes and operating expenses as of the end of such fiscal quarter; (f) the book value of all Developable Property and Assets Under Development as of the end of such fiscal quarter; (g) the book value of all other tangible assets (excluding land or other real property) as of the end of such fiscal quarter; (h) the book value of all Mortgage Notes as of the end of such fiscal quarter; and (i) the Borrower’s Ownership Share of the preceding items of any Unconsolidated Affiliate of the Borrower.

“Total Indebtedness” means, as of a given date, all liabilities of the Borrower and its Subsidiaries which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date (excluding allocations of property purchase prices pursuant to FASB ASC 805 and the like), and in any event shall include (without duplication): (a) all Indebtedness of the Borrower and its Subsidiaries, (b) the Borrower’s Ownership Share of Indebtedness of its Unconsolidated Affiliates, (c) the aggregate amount of all Operator Deposits (other than those Operator Deposits held by a Loan Party in connection with Operating Agreements for which a monetary default exists and has existed for a period of 30 days or more) and (d) net obligations of the Borrower and its Subsidiaries under any Derivatives Contracts not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof.

“Transfer Authorizer Designation Form” means a form substantially in the form of Exhibit F to be delivered to the Administrative Agent pursuant to Section 5.1.(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Travel Center” means a Property that is (a) developed as a travel related facility and, with respect to any Property acquired after the Agreement Date, conforms with, and is of a type consistent with, the Travel Centers owned by the Borrower and its Subsidiaries as of the Agreement Date, and (b) leased to an Operator pursuant to a Triple Net Lease.

“Triple Net Lease” means a Lease under which a single tenant leases all or substantially all of the rentable area of a Property where the tenant is responsible for payment of real estate taxes and assessments, repairs and maintenance, insurance, capital expenditures and other expenses relating to the operation of such Property customary for such Leases.

“TRS” means any direct or indirect Subsidiary of the Borrower that is classified as a “taxable REIT subsidiary” under Section 856(l) of the Internal Revenue Code.

“Type” with respect to any Loan, refers to whether such Loan or portion thereof is a LIBOR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Asset” means each Property, whether Hotel, Travel Center or Other Property, that satisfies all of the following requirements: (a) such Property is (i) owned in fee simple solely by the Borrower or a Guarantor or (ii) leased solely by the Borrower or a Guarantor pursuant to a Ground Lease; (b) such Property is not an Asset Under Development and is in service; (c) neither such Property, nor any interest of the Borrower or such Guarantor therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) and (e) through (j) of the definition thereof) or to any Negative Pledge; (d) neither such Property, nor if such Property is owned or leased by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof) or (ii) any Negative Pledge; (e) if such Property is owned or leased by a Subsidiary, such Subsidiary has not directly or indirectly guarantied or assumed liability for any Indebtedness of any Subsidiary that is not a Guarantor except lessee deposits for which any Subsidiary that is not a Guarantor is responsible; (f) such Property is free of structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property; (g) such Property shall be subject to agreements containing terms and conditions which provide the Borrower with substantially the same benefits and risks as Operating Agreements and Ancillary Agreements of Unencumbered Assets as of the Agreement Date, or otherwise on commercially reasonable terms and conditions; (h) the lessee or operator is not more than 60 days past due with respect to any payment obligations under any Lease or Operating Agreement for such Property (after taking into account application of any security deposit); and (i) such Property (i) has been designated by the Borrower as an “Unencumbered Asset” on Schedule 6.1.(z) or on an Unencumbered Asset Certificate delivered by the Borrower to the Administrative Agent pursuant to Section 8.3. and (ii) has not been removed voluntarily by the Borrower from “Unencumbered Assets”. Notwithstanding the immediately preceding sentence, a Property owned by a Foreign Subsidiary that is not a Guarantor will be considered to be an Unencumbered Asset so long as: (1) such Property is (i) owned in fee simple (or the legal equivalent in the jurisdiction where such Property is located) by such Foreign Subsidiary or (ii) leased solely by such Foreign Subsidiary pursuant to a long-term lease having terms and conditions reasonably acceptable to the Administrative Agent; (2) all of the issued and outstanding Equity Interests of such Foreign Subsidiary are legally and beneficially owned by one or more of the Borrower and Wholly Owned Subsidiaries that are Guarantors; (3) such Foreign Subsidiary has no Indebtedness other than (x) Nonrecourse Indebtedness and (y) other Indebtedness in an aggregate outstanding principal amount of less than 2.0% of the value of the assets of such Foreign Subsidiary (such value to be determined in a manner consistent with the definition of Total Asset Value or, if not contemplated under the definition of Total Asset Value, in a manner acceptable to the Administrative Agent); (4) neither such Property, nor any interest of such Foreign Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof) or to any Negative Pledge; and (5) such Property satisfies the requirements set forth in the immediately preceding clauses (b), (c), (d), (e), (f), (g), (h) and (i).

“Unencumbered Asset Certificate” has the meaning given that term in Section 8.3.

“Unencumbered Asset Value” means, on any date of determination, the sum of: (a) unrestricted cash of the Borrower and its Subsidiaries; (b)(i) Adjusted EBITDA for the fiscal quarter most recently ended attributable to Unencumbered Assets owned or leased by the Borrower or any Subsidiary for the entire fiscal quarter of the Borrower most recently ended, multiplied by (ii) 4 and divided by (iii) the applicable Capitalization Rate; (c) the purchase price paid for any Unencumbered Asset acquired during such fiscal quarter (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements); and (d) the book value of all Unencumbered Mortgage Notes of the Borrower and its Subsidiaries (excluding any Unencumbered Mortgage Note (i) where the obligor is more than 30 days past due with respect to any payment obligation or (ii) secured by a Non-Domestic Property).  To the extent that (w) the sum of the book value of Unencumbered Mortgage Notes would, in the aggregate, account for more than 10.0% of Unencumbered Asset Value, such excess shall be excluded; (x)  Properties leased by the Borrower, Guarantor or a Foreign Subsidiary pursuant to a Ground Lease having a remaining term of less than 30 years (taking into account extensions which may be effected by the lessee without the consent of the lessor) would, in the aggregate, account for more than 10.0% of Unencumbered Asset Value, such excess shall be excluded; (y) Non-Domestic Properties would, in the aggregate, account for more than 20% of Unencumbered Asset Value, such excess shall be excluded; and (z) Other Properties would, in the aggregate, account for more than 20% of Unencumbered Asset Value, such excess shall be excluded.  If an Unencumbered Asset or Unencumbered Mortgage Note is not owned as of the last day of a quarter then such asset shall be excluded from the foregoing calculations.

“Unencumbered EBITDA” means, for a given period the aggregate Adjusted EBITDA attributable to the Unencumbered Assets and Unencumbered Mortgage Notes; provided that for purposes of this definition, revenues of an applicable Person during any applicable period constituting payments or accruals for payments of amounts more than 60 days past due and any related reserves shall be excluded in the calculation of such Person’s EBITDA for such period.

“Unencumbered Mortgage Note” means a Mortgage Note that satisfies all of the following requirements: (a) neither such Mortgage Note, nor any interest of the Borrower or any Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof or Liens in favor of the Borrower a Subsidiary) or to any Negative Pledge; (b) if such promissory note is owned by a Subsidiary, (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof or Liens in favor of the

Borrower or a Subsidiary) or to any Negative Pledge and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to sell, transfer or otherwise dispose of such Mortgage Note without the need to obtain the consent of any Person; (c) such real property and related improvements are not subject to any other Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof or Liens in favor of the Borrower or a Subsidiary) and (d) such promissory note (i) has been designated by the Borrower as an “Unencumbered Mortgage Note” on Schedule 6.1.(z) or on an Unencumbered Asset Certificate delivered by the Borrower to the Administrative Agent pursuant to Section 8.3. or 8.4.(r), and (ii) has not been removed by the Borrower from “Unencumbered Mortgage Notes” pursuant to Section 8.4.(s).

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

“Unsecured Debt Service” means, for a given period, Debt Service for such period with respect to Unsecured Indebtedness of the Borrower and its Subsidiaries.

“Unsecured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is not Secured Indebtedness (excluding Indebtedness associated with Unconsolidated Affiliates that is not Guaranteed by a Loan Party) and in the case of the Borrower shall include (without duplication) Indebtedness that does not constitute Secured Indebtedness.  Indebtedness secured solely by a pledge of Equity Interests in a Subsidiary owning one or more Properties which is also recourse to the Borrower or a Guarantor shall not be treated as Secured Indebtedness.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2.  General; References to Eastern Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date.  Notwithstanding the preceding sentence, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other standards of the Financial Accounting Standards Board allowing entities to elect fair value option for financial liabilities.  Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.  References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated.  References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower.  Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.  Unless otherwise indicated, all references to time are references to Eastern time.

ARTICLE II. CREDIT FACILITY

Section 2.1.  Loans.

(a)           Making of Loans.  Subject to the terms and conditions set forth in this Agreement, on the Effective Date, each Lender severally and not jointly agrees to make a Loan to the Borrower in a principal amount equal to such Lender’s Commitment.  Each LIBOR Loan made on the Effective Date and each Continuation under Section 2.6. of, and each Conversion under Section 2.7. of Base Rate Loans into, LIBOR Loans shall be in an aggregate minimum of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.  Upon a Lender’s making of its Loan, such Lender’s Commitment shall terminate.  Once repaid, the principal amount of a Loan may not be reborrowed.

(b)           Requests for Loans. The Borrower shall give the Administrative Agent notice pursuant to the Notice of Borrowing of the borrowing of the Loans no later than 11:00 a.m. Eastern time at least three (3) Business Days prior to the anticipated Effective Date.  Such Notice of Borrowing shall be irrevocable once given and binding on the Borrower.

(c)           Funding of Loans.  Promptly after receipt of the Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Lender of the proposed borrowing.  Each Lender shall deposit an amount equal to the Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 12:00 p.m. Eastern time on the Effective Date.  Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Transfer Authorizer Designation Form, not later than 2:00 p.m. Eastern time on the Effective Date, the proceeds of such amounts received by the Administrative Agent.

Section 2.2.  Rates and Payment of Interest on Loans.

(a)           Rates.  The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)            during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin; and

(ii)           during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent, for the account of each Lender, interest at the Post-Default Rate on the outstanding principal amount of the Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Note held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)           Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise).  Interest payable at the Post-Default Rate shall be payable from time to time on demand.  All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)           Borrower Information Used to Determine Applicable Interest Rates.  The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”).  If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information.  The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice.  Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement.

(d)           Changes in Credit Rating.

(i)            If a change in the Borrower’s Credit Rating (a “Credit Rating Change”) causes the Applicable Margin to increase and, within 90 days of the date of such Credit Rating Change the applicable Rating Agencies restore the Borrower’s original Credit Rating (and, as a result, the Applicable Margin is reduced to the level that existed on the date of such Credit Rating Change), the Borrower shall receive a credit for any increased interest and fees incurred by the Borrower under this Agreement during such 90 day period as a result of such Credit Rating Change, which such credit shall be applied against accrued interest and/or fees hereunder in a manner as may be satisfactory to the Borrower and the Administrative Agent.

(ii)           If a Credit Rating Change causes the Applicable Margin to decrease and, within 90 days of the date of such Credit Rating Change the applicable Rating Agencies restore the Borrower’s original Credit Rating (and, as a result, the Applicable Margin is increased to the level that existed on the date of such Credit Rating Change), the Borrower shall, within 5

Business Days of the restoration of the Borrower’s original Credit Rating, pay to the Administrative Agent for the account of the Lenders, the amount of interest and fees that would have been payable during such 90 day period had the Credit Rating Change not occurred.

Section 2.3.  Number of Interest Periods.

There may be no more than 6 different Interest Periods outstanding at the same time.

Section 2.4.  Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Termination Date.

Section 2.5.  Prepayments.

Subject to Section 4.4., the Borrower may prepay any Loan at any time without premium or penalty.  The Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of the prepayment of any Loan.  Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.

Section 2.6.  Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan.  Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period.  Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 10:00 a.m. Eastern time on the third Business Day prior to the date of any such Continuation.  Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder.  Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given.  Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation.  If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.7. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.7.  Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists.  Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.  Each such Notice of Conversion shall be given not later than 10:00 a.m. Eastern time 3 Business Days prior to the date of any proposed Conversion.  Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion.  Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan.  Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.8.  Notes.

(a)           Notes.  Except in the case of a Lender that has requested not to receive a Note, the Loan made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note substantially in the form of Exhibit G (a “Note”), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed (or if such Lender was not a Lender on the Effective Date, in a principal amount equal to the initial principal amount of the Loan of such Lender).

(b)           Records.  The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of the Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling.

(c)           Lost, Stolen, Destroyed or Mutilated Notes.  Upon receipt by the Borrower of (i) written notice from a Lender that the Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.9.  Additional Loans.

The Borrower shall have the right at any time and from time to time during the period beginning on the Effective Date to but excluding the Termination Date to request additional Loans by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases, the aggregate amount of the Loans shall not exceed $500,000,000.  Each such increase in the Loans must be an aggregate minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess thereof.  The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Loans, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Loans among such existing Lenders and/or other banks, financial institutions and other institutional lenders.  No Lender shall be obligated in any way whatsoever to increase its Loan or provide a new Loan, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee.  Effecting the increase of the Commitments under this Section is subject to the following conditions precedent:  (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:  (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of the Borrower of (A) all corporate and other necessary action taken by the Borrower to authorize such increase and (B) all corporate, partnership, member and other necessary action taken by each Guarantor authorizing the guaranty of such increase; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iii) except in the case of a Lender that has elected not to receive a Note, new Notes executed by the Borrower, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders increasing the principal amount of their Loans, in the principal amount of such Lender’s Loan at the time of the effectiveness of the applicable increase in the aggregate principal amount of the Loans.  In connection with any increase in the aggregate principal amount of the Loans pursuant to this Section 2.9. any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request.

Section 2.10.  Funds Transfer Disbursements.

(a)           Generally.  The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Transfer Authorizer Designation Form.  The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or (ii) made in the Borrower’s name and accepted by the Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by the Borrower.  The Borrower further agrees and acknowledges that the Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire or funds transfer even if the information provided by the Borrower identifies a different bank or account holder than named by the Borrower.  The Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower.  If the Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Administrative Agent takes these actions the Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Administrative Agent and the Borrower.  The Borrower agrees to notify the Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Administrative Agent’s confirmation to the Borrower of such transfer.

(b)           Funds Transfer.  The Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made.  The Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization, (ii) require use of a bank unacceptable to the Administrative Agent or any Lender or prohibited by any Governmental Authority, (iii) cause the Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline or (iv) otherwise cause the Administrative Agent or any Lender to violate any Applicable Law or regulation.

(c)           Limitation of Liability.  None of the Administrative Agent or any Lender shall be liable to the Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s or any Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) the Administrative Agent, any Lender or the Borrower knew or should have known the likelihood of these damages in any situation.  Neither the Administrative Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1.  Payments.

(a)           Payments by Borrower.  Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Administrative Agent at the Principal Office, not later than 12:00 p.m. Eastern time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  Subject to Section 10.4., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied.  Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender.  In the event the Administrative Agent fails to pay such amounts to such Lender (i) by 5:00 p.m. Eastern time on the Business Day such funds are received by the Administrative Agent, if such amounts are received by 12:00 p.m. Eastern time on such date or (ii) by 5:00 p.m. Eastern time on the Business Day following the date such funds are received by the Administrative Agent, if such amounts are received after 12:00 p.m. Eastern time on any Business Day, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)           Presumptions Regarding Payments by Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2.  Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) the making of the Loans by the Lenders under Section 2.1.(a) shall be made by the Lenders pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; (c) each payment of interest on the Loans shall be made for the account of the Lenders, pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (d) the Conversion and Continuation of the Loans of a particular Type (other than Conversions provided for by Sections 4.1.(c) and 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Loans and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous.  Any payment or prepayment of principal or interest made during the existence of a Default or Event of Default shall be made for the account of the Lenders in accordance with the order set forth in Section 10.4.

Section 3.3.  Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, the Loan made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of  this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 10.4., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 10.4., as applicable.  To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4.  Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.  Fees.

(a)           Closing Fee.  On the Effective Date, the Borrower agrees to pay to the Administrative Agent and each Lender all loan fees as have been agreed to in writing by the Borrower, the Administrative Agent, the Lead Arrangers and the Syndication Agents.

(b)           Administrative and Other Fees.  The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6.  Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7.  Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith.  It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.  The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.2.(a)(i) and (ii).  Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, arrangement fees, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.  All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8.  Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error.  The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9.  Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)           Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Requisite Lenders and Supermajority Lenders.

(b)           Defaulting Lender Waterfall.  Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 3.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of a Loan in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loan was made at a time when the conditions set forth in Article V. were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of the Loan of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Credit Percentages.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)           Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Credit Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 3.10.  Taxes; Foreign Lenders.

(a)           Taxes Generally.  All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding Excluded Taxes (such non-excluded items being collectively called “Taxes”).  If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

(i)            pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii)           promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority; and

(iii)          pay to the Administrative Agent for its account or the account of the applicable Lender, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent or such Lender will equal the full amount that the Administrative Agent or such Lender would have received had no such withholding or deduction been required.

(b)           Tax Indemnification.  If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent, for its account or the account of a respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.  For purposes of this Section, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c)           Tax Forms. Prior to the date that any Lender or Participant organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes becomes a party hereto or a Participant, as applicable, such Person shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or Participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Internal Revenue Code.  Each such Lender or Participant shall, to the extent it may lawfully do so, (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower or the Administrative Agent and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Administrative Agent.  The Borrower shall not be required to pay any amount pursuant to the last sentence of subsection (a) above to any Lender or Participant that is organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes or the Administrative Agent, if it is organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes, if such Lender, such Participant or the Administrative Agent, as applicable, fails to comply with the requirements of this subsection.  If any such Lender or Participant, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from such payment to such Lender such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Administrative Agent.  The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent.

(d)           USA Patriot Act Notice; Compliance.  In order for the Administrative Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender or Participant shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1.  Additional Costs; Capital Adequacy.

(a)           Capital Adequacy.  If any Lender determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) becoming effective after the date of this Agreement (including any Regulatory Change and, for the avoidance of doubt, giving effect to the last sentence of the definition thereof) affects or would affect the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, as a consequence of, or with reference to, such Lender’s making or maintaining Loans below the rate which such Lender or such corporation controlling such Lender could have achieved but for such compliance (taking into account the policies of such Lender or such corporation with regard to capital), then the Borrower shall, from time to time, within thirty (30) days after written demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender or such corporation controlling such Lender to the extent that such Lender determines such increase in capital is allocable to such Lender’s obligations hereunder.

(b)           Additional Costs.  In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans (other than Excluded Taxes), or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined to the extent utilized when determining LIBOR for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender or its direct or indirect parent corporation could have achieved but for such Regulatory Change (taking into consideration such Lender’s or its direct or indirect parent corporation’s policies with respect to capital adequacy).

(c)           Lender’s Suspension of LIBOR Loans.  Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

(d)           Notification and Determination of Additional Costs.  Each of the Administrative Agent, each Lender, and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Administrative Agent); provided, further, that notwithstanding the foregoing provisions of this Section, the Administrative Agent or a Lender, as the case may be, shall not be entitled to compensation for any such amount relating to any period ending more than six months prior to the date that the Administrative Agent or such Lender, as applicable, first notifies the Borrower in writing thereof or for any amounts resulting from a change by any Lender of its Lending Office (other than changes required by Applicable Law).  The Administrative Agent, each Lender and each Participant, as the case may be, agrees to furnish to the Borrower (and in the case of a Lender or Participant, to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section.  Determinations by the Administrative Agent, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.

Section 4.2.  Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a)           the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR; or

(b)           the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period, then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, all of the Lenders, in the case of the immediately preceding clause (a), and any Lender affected thereby, in the case of the immediately preceding clause (b), shall be under no obligation to, and shall not, Continue LIBOR Loans or Convert Loans into LIBOR Loans, unless and until such Lender gives notice as provided in Section 4.5. that such condition no longer exists, and, so long as such condition remains in effect, such Lender’s LIBOR Loans shall be treated in accordance with Section 4.5.

Section 4.3.  Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful due to a change in (or the interpretation of), or adoption of, any law or regulation from a Governmental Authority becoming effective after the Agreement Date for such Lender to honor its obligation to maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4.  Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a)           any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)           any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article 5.2. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, in the case of a LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert into or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date.  Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.  Any such statement shall be conclusive absent manifest error.

Section 4.5.  Treatment of Affected Loans.

If the obligation of any Lender to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(c), Section 4.2. or Section 4.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(c), Section 4.2., or Section 4.3. on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1., Section 4.2. or Section 4.3. that gave rise to such Conversion no longer exist:

(a)           to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)           any portion of such Lender’s Loan that would otherwise be Continued by such Lender as a LIBOR Loan shall be Continued instead as a Base Rate Loan, and any Base Rate Loan of such Lender that would otherwise be Converted into a LIBOR Loan shall remain as a Base Rate Loan.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1.(c) or 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with the respective principal amount of their Loans.

Section 4.6.  Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 4.1., and the Requisite Lenders are not also doing the same, (b) the obligation of any Lender to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, or (c) a Lender does not vote in favor of any amendment, modification or waiver to this Agreement or any other Loan Document which, pursuant to Section 12.7.(b) or (c), requires the vote of such Lender, and the Requisite Lenders shall have voted in favor of such amendment, modification or waiver then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Loan to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6.(b) for a purchase price equal to (x) the principal balance of the Loan then owing to the Affected Lender, plus (y) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee.  Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders.  The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10., 4.1. or 4.4.) with respect to any period up to the date of replacement.

Section 4.7.  Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.8.  Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

ARTICLE V. CONDITIONS PRECEDENT

Section 5.1.  Initial Conditions Precedent.

The obligation of the Lenders to make the Loans is subject to the satisfaction or waiver of the following conditions precedent:

(a)           The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)            counterparts of this Agreement executed by each of the parties hereto;

(ii)           Notes executed by the Borrower, payable to each Lender (other than any Lender that has requested that it not receive a Note) and complying with the terms of Section 2.8.(a);

(iii)          the Guaranty executed by each of the Guarantors initially to be a party thereto;

(iv)          an opinion of Sullivan & Worcester LLP, an opinion of Venable LLP, special Maryland counsel, and an opinion of Pietrantoni Méndez & Alvarez LLC, special Puerto Rico counsel, in each case, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(v)           the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party, or in the case of any Loan Party (other than the Borrower) that is a party to the Existing Credit Agreement and has not altered its organizational instrument since the date such Loan Party became a party to the Existing Credit Agreement, a certificate from the Secretary or Assistant Secretary (or other individual performing similar functions) of such Loan Party certifying that there have been no changes to the organizational instrument delivered by such Loan Party in connection with the Existing Credit Agreement;

(vi)          a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii)         a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower, the Notice of Borrowing, Notices of Conversion and Notices of Continuation;

(viii)        copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity, or in the case of any Loan Party that is a party to the Existing Credit Agreement and has not altered its by-laws, operating agreement, partnership agreement or other comparable document since the date such Loan Party became a party to the Existing Credit Agreement, a certificate from the Secretary or Assistant Secretary (or other individual performing similar functions) of such Loan Party certifying that there have been no changes to the by-laws, operating agreement, partnership agreement or other comparable document delivered by such Loan Party in connection with the Existing Credit Agreement, and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix)           a Compliance Certificate calculated as of the Effective Date on a pro forma basis for the Borrower’s fiscal quarter ending December 31, 2011;

(x)            the Notice of Borrowing from the Borrower for the Loans;

(xi)           a Transfer Authorizer Designation Form effective as of the Agreement Date;

(xii)          evidence that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(xiii)         a copy of (a) all Operating Agreements, all Ancillary Agreements, the Business Management Agreement, and the Property Management Agreement, in each case certified as true, correct and complete by the chief operating officer or chief financial officer of the Borrower, and (b) an Operating Agreement Abstract with respect to each Operating Agreement for the Unencumbered Assets, in each case, to the extent not previously delivered to the Administrative Agent pursuant to the Existing Credit Agreement; provided, however, that the chief operating officer or chief financial officer of the Borrower shall certify that there have been no changes to any of the preceding documents previously delivered to the Administrative Agent pursuant to the Existing Credit Agreement and such documents remain true, correct and complete; and

(xiv)        such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request; and

(b)           In the good faith judgment of the Administrative Agent:

(i)            there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)           no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii)          the Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which could not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin or impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iv)          the Borrower and each other Loan Party shall have provided all information requested by the Administrative Agent and each Lender in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)); and

(v)           there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2.  Conditions Precedent to All Loans.

The obligations of the Lenders to make the Loans are subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of the Loans or would exist immediately after giving effect thereto; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of the making of the Loans with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder.  Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event).  In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time any Loan is made that all conditions to the making of such Loan contained in this Article V. have been satisfied.  Unless set forth in writing to the contrary, the making of a Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the conditions precedent for the Loans set forth in Sections 5.1. and 5.2. that have not previously been waived by the Lenders in accordance with the terms of this Agreement have been satisfied as of the Effective Date.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1.  Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a)           Organization; Power; Qualification.  Each of the Borrower, the other Loan Parties and the other Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)           Ownership Structure.  Part I of Schedule 6.1.(b) is, as of the Agreement Date, a complete and correct list of all Subsidiaries of the Borrower setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is a Material Subsidiary, an Excluded Subsidiary and/or a Foreign Subsidiary.  As of the Agreement Date, except as disclosed in such Schedule, (A) each of the Borrower and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person.  As of the Agreement Date, Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.

(c)           Authorization of Loan Documents and Borrowings.  The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder.  The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby.  The Loan Documents and the Fee Letter to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)           Compliance of Loan Documents with Laws.  The execution, delivery and performance of this Agreement,  the other Loan Documents to which any Loan Party is a party and of the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both:  (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders.

(e)           Compliance with Law; Governmental Approvals.  Each of the Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)            Title to Properties; Liens.  Part I of Schedule 6.1.(f) is, as of the Agreement Date, a complete and correct listing of all real estate assets of the Borrower, each other Loan Party and each other Subsidiary.  Each of the Borrower, each other Loan Party and each other Subsidiary has good, marketable and legal title to, or a valid leasehold interest in, its respective assets.  As of the Agreement Date, there are no Liens against any assets of the Borrower, any Subsidiary or any other Loan Party except for Permitted Liens.

(g)           Existing Indebtedness.  Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness (including all Guarantees) of each of the Borrower, the other Loan Parties and the other Subsidiaries, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Borrower, the other Loan Parties and the other Subsidiaries have performed and are in compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a default or event of default, exists with respect to any such Indebtedness.

(h)           Material Contracts.  Schedule 6.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts.  Each of the Borrower, the other Loan Parties and the other Subsidiaries that is party to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.  All Operating Agreement Abstracts provided by the Borrower to the Administrative Agent accurately summarize the relevant provisions of the Operating Agreements required to be described therein, and such Operating Agreement Abstracts are correct in all material respects.

(i)            Litigation.  Except as set forth on Schedule 6.1.(i), there are no actions, suits or proceedings pending (nor, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Document or the Fee Letter.  There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to, any Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(j)            Taxes.  All federal, state and other tax returns of the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon, each Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 7.6.  As of the Agreement Date, none of the United States income tax returns of the Borrower, any other Loan Party or any other Subsidiary is under audit.  All charges, accruals and reserves on the books of the Borrower, the other Loan Parties and the other Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)           Financial Statements.  The Borrower has furnished to each Lender copies of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2011, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal year ended on such date, with the opinion thereon of Ernst & Young LLP.  Such financial statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods.  Neither the Borrower nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements.

(l)            No Material Adverse Change.  Since December 31, 2011, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Borrower and its consolidated Subsidiaries taken as a whole.  Each of the Borrower, the other Loan Parties and the other Subsidiaries is Solvent.

(m)          REIT Status.  The Borrower qualifies as, and has elected to be treated as, a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Borrower to maintain its status as a REIT.

(n)           ERISA.

(i)            Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects.  Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan.  To the best knowledge of the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii)           With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715.  The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii)          Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(o)           Absence of Default.  None of the Loan Parties or any of the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived:  (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, any Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Environmental Laws.  In the ordinary course of business and from time to time each of the Borrower, each other Loan Party and each other Subsidiary conducts reviews of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, its respective Properties.  Each of the Borrower, each other Loan Party and each other Subsidiary: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect.  Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may:  (x) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other potential common-law or legal claim or other liability, or (z) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental

Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law.  There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Borrower’s knowledge after due inquiry, threatened, against the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which reasonably could be expected to have a Material Adverse Effect.  As of the Agreement Date, none of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law.  No Hazardous Materials have been transported, released, discharged or disposed on any of the Properties other than (x) in compliance with all applicable Environmental Laws or (y) as could not reasonably be expected to have a Material Adverse Effect.

(q)           Investment Company.  None of the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)            Margin Stock.  None of the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(s)           Affiliate Transactions.  Except as permitted by Section 9.8. or as otherwise set forth on Schedule 6.1.(s), none of the Borrower, any other Loan Party or any other Subsidiary is a party to or bound by any agreement or arrangement with any Affiliate.

(t)            Intellectual Property.  Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights,  trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person except for such Intellectual Property, the absence of which, and for conflicts which, could not reasonably be expected to have a Material Adverse Effect.  Each of the Loan Parties and each other Subsidiary has taken all such steps as it deems reasonably necessary to protect its respective rights under and with respect to such Intellectual Property.  No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property.  The use of such Intellectual Property by the Borrower, the other Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(u)           Business.  As of the Agreement Date, the Borrower and its Subsidiaries are engaged substantially in the business of the acquisition, financing, ownership, development, leasing and tenancy (through TRSs) of lodging and travel related properties and other businesses activities incidental thereto.

(v)           Broker’s Fees.  No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby.  No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower, any other Loan Party or any other Subsidiary ancillary to the transactions contemplated hereby.

(w)          Accuracy and Completeness of Information.  All written information, reports and other papers and data (other than financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments and absence of full footnote disclosure).  All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions.  No fact is known to any Loan Party which has had, or may in the future have (so far as any Loan Party can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders.  No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

(x)            Not Plan Assets; No Prohibited Transactions.  None of the assets of the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(y)           OFAC.  None of the Borrower, any of the other Loan Parties, any of the other Subsidiaries, or any other Affiliate of the Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from any Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

(z)            Unencumbered Assets.  As of the Agreement Date, Schedule 6.1.(z) is a correct and complete list of all Unencumbered Assets.  Each of the Properties included by the Borrower in calculations of Unencumbered Asset Value satisfies all of the requirements contained in the definition of “Unencumbered Asset”.

(aa)         Insurance.  The Borrower or a Subsidiary maintains, or the related Operating Agreement requires the Operator thereunder to maintain, with respect to the Properties commercially reasonable insurance with financially sound and reputable insurance companies.  As of the Agreement Date, neither the Borrower nor any Subsidiary has received notice that any such insurance has been cancelled, nonrenewed, or impaired in any way.

Section 6.2.  Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party or any other Subsidiary to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement.  All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly and specifically permitted hereunder.  All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 7.1.  Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.4., the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2.  Compliance with Applicable Law and Material Contracts.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect and (b) all terms and conditions of all Material Contracts to which it is a party.

Section 7.3.  Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve, or cause to be protected and preserved, all of its respective material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain, or cause to be maintained, in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 7.4.  Conduct of Business.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on its respective businesses as described in Section 6.1.(u).

Section 7.5.  Insurance.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain, or cause to be maintained, insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 7.6.  Payment of Taxes and Claims.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge, or cause to be paid and discharged, when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP.

Section 7.7.  Books and Records; Inspections.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with GAAP and Applicable Law.  The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of the Borrower if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice.  The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists.  If requested by the Administrative Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Borrower, any other Loan Party or any other Subsidiary with the Borrower’s accountants.

Section 7.8.  Use of Proceeds.

The Borrower will use the proceeds of Loans only for the repayment of Indebtedness, the acquisition of Properties, working capital needs, dividend payments and other general business purposes.  The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 7.9.  Environmental Matters.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply, or cause to be complied, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.  The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.  The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply with all Environmental Laws and all Governmental Approvals the failure with which to comply could reasonably be expected to have a Material Adverse Effect, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws.  The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take, or cause to be taken, all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.  Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 7.10.  Further Assurances.

At the Borrower’s cost and expense and upon request of the Administrative Agent, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.11.  REIT Status.

The Borrower shall maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.

Section 7.12.  Exchange Listing.

The Borrower shall maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or which is subject to price quotations on The NASDAQ Global Market.

Section 7.13.  Guarantors.

(a)           Within 30 days of any Person becoming a Material Subsidiary (other than an Excluded Subsidiary or a Foreign Subsidiary) after the Agreement Date, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement executed by such Subsidiary and (ii) the items that would have been delivered under subsections (iv) through (viii) and (xiv) of Section 5.1.(a) if such Subsidiary had been a Material Subsidiary on the Agreement Date; provided, however, promptly (and in any event within 30 days) upon any Excluded Subsidiary ceasing to be subject to the restriction which prevented it from becoming a Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section, such Subsidiary shall comply with the provisions of this Section.

(b)           The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor meets, or will meet simultaneously with its release from the Guaranty, all of the provisions of the definition of the term “Excluded Subsidiary” or has ceased to be, or simultaneously with its release from the Guaranty will cease to be, a Material Subsidiary; (ii) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (iii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; (iv) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Loan Documents; and (v) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release.  Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

ARTICLE VIII. INFORMATION

For so long as this Agreement is in effect, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 8.1.  Quarterly Financial Statements.

As soon as available and in any event within 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of the Borrower), the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).  Together with such financial statements, the Borrower shall deliver reports, in form and detail satisfactory to the Administrative Agent, setting forth (a)  to the extent such information is obtained from Operators, all capital expenditures made during the fiscal quarter then ended; (b) a listing of all Properties acquired during such fiscal quarter, including the minimum rent or expected minimum return of each such Property, acquisition costs and related mortgage debt, (c) to the extent such information is obtained from Operators, the Hotel Net Cash Flow for each Hotel Pool and each Hotel that is not in a Hotel Pool, and (d) such other information as the Administrative Agent may reasonably request.

Section 8.2.  Year-End Statements.

As soon as available and in any event within 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Borrower), the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period and (b) independent certified public accountants of recognized national standing, whose certificate shall be unqualified and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement.  Together with such financial statements, the Borrower shall deliver a report, in form and detail reasonably satisfactory to the Administrative Agent, setting forth the Hotel Net Cash Flow for each Hotel Pool and each Hotel that is not in a Hotel Pool for such fiscal year to the extent such information is obtained from Operators and such other information as the Administrative Agent may reasonably request.

Section 8.3.  Compliance Certificate.

At the time the financial statements are furnished pursuant to the immediately preceding Sections 8.1. and 8.2., and within 5 Business Days of the Administrative Agent’s request with respect to any other fiscal period, a certificate substantially in the form of Exhibit H (a “Compliance Certificate”) executed on behalf of the Borrower by the chief financial officer or chief accounting officer of the Borrower (a) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Section 9.1.; and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure.  The Borrower shall also deliver a certificate (an “Unencumbered Asset Certificate”) executed by the chief financial officer of the Borrower that: (i) sets forth a list of all Unencumbered Assets and Unencumbered Mortgage Notes; and (ii) certifies that all Unencumbered Assets and Unencumbered Mortgage Notes so listed fully qualify as such under the applicable criteria for inclusion as an Unencumbered Asset or Unencumbered Mortgage Note.

Section 8.4.  Other Information.

(a)           Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower or its Board of Trustees by its independent public accountants, and in any event, all management reports;

(b)           Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(c)           Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any Subsidiary or any other Loan Party;

(d)           If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(e)           To the extent any Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited;

(f)            A copy of any amendment to the certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any other Loan Party promptly upon the Administrative Agent’s request;

(g)           Prompt notice of any change in the senior management of the Borrower, any other Loan Party or any other Subsidiary, and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Loan Party or any other Subsidiary which has had, or could reasonably be expected to have, a Material Adverse Effect;

(h)           Prompt notice of the occurrence of any of the following promptly upon a Responsible Officer obtaining knowledge thereof:  (i) Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower, any Subsidiary or any other Loan Party under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(i)            Prompt notice of any order, judgment or decree in excess of $5,000,000 having been entered against any Loan Party or any other Subsidiary or any of their respective properties or assets;

(j)            Prompt notice if the Borrower, any Subsidiary or any other Loan Party shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which could reasonably be expected to have a Material Adverse Effect;

(k)           Prompt notice of the acquisition, incorporation or other creation of any Material Subsidiary, the purpose for such Subsidiary, the nature of the assets and liabilities thereof and whether such Subsidiary is a Wholly Owned Subsidiary of the Borrower;

(l)            Promptly upon the request of the Administrative Agent, evidence of the Borrower’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Administrative Agent;

(m)          Promptly, upon the Borrower becoming aware of any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and the new Credit Rating that is in effect;

(n)           Promptly, upon each request, information identifying the Borrower as a Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001));

(o)           Promptly, and in any event within 3 Business Days after the Borrower obtains knowledge thereof, written notice of the occurrence of any of the following:  (i) the Borrower, any Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Borrower, any Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Borrower, any Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Borrower, any Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, in each case, where the matters covered by such notice(s) under clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(p)           Promptly upon  the giving or receipt thereof by the Borrower or any Subsidiary, a copy of any notice alleging that any party to any Material Contract is in default of its obligations thereunder;

(q)           If requested by the Administrative Agent and available to the Borrower or any Subsidiary on a nonconfidential basis, the Borrower shall deliver to the Administrative Agent the same reports and information with respect to each material mortgagor under any Mortgage Note and with respect to each material Operator as is required by Sections 8.1. and 8.2. with respect to the Borrower, except that: (i) every reference to the Borrower and its Subsidiaries shall be deemed to refer to such material mortgagor or Operator; and (ii) the time periods within which the Borrower shall deliver such reports as to material mortgagors and Operators shall each be 30 days longer than the time periods set forth in Sections 8.1. and 8.2.;

(r)            In order to add any Hotel or Hotel Pool, Travel Center or Other Property to Unencumbered Assets or add any Mortgage Note to Unencumbered Mortgage Notes, the Borrower must deliver to the Administrative Agent an Unencumbered Asset Certificate reflecting such addition, together with a statement of:  (i)  the acquisition cost of such Hotel, Hotel Pool, Travel Center or Other Property or Mortgage Note; and (ii)  the same information that the Borrower would be required to include in a Compliance Certificate.  The Borrower shall provide the Administrative Agent with Due Diligence Reports for any Hotel or Hotel Pool, Travel Center or Other Property added to Unencumbered Assets within 20 days of its delivery to the Administrative Agent of the Unencumbered Asset Certificate that added such Hotel or Hotel Pool, Travel Center or Other Property to Unencumbered Assets;

(s)           Within 10 Business Days after any disposition by the Borrower, any Subsidiary or any other Loan Party of any Unencumbered Asset or Unencumbered Mortgage Note, or after any Hotel, Hotel Pool, Travel Center or Other Property or Mortgage Note ceases to qualify as an Unencumbered Asset or Unencumbered Mortgage Note, as applicable, the Borrower shall deliver to the Administrative Agent an Unencumbered Asset Certificate reflecting such removal or disqualification, together with a statement of:  (i) the identity of the Hotel, Hotel Pool, Travel Center or Other Property or Mortgage Note being disposed of or disqualified, and (ii) the Unencumbered Asset Value attributable to such Hotel, Hotel Pool, Travel Center or Other Property or Mortgage Note. The Borrower also may voluntarily remove any Hotel or Hotel Pool, any Travel Center or Other Property from Unencumbered Assets or any Mortgage Note from Unencumbered Mortgage Notes by delivering to the Administrative Agent an Unencumbered Asset Certificate reflecting such removal, together with a statement (a) that no Default or Event of Default then exists or would, upon the occurrence of such event or with the passage of time, result from such removal, and (b) of (i) the identity of the Unencumbered Asset or Unencumbered Mortgage Note being removed, and (ii) the Unencumbered Asset Value attributable to such Unencumbered Asset or Unencumbered Mortgage Note; and

(t)            From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any of its Subsidiaries, or any other Loan Party as the Administrative Agent or any Lender may reasonably request.

Section 8.5.  Electronic Delivery of Certain Information.

(a)           Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.sec.com <http://www.sec.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and the Borrower notifies Administrative Agent of said posting by causing an e-mail notification to be sent to an e-email address specified from time to time by the Administrative Agent and provides a link thereto provided (x) if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 10:00 a.m. Eastern time on the next business day for the recipient and (y) if the deemed time of delivery occurs on a day that is not a business day for the recipient, the deemed time of delivery shall be 10:00 a.m. Eastern time on the next business day for the recipient.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 8.3. to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  Except for the certificates required by Section 8.3., the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.  Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)           Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 8.6.  Public/Private Information.

The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 8.7.  USA Patriot Act Notice; Compliance.

The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties to, provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

ARTICLE IX. NEGATIVE COVENANTS

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 9.1.  Financial Covenants.

(a)           Leverage Ratio.  The Borrower shall not permit the ratio of (i) Total Indebtedness to (ii) Total Asset Value to exceed 0.60 to 1.00 at any time.

(b)           Minimum Fixed Charge Coverage Ratio.  The Borrower shall not permit the ratio of (i) Adjusted EBITDA for the fiscal quarter of the Borrower most recently ending to (ii) Fixed Charges for such period, to be less than 1.50 to 1.00 at any time.

(c)           Secured Indebtedness.  The Borrower shall not permit the ratio of (i) Secured Indebtedness of the Borrower and its Subsidiaries to (ii) Total Asset Value to be greater than 0.350 to 1.00 at any time.

(d)           Unencumbered Leverage Ratio.  The Borrower shall not permit the ratio of (i) Unencumbered Asset Value to (ii) Unsecured Indebtedness, to be less than 1.670 to 1.00 at any time.

(e)           Unencumbered Interest Coverage Ratio.  The Borrower shall not permit the ratio of (i) Unencumbered EBITDA to (ii) Unsecured Debt Service for the Borrower’s fiscal quarter most recently ending, to be less than 2.00 to 1.00 at any time.

(f)            Minimum Tangible Net Worth.  The Borrower shall not permit Tangible Net Worth at any time to be less than (i) $2,250,000,000 plus (ii) 75% of the Net Proceeds of all Equity Issuances effected by the Borrower or any Subsidiary (other than Equity Issuances to the Borrower or any Subsidiary) after June 30, 2011.

(g)           Total Assets Owned by Borrower and Guarantors.  The Borrower shall not permit the amount of Total Asset Value directly owned by the Borrower and the Guarantors to be less than 95.0% of Total Asset Value (excluding the amount of Total Asset Value, if any, then attributable to Excluded Subsidiaries and Foreign Subsidiaries).

(h)           Permitted Investments.  The Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, make an Investment in or otherwise own the following items which would cause the aggregate value of such holdings of such Persons to exceed the following percentages of Total Asset Value at any time:

(i)            Investments in Unconsolidated Affiliates and other Persons that are not Subsidiaries, such that the aggregate value of such Investments (determined in a manner consistent with the definition of Total Asset Value or, if not contemplated under the definition of Total Asset Value, as determined in accordance with GAAP) exceeds 10.0% of Total Asset Value at any time;

(ii)           Assets Under Development, such that the aggregate Construction Budget for all such Assets Under Development exceeds 15.0% of Total Asset Value at any time; for purposes of this clause: (x) “Construction Budget” means the fully-budgeted costs for the acquisition and construction of a given piece of Property (including without limitation, the cost of acquiring such piece of Property (except to the extent any portion thereof is Unimproved Land included in the immediately following clause (v), reserves for construction interest and operating deficits, tenant improvements, leasing commissions, and infrastructure costs)), as reasonably determined by the Borrower in good faith and (y) real property under construction to be (but not yet) acquired by the Borrower or a Subsidiary upon completion of construction pursuant to a contract in which the seller of such real property is required to complete construction prior to, and as a condition precedent to, such acquisition, shall be subject to this subsection;

(iii)          Property leased by the Borrower or any Subsidiary as lessee pursuant to a ground lease, including any Ground Lease (other than any Ground Lease having a remaining term of at least 50 years (taking into account extensions which may be effected by the lessee without the consent of the lessor)), such that the aggregate book value of such Property exceeds 15.0% of Total Asset Value at any time;

(iv)          Mortgage Receivables, such that the aggregate book value of such Mortgage Receivables exceeds 5.0% of Total Asset Value at any time; and

(v)           Unimproved Land such that the aggregate book value of all such Unimproved Land exceeds 5.0% of Total Asset Value at any time.

In addition to the foregoing limitations, the aggregate value of all of the items subject to the limitations in the preceding clauses (i) through (v) shall not exceed 30.0% of Total Asset Value at any time.

(i)            Dividends and Other Restricted Payments.   Subject to the following sentence, if an Event of Default exists, the Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payments except that the Borrower may declare and make cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 7.11. and Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary.  If an Event of Default specified in Section 10.1.(a), Section 10.1.(e) or Section 10.1.(f) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person except that Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary.

Section 9.2.  Negative Pledge.

(a)           The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

(b)           The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which (A) the Borrower, such Loan Party or such Subsidiary may create, incur, assume, or permit or suffer to exist without violation of this Agreement and (B)  is secured by a Lien permitted to exist under the Loan Documents, and (y) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; or (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale.

Section 9.3.  Restrictions on Intercompany Transfers.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (b) pay any Indebtedness owed to the Borrower or any Subsidiary; (c) make loans or advances to the Borrower or any Subsidiary; or (d) transfer any of its property or assets to the Borrower or any Subsidiary; other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in  any Loan Document or, (ii) with respect to clause (d), customary provisions restricting assignment of any agreement entered into by the Borrower, any other Loan Party or any Subsidiary in the ordinary course of business.  Notwithstanding anything to the contrary in the foregoing, the restrictions in this Section shall not apply to any provision of any Guaranty entered into by the Borrower, any Loan Party or any other Subsidiary relating to the Indebtedness of any Subsidiary permitted to be incurred hereunder, which provision subordinates any rights of Borrower, other Loan Party or any other Subsidiary to payment from such Subsidiary to the payment in full of such Indebtedness.

Section 9.4.  Merger, Consolidation, Sales of Assets and Other Arrangements.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, (i) enter into any transaction of merger or consolidation; (ii) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that:

(a)           any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

(b)           the Borrower, its Subsidiaries and the other Loan Parties may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)           a Person may merge with and into the Borrower so long as (i) the Borrower is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; and (iii) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower); and

(d)           the Borrower and each Subsidiary may sell, transfer or dispose of assets among themselves.

Section 9.5.  Plans.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  The  Borrower shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 9.6.  Fiscal Year.

The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 9.7.  Modifications of Organizational Documents, Business Management Agreement and Property Management Agreement and Other Material Contracts.

(a)           The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) could reasonably be expected to be adverse to the interest of the Lenders in any material respect or (b) could reasonably be expected to have a Material Adverse Effect.

(b)           The Borrower shall not default in any material respect in the performance of any of its obligations under the Business Management Agreement or the Property Management Agreement or permit the Business Management Agreement or the Property Management Agreement to be canceled or terminated prior to its stated maturity.  The Borrower shall not enter into any material amendment, modification or waiver of or with respect to any of the terms of the Business Management Agreement or the Property Management Agreement, except for extensions thereof.  With respect to Material Contracts other than the Business Management Agreement and the Property Management Agreement, the Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into any amendment or modification to any such Material Contract which could reasonably be expected to have a Material Adverse Effect.  With respect to any Operating Agreement or Ancillary Agreement relating to any Unencumbered Asset, the Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into any amendment or modification to any such agreement if (a) such amendment or modification could reasonably be expected to have a Material Adverse Effect or (b) after giving pro forma effect to such amendment or modification, a Default or Event of Default could reasonably be expected to occur, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.  In connection with any amendment or modification to any Operating Agreement or Ancillary Agreement relating to any Unencumbered Asset, the Borrower shall deliver to the Administrative Agent, within 10 Business Days’ of the Administrative Agent’s request, a Compliance Certificate calculated on a pro forma basis giving effect to such amendment or modification.

Section 9.8.  Transactions with Affiliates.

The Borrower shall not permit to exist or enter into, and shall not permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 6.1.(s) or (b) (i) transactions in the ordinary course of the Borrower, such other Loan Party or such Subsidiary and (ii) pursuant to the reasonable requirements of the business of the Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate; provided, however, that the Borrower, a Loan Party or any other Subsidiary may enter into an Operating Agreement with an Affiliate outside of the ordinary course of business of the Borrower, such other Loan Party or such other Subsidiary so long as such Operating Agreement complies with the terms of the immediately preceding clause (b)(ii).

Section 9.9.  Environmental Matters.

The Borrower shall not, and shall not permit any other Loan Party, any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could lead to any environmental claim or pose a risk to human health, safety or the environment, in each case, that could reasonably be expected to have a

Material Adverse Effect.  Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 9.10.  Derivatives Contracts.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to enter into or become obligated in respect of, Derivatives Contracts, other than Derivatives Contracts entered into by the Borrower, any such Loan Party or any such Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Borrower, such other Loan Party or such other Subsidiary.

ARTICLE X. DEFAULT

Section 10.1.  Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)           Default in Payment.  The Borrower (i) shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans or (ii) shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement, any other Loan Document or the Fee Letter or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and, in the case of a failure described in this clause (ii), such failure shall continue for a period of 5 Business Days.

(b)           Default in Performance.

(i)            Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.4.(h) or Article IX.; or

(ii)           Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and in the case of this subsection (b)(ii) only, such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(c)           Misrepresentations.  Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(d)           Indebtedness Cross-Default.

(i)            The Borrower, any other Loan Party or any other Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having a Derivatives Termination Value) of, in each case individually or in the aggregate with all other Indebtedness as to which such a failure exists, of an aggregate outstanding principal amount greater than or equal to (A) $25,000,000 in the case of Indebtedness that is not Nonrecourse Indebtedness or (B) $75,000,000 in the case of Indebtedness that is Nonrecourse Indebtedness (“Material Indebtedness”); or

(ii)           (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

(iii)          Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity; or

(iv)          An Event of Default under and as defined in the Existing Credit Agreement shall occur.

(e)           Voluntary Bankruptcy Proceeding.  The Borrower, any other Loan Party or any other Subsidiary (other than (x) a Guarantor that, together with all other Guarantors then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $25,000,000 of Total Asset Value, or (y) a Subsidiary that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $50,000,000 of Total Asset Value) shall:  (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f)            Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any other Subsidiary (other than (x) a Guarantor that, together with all other Guarantors then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $25,000,000 of Total Asset Value, or (y) a Subsidiary that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $50,000,000 of Total Asset Value) in any court of competent jurisdiction seeking:  (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such Subsidiary or such other Loan Party(including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g)           Revocation of Loan Documents.  Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document or the Fee Letter to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter or any Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(h)           Judgment.  A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Borrower, any other Loan Party, or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order (x) for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) or (y) is not otherwise subject to indemnification or reimbursement on reasonable terms and conditions by Persons reasonably likely to honor such indemnification or reimbursement obligations, exceeds, individually or together with all other such judgments or orders entered against (1) the Borrower or any Guarantor $25,000,000, or (2) any other Subsidiaries, $50,000,000, or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.

(i)            Attachment.  A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Loan Party or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, (1) for the Borrower or any Guarantor, $25,000,000, or (2) for any other Subsidiaries, $50,000,000, and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Borrower or any Subsidiary.

(j)            ERISA.

(i)            Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $10,000,000; or

(ii)           The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $10,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(k)           Loan Documents.  An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(l)            Change of Control.

(i)            Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 15% of the total voting power of the then outstanding voting stock of the Borrower; or

(ii)           During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Borrower (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Borrower then in office; or

(iii)          RMR shall cease for any reason to act as the sole business manager for the Borrower.

Section 10.2.  Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)           Acceleration; Termination of Facilities.

(i)            Automatic.  Upon the occurrence of an Event of Default specified in Sections 10.1.(e) or 10.1.(f), (A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties.

(ii)           Optional.  If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties.

(b)           Loan Documents.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)           Applicable Law.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)           Appointment of Receiver.  To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)           Specified Derivatives Contract Remedies.  Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, in each case, in accordance with the terms of the applicable Specified Derivatives Contract, to undertake any of the following:  (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex included in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Borrower, any Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 10.3.  Marshaling; Payments Set Aside.

None of the Administrative Agent, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations or the Specified Derivatives Obligations.  To the extent that any Loan Party makes a payment or payments to the Administrative Agent, any Lender or any Specified Derivatives Provider, or the Administrative Agent, any Lender or any Specified Derivatives Provider enforces its respective security interests or exercises its respective rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.4.  Allocation of Proceeds.

If an Event of Default exists and maturity of any of the Obligations has been accelerated, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies pursuant to Section 12.4.) under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)           amounts due to the Administrative Agent and the Lenders in respect of expenses due under Section 12.2. until paid in full, and then Fees;

(b)           payments of interest on the Loans to be applied for the ratable benefit of the Lenders;

(c)           payments of principal of the Loans to be applied for the ratable benefit of the Lenders;

(d)           amounts due to the Administrative Agent and the Lenders pursuant to Sections 11.6. and 12.10.;

(e)           payments of all other Obligations and other amounts due under any of the Loan Documents, to be applied for the ratable benefit of the Lenders; and

(f)            any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.5.  Performance by Administrative Agent.

If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein.  In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid.  Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.6.  Rights Cumulative.

The rights and remedies of the Administrative Agent, the Lenders and the Specified Derivatives Providers under this Agreement, each of the other Loan Documents, the Fee Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law.  In exercising their respective rights and remedies the Administrative Agent, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, any of the Lenders or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XI. THE ADMINISTRATIVE AGENT

Section 11.1.  Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the

Loan Documents for the benefit of the Lenders.  Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article VIII. that the Borrower is not otherwise required to deliver directly to the Lenders.  The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law.  Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2.  Wells Fargo as Lender.

Wells Fargo, as a Lender shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity.  Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders.  Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders.  The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 11.3.  Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof.  Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within fifteen (15) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination; provided, however, that this sentence shall not apply to amendments, waivers or consents that require the written consent of each Lender directly and adversely affected thereby pursuant to Section 12.7.(c).

Section 11.4.  Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.”  If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”.  Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.5.  Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment.  Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person, or shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other

Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons, or to inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders and the Specified Derivatives Providers in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties.  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 11.6.  Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Credit Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws.  Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.  If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.7.  Lender Credit Decision, Etc.

Each of the Lenders expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender.  Each of the Lenders acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate.  Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents or furnished to the Administrative Agent for distribution to the Lenders, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates.  Each of the Lenders acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender.

Section 11.8.  Successor Administrative Agent.

The Administrative Agent may (a) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower or (b) be removed as Administrative Agent under the Loan Documents for gross negligence or willful misconduct upon 30 days’ prior written notice by all Lenders (other than the Lender then acting as Administrative Agent) and, so long as no Default or Event of Default shall exist, upon the written approval of the Borrower.  Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent).  If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the resigning Administrative Agent’s giving of notice of resignation or giving of notice of removal of the Administrative Agent, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 11.9.  Titled Agents.

Each of the Lead Arrangers, the Syndication Agents and the Documentation Agent (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders.  The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

ARTICLE XII. MISCELLANEOUS

Section 12.1.  Notices.

Unless otherwise provided herein (including without limitation as provided in Section 8.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower:

Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458-1634

Attention:  Mark Kleifges, Chief Financial Officer

Telecopy Number:    (617) 219-8349

Telephone Number:  (617) 796-8350

If to the Administrative Agent:

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

Charlotte, North Carolina 28202

Attn:  Anand J. Jobanputra

Telecopier:    (704) 383-2544

Telephone:    (704) 383-4013

If to the Administrative Agent under Article II.:

Wells Fargo Bank, National Association

Minneapolis Loan Center

608 Second Ave. South, 11th Floor

Minneapolis, Minnesota 55402

Attn:  Brian J. Hill

Telecopier:    (877) 302-0298

Telephone:    (612) 316-2759

With a copy to:

Wells Fargo Bank, National Association

2030 Main Street

Suite 500

Irvine, California 92614

Attn:  Rhonda Friedly

Telecopier:    (949) 251-4983

Telephone:    (949) 251-4383

and

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street, 4th Floor

Charlotte, North Carolina 28202

Attn:  Daniel J. Ellowitch

Telecopier:    (704) 383-2544

Telephone:    (704) 715-9311

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender shall only be required to give notice of any such other address to the Administrative Agent and the Borrower.  All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent and the Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 8.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under Article II. shall be effective only when actually received.  Neither the Administrative Agent nor any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent or such

Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.  Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 12.2.  Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expense and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Administrative Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Administrative Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent and any Lender incurred in connection with the representation of the Administrative Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 10.1.(e) or 10.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.  If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder.

Section 12.3.  Stamp, Intangible and Recording Taxes.

The Borrower will pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents.

Section 12.4.  Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, each Lender, each Affiliate of the Administrative Agent or any Lender, and each Participant, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, an Affiliate of a Lender, or a Participant, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, any Affiliate of the Administrative Agent or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such Obligations shall be contingent or unmatured.

Section 12.5.  Litigation; Jurisdiction; Other Matters; Waivers.

(a)                                  EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)                                 THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN

DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)                                  THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 12.6.  Successors and Assigns.

(a)                                  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                              in the case of an assignment of the entire remaining amount of an assigning Lender’s Loan at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                                in any case not described in the immediately preceding subsection (A), the aggregate amount of the principal outstanding balance of the Loan of the assigning

Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) (provided that the Borrower’s consent shall not be required if (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, and the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof); provided, however, that if, after giving effect to such assignment, the amount of the outstanding principal balance of the Loan of such assigning Lender would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Loan at the time owing to it.

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)                              the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and

(B)                                the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Loan if such assignment is to a Person that is not already a Lender, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender.

(iv)                              Assignment and Assumption; Notes.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 for each assignment, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.

(v)                                 No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.10., 4.1., 4.4., 12.2. and 12.10. and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.11. with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amounts of the Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision of any Loan Document that (w) decreases the amount of such Lender’s Loan, (x) extends the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduces the rate at which interest is payable thereon or (z) releases any Guarantor from its Obligations under the Guaranty.  Subject to the immediately following subsection (e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 4.1., 4.4. to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 12.4. as though it were a Lender, provided such Participant agrees to be subject to Section 3.3. as though it were a Lender.  Upon request from the Administrative Agent, a Lender shall notify the Administrative Agent and the Borrower of the sale of any participation hereunder.

(e)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 3.10. and 4.1. than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign

Lender if it were a Lender shall not be entitled to the benefits of Section 3.10. unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and the Administrative Agent, to comply with Section 3.10.(c) as though it were a Lender.

(f)                                    Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                 No Registration.  Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 12.7.  Amendments and Waivers.

(a)                                  Generally.  Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b)                                 Certain Lender Consents.  Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by the Supermajority Lenders, do any of the following:

(i)                                     amend any of the financial covenants set forth in Section 9.1. or any of the definitions related thereto, waive the performance or observance of any of the financial covenants set forth in Section 9.1. or waive any Default or Event of Default resulting from a breach of any of the financial covenants set forth in Section 9.1.; or

(ii)                                  amend Section 10.1.(l) or any of the definitions related thereto, or waive any Default or Event of Default occurring under such Section.

(c)                                  Consent of Lenders Directly Affected.  In addition to the foregoing requirements, no amendment, waiver or consent shall, unless in writing, and signed by each of the Lenders directly and adversely affected thereby (or the Administrative Agent at the written direction of such Lenders), do any of the following:

(i)                                     decrease the principal amount of the Loans or subject the Lenders to any additional obligations;

(ii)                                  reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations;

(iii)                               reduce the amount of any Fees payable to such Lenders hereunder;

(iv)                              modify the definition of “Termination Date”, or otherwise postpone any date fixed for any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations;

(v)                                 modify the definition of “Credit Percentage” or amend or otherwise modify the provisions of Section 3.2.;

(vi)                              amend this Section or amend any of the other definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii)                           modify the definition of the terms “Requisite Lenders” or “Supermajority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii)                        release any Guarantor from its obligations under the Guaranty except as contemplated by Section 7.13.(b); or

(ix)                                waive a Default or Event of Default under Section 10.1.(a).

(d)                                 Amendment of Administrative Agent’s Duties, Etc.  No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents.  Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default.  Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 12.8.  Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender.  Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party.  Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 12.9.  Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent and each Lender shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Loan or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract) or any action or proceeding relating to any Loan Document (or any such Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; and (j) with the consent of the Borrower.  Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender.  As used in this Section, the term “Information” means all information received from the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.10.  Indemnification.

(a)                                  The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, the Lenders, all of the Affiliates of each of the Administrative Agent or any of the Lenders, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”):  losses, costs, claims, penalties, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding Indemnified Costs indemnification in respect of which is specifically covered by Section 3.10. or 4.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Administrative Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Administrative Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (viii) to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment; (ix) any civil penalty or fine assessed by OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of conduct of the Borrower, any other Loan Party or any other Subsidiary that violates a sanction administered or enforced by OFAC; or (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

(b)                                 The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding.  In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents).  This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

(c)                                  This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

(d)                                 All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such

Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)                                  An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower.  No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).  Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)                                    If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)                                 The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section 12.10. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 12.11.  Termination; Survival.

This Agreement shall terminate at such time as all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full.  The indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Sections 3.10., 4.1., 4.4., 11.6., 12.2. and 12.10. and any other provision of this Agreement and the other Loan Documents, and the provisions of Sections 12.5. and 12.13., shall continue in full force and effect and shall protect the Administrative Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.12.  Severability of Provisions.

If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 12.13.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.14.  Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means).  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 12.15.  Obligations with Respect to Loan Parties.

The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

Section 12.16.  Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.17.  Limitation of Liability.

None of the Administrative Agent or any Lender, or any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.  The Borrower hereby waives, releases, and agrees not to sue the Administrative Agent or any Lender or any of the Administrative Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.18.  Entire Agreement.

This Agreement, the Notes, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto.

Section 12.19.  Construction.

The Administrative Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Borrower and each Lender.

Section 12.20.  Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 12.21.  LIABILITY OF TRUSTEES, ETC.

THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING THE BORROWER, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE BORROWER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE BORROWER.  ALL PERSONS DEALING WITH THE BORROWER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE BORROWER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Agreement to be executed by their authorized officers all as of the day and year first above written.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Anand J. Jobanputra
	Name:	Anand J. Jobanputra
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Douglas E. Blackman
	Name:	Douglas E. Blackman
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Joshua Freedman
	Name:	Joshua Freedman
	Title:	Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

REGIONS BANK, as a Lender

By:	/s/ Michael R Mellott
	Name:	Michael R Mellott
	Title:	Director

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

SOVEREIGN BANK, N.A., as a Lender

By:	/s/ John Everly
	Name:	John Everly
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

RBS CITIZENS, N.A., as a Lender

By:	/s/ Lisa M. Greeley
	Name:	Lisa M. Greeley
	Title:	SVP

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Kenneth R. McDonnell
	Name:	Kenneth R. McDonnell
	Title:	Managing Director

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Melanie A. Crecy
	Name:	Melanie A. Crecy
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

CITIBANK, N.A., as a Lender

By:	/s/ John C. Rowland
	Name:	John C. Rowland
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

E. SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH, as a Lender

By:	/s/ Edward Chen
	Name:	Edward Chen
	Title:	VP & General Manager

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

LAND BANK OF TAIWAN, LOS ANGELES BRANCH, as a Lender

By:	/s/ Juifu Chien
	Name:	Juifu Chien
	Title:	Vice President & General Manager

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

TAIWAN COOPERATIVE BANK, LOS ANGELES BRANCH, as a Lender

By:	/s/ Huang Li Hua
	Name:	Li Hua Huang
	Title:	VP & General Manager

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with Hospitality Properties Trust]

BANK OF TAIWAN, LOS ANGELES BRANCH, as a Lender

By:	/s/ Chwan-Ming Ho
	Name:	Chwan-Ming Ho
	Title:	VP & General Manager

SCHEDULE I

Commitments

Lender	Commitment Amount
Wells Fargo Bank, National Association	$75,000,000
PNC Bank, National Association	$50,000,000
Royal Bank of Canada	$50,000,000
Regions Bank	$43,000,000
Sovereign Bank, N.A.	$35,000,000
RBS Citizens, N.A.	$25,000,000
The Bank of New York Mellon	$25,000,000
Bank of America, N.A.	$20,000,000
Citibank, N.A.	$20,000,000
UBS Loan Finance LLC	$20,000,000
E. Sun Commercial Bank, Ltd., Los Angeles Branch	$10,000,000
Land Bank of Taiwan, Los Angeles Branch	$10,000,000
Taiwan Cooperative Bank, Los Angeles Branch	$10,000,000
Bank of Taiwan, Los Angeles Branch	$7,000,000
TOTAL	$400,000,000

SCHEDULE 1.1(c)

Loan Parties

Borrower

Hospitality Properties Trust (Maryland)

Guarantors

Harbor Court Associates, LLC (Maryland)

HPT Cambridge LLC (Massachusetts)

HPT CW MA Realty Trust (Massachusetts)

HPT GL Properties LLC (Maryland)

HPT HSD Properties Trust (Maryland)

HPT IHG Canada Properties Trust (Delaware)

HPT IHG GA Properties LLC (Maryland)

HPT IHG PR, Inc. (Puerto Rico)

HPT IHG-2 Properties Trust (Maryland)

HPT IHG-3 Properties LLC (Maryland)

HPT PSC Properties LLC (Maryland)

HPT PSC Properties Trust (Maryland)

HPT SN Holding, Inc. (New York)

HPT Suite Properties Trust (Maryland)

HPT TA Properties LLC (Maryland)

HPT TA Properties Trust (Maryland)

HPTCY Properties Trust (Maryland)

HPTLA Properties Trust (Maryland)

HPTMI Hawaii, Inc. (Delaware)

HPTMI Properties Trust (Maryland)

HPTWN Properties Trust (Maryland)

SCHEDULE 6.1(b)

Ownership Structure

Part I (Subsidiaries)

Entity and Jurisdiction of Organization	Ownership Structure	Material Subsidiary	Excluded Subsidiary	Foreign Subsidiary
Cambridge TRS, Inc. (Maryland)	HPT TRS, Inc. owns 1,000 shares of common stock, representing 100% ownership.
Candlewood Jersey City—Urban Renewal, L.L.C. (New Jersey)	HPT IHG-2 Properties Trust owns 100% of the membership interest.
Harbor Court Associates, LLC (Maryland)	HPT IHG-2 Properties Trust owns 100% of the company interest.
HPT Cambridge LLC (Massachusetts)	HPT SN Holding, Inc. owns 100% of the membership interest.
HPT Capital Trust Holdings (Maryland)	Hospitality Properties Trust owns 1,000 common shares of beneficial interest, representing 100% ownership.
HPT Capital Trust I (Maryland)	HPT Capital Trust Holdings owns 100% of the beneficial interest.
HPT Capital Trust II (Maryland)	HPT Capital Trust Holdings owns 100% of the beneficial interest.
HPT CW MA Realty Trust (Massachusetts nominee trust)	HPT IHG-2 Properties Trust is the 100% beneficiary.
HPT GL Properties LLC (Maryland)	HPT TA Properties Trust and HPT TA Properties LLC each own 50% the membership interest.
HPT HSD Properties Trust (Maryland)	Hospitality Properties Trust owns 100 common shares of beneficial interest, representing 100% ownership.

2

Entity and Jurisdiction of Organization	Ownership Structure	Material Subsidiary	Excluded Subsidiary	Foreign Subsidiary
HPT IHG Canada Corporation (New Brunswick)	HPT IHG Canada Properties Trust owns 1 common share, representing 100% ownership.			X
HPT IHG Canada Properties Trust (Delaware)	HPT IHG-2 Properties Trust owns 100% of the beneficial interest.
HPT IHG GA Properties LLC (Maryland)	HPT IHG-2 Properties Trust owns 100% of the membership interest.
HPT IHG PR, Inc. (Puerto Rico)	HPT IHG-2 Properties Trust owns 500,000 shares of common stock, representing 100% ownership.
HPT IHG-2 Properties Trust (Maryland)	Hospitality Properties Trust owns 1,000 shares of beneficial interest, representing 100% ownership.	X
HPT IHG-3 Properties LLC (Maryland)	HPT IHG-2 Properties Trust owns 100% of the membership interest.
HPT PSC Properties LLC (Maryland)	HPT PSC Properties Trust owns 100% of the membership interest.
HPT PSC Properties Trust (Maryland)	Hospitality Properties Trust owns 1,000 shares of beneficial interest, representing 100% ownership.	X
HPT SN Holding, Inc. (New York)	Hospitality Properties Trust owns 10 shares of common stock, representing 100% ownership.
HPT Suite Properties Trust (Maryland)	Hospitality Properties Trust owns 1,000 shares of beneficial interest, representing 100% ownership.	X
HPT TA Properties LLC (Maryland)	HPT TA Properties Trust owns 100% of the membership interest.	X
HPT TA Properties	Hospitality Properties Trust	X

3

Entity and Jurisdiction of Organization	Ownership Structure	Material Subsidiary	Excluded Subsidiary	Foreign Subsidiary
Trust (Maryland)	owns 1,000 shares of beneficial interest, representing 100% ownership.
HPT TRS, Inc. (Delaware)	Hospitality Properties Trust owns 100 shares of common stock, representing 100% ownership.
HPT TRS IHG-2, Inc. (Maryland)	HPT TRS, Inc. owns 100 shares of common stock, representing 100% ownership.
HPT TRS MRP, Inc. (Maryland)	HPT TRS, Inc. owns 1000 shares of common stock, representing 100% ownership.
HPT TRS SPES II, Inc. (Maryland)	HPT TRS, Inc. owns 100 shares of common stock, representing 100% ownership.
HPTCY Properties Trust (Maryland)	Hospitality Properties Trust owns 100 shares of beneficial interest, representing 100% ownership.	X
HPTLA Properties Trust (Maryland)	Hospitality Properties Trust owns 100 common shares of beneficial interest, representing 100% ownership.
HPTMI Hawaii, Inc. (Delaware)	HPTMI Properties Trust owns 100 shares of common stock, representing 100% ownership.
HPTMI Properties Trust (Maryland)	Hospitality Properties Trust owns 100 common shares of beneficial interest, representing 100% ownership.	X
HPTWN Properties Trust (Maryland)	Hospitality Properties Trust owns 100 shares of beneficial interest, representing 100%	X

4

Entity and Jurisdiction of Organization	Ownership Structure	Material Subsidiary	Excluded Subsidiary	Foreign Subsidiary
ownership.
Royal Sonesta, Inc. (Louisiana)	HPT SN Holding, Inc. owns 100 shares of common stock, representing 100% ownership.
Sonesta of Massachusetts, Incorporated (Massachusetts)	HPT SN Holding, Inc. owns 100 shares of common stock, representing 100% ownership.

Part II (Unconsolidated Affiliates)

Affiliates Insurance Company, an Indiana insurance company — 20,000 shares (14.29%).

5

SCHEDULE 6.1(f)

Title to Properties; Liens

Part I- List of Properties

Brand	Address	City	State

Marriott No. 1 (Host)
Courtyard by Marriott	2101 E. Camelback Road	Phoenix	AZ
Courtyard by Marriott	13444 E. Shea Boulevard	Scottsdale	AZ
Courtyard by Marriott	4994 Verdugo Way	Camarillo	CA
Courtyard by Marriott	2000 E. Mariposa Avenue	El Segundo	CA
Courtyard by Marriott	9950 Slater Avenue	Fountain Valley	CA
Courtyard by Marriott	23175 Avenida de la Carlota	Laguna Hills	CA
Courtyard by Marriott	1727 Technology Drive	San Jose	CA
Courtyard by Marriott	1925 W. 190th Street	Torrance	CA
Courtyard by Marriott	48 Geoffrey Drive	Newark (Wilmington)	DE
Courtyard by Marriott	2000 NW Executive Center Court	Boca Raton	FL
Courtyard by Marriott	15700 NW 77th Court	Miami Lakes	FL
Courtyard by Marriott	4600 San Pablo Road	Jacksonville	FL
Courtyard by Marriott	3000 Cumberland Boulevard	Atlanta (Cumberland)	GA
Courtyard by Marriott	1132 Techwood Drive	Atlanta (Midtown)	GA
Courtyard by Marriott	3399 International Boulevard	Hapeville (Atlanta AP 2)	GA
Courtyard by Marriott	3990 Sheraton Drive	Macon	GA
Courtyard by Marriott	6235 McDonough Drive	Norcross (JC Blvd)	GA
Courtyard by Marriott	895 Golden Valley Drive	Bettendorf (Quad City)	IA
Courtyard by Marriott	3700 N. Wilke Road	Arlington Heights	IL
Courtyard by Marriott	10290 N. Meridian Street	Indianapolis	IN
Courtyard by Marriott	275 Independence Way	Danvers	MA
Courtyard by Marriott	35 Foxborough Boulevard	Foxborough	MA
Courtyard by Marriott	300 River Ridge Drive	Norwood	MA
Courtyard by Marriott	200 Technology Center Drive	Stoughton	MA
Courtyard by Marriott	240 Mishawum Road	Woburn	MA
Courtyard by Marriott	30 Industrial Avenue	Lowell	MA
Courtyard by Marriott	10 Fortune Boulevard	Milford	MA
Courtyard by Marriott	8910 Stanford Boulevard	Columbia	MD
Courtyard by Marriott	6301 Golden Triangle Drive	Greenbelt	MD
Courtyard by Marriott	1296 Opdyke Road	Auburn Hills	MI
Courtyard by Marriott	11391 Viking Drive	Eden Prairie	MN
Courtyard by Marriott	7901 N. Tiffany Springs Parkway	Kansas City AP	MO
Courtyard by Marriott	500 E. 105th Street	Kansas City Holmes	MO
Courtyard by Marriott	333 West W.T. Harris Boulevard	Charlotte University	NC
Courtyard by Marriott	4192 Sycamore Dairy Road	Fayetteville	NC
Courtyard by Marriott	2001 Hospitality Court	Morrisville (Raleigh Durham)	NC
Courtyard by Marriott	140 Route 17 South	Mahwah	NJ
Courtyard by Marriott	600 Hope Road	Tinton Falls	NJ

6

Brand	Address	City	State
Courtyard by Marriott	157 Route 10 East	Whippany (Hanover)	NJ
Courtyard by Marriott	17 Westage Drive/Rte 9 & I-84	Fishkill	NY
Courtyard by Marriott	6415 Yorktown Circle	Syracuse	NY
Courtyard by Marriott	450 Cherrington Parkway	Coraopolis (Pitt AP)	PA
Courtyard by Marriott	8900 Bartram Avenue	Philadelphia AP	PA
Courtyard by Marriott	2350 Easton Road Rte. 611	Willow Grove	PA
Courtyard by Marriott	9 Commerce Drive	Middletown	RI
Courtyard by Marriott	110 Mobile Drive	Spartanburg	SC
Courtyard by Marriott	2210 Bams Drive	Chattanooga	TN
Courtyard by Marriott	10325 N. Central Expressway	Dallas	TX
Courtyard by Marriott	1533 Claredon Boulevard	Arlington Rosslyn	VA
Courtyard by Marriott	3935 Centerview Drive	Fairfax (West Dulles)	VA
Courtyard by Marriott	470 McLaws Circle	Williamsburg	VA
Courtyard by Marriott	14615 NE 29th Place	Bellevue	WA
Courtyard by Marriott	16865 W. Bluemound Road	Brookfield (Milwaukee)	WI

Marriott No. 234
Courtyard by Marriott	4300 Colonade Parkway	Birmingham	AL
Residence Inn by Marriott	50 State Farm Parkway	Homewood	AL
Residence Inn by Marriott	3440 N. Country Club Drive	Flagstaff	AZ
Residence Inn by Marriott	6040 N. Scottsdale Road	Scottsdale	AZ
Residence Inn by Marriott	5075 S. Priest Drive	Tempe	AZ
Courtyard by Marriott	920 North 54th Street	Chandler	AZ
TownePlace Suites by Marriott	10740 North 90th Street	Scottsdale	AZ
Courtyard by Marriott	601 South Ash Ave.	Tempe	AZ
Residence Inn by Marriott	9930 Slater Avenue	Fountain Valley	CA
Residence Inn by Marriott	11002 Rancho Carmel Drive	San Diego (Rancho Bernado)	CA
Courtyard by Marriott	5555 Shellmound Street	Emeryville	CA
Residence Inn by Marriott	5322 North Diana Avenue	Fresno	CA
Residence Inn by Marriott	1350 Veterans Boulevard	South San Francisco	CA
Courtyard by Marriott	1300 Veterans Boulevard	South San Francisco	CA
Courtyard by Marriott	2250 Contra Costa Blvd.	Pleasant Hill	CA
Courtyard by Marriott	18090 San Ramon Valley Blvd.	San Ramon/Oakland	CA
Residence Inn by Marriott	5465 Windward Parkway, West	Alpharetta	GA
Residence Inn by Marriott	3443 George Busbee Drive	Kennesaw	GA
TownePlace Suites by Marriott	3300 Northlake Pkwy	Atlanta/Northlake	GA
TownePlace Suites by	6640 Bay Circle	Norcross	GA

7

Brand	Address	City	State
Marriott
Residence Inn by Marriott	1325 North Point Drive	Atlanta/Northpoint Mall	GA
Residence Inn by Marriott	201 East Walton Place	Chicago	IL
Courtyard by Marriott	2175 Marriott Drive	Chicago/W. Dundee	IL
TownePlace Suites by Marriott	2185 Marriott Drive	Chicago/W. Dundee	IL
Residence Inn by Marriott	1440 South White Oak Drive	Chicago/Waukegan	IL
Residence Inn by Marriott	345 St. Joseph Street	New Orleans	LA
Residence Inn by Marriott	25 Connector Road	Westborough	MA
TownePlace Suites by Marriott	238 Andover Street	Danvers	MA
Residence Inn by Marriott	170 Admiral Cochrane Drive	Annapolis	MD
Residence Inn by Marriott	1160 Winterson Road	Baltimore	MD
Residence Inn by Marriott	30120 Civic Center Boulevard	Warren	MI
Courtyard by Marriott	42700 Eleven Mile Road	Detroit/Novi	MI
TownePlace Suites by Marriott	42600 Eleven Mile Road	Detroit/Novi	MI
Marriott Hotels and Resorts	10700 Pear Tree Lane	St. Louis	MO
Residence Inn by Marriott	201 Residence Inn Blvd	Durham	NC
Residence Inn by Marriott	2020 Hospitality Court	Raleigh Airport/Morrissville	NC
Residence Inn by Marriott	2900 Regency Parkway	Raleigh/Cary	NC
Courtyard by Marriott	301 Residence Inn Blvd	Durham	NC
Residence Inn by Marriott	3 Gatehall Drive	Parsippany	NJ
Residence Inn by Marriott	3300 Prospect Avenue, NE	Albuquerque	NM
Residence Inn by Marriott	9845 Gateway Drive	Reno	NV
Courtyard by Marriott	1901 North Rainbow Blvd	Las Vegas West/Summerlin	NV
Residence Inn by Marriott	6420 Yorktown Circle	East Syracuse	NY
Residence Inn by Marriott	435 Metro Place South	Dublin	OH
Courtyard by Marriott	1515 NW Expressway	Oklahoma City	OK
Residence Inn by Marriott	3 Walnut Grove Drive	Horsham (Willow Grove)	PA
Residence Inn by Marriott	2180 Motel Drive	Allentown	PA

8

Brand	Address	City	State
Courtyard by Marriott	2160 Motel Drive	Allentown	PA
Courtyard by Marriott	2415 Mall Dr I-26 and Montague	Charleston/North	SC
Residence Inn by Marriott	206 Ward Circle	Brentwood (Nash Farms)	TN
Marriott Hotels and Resorts	600 Marriott Drive	Nashville	TN
SpringHill Suites by Marriott	1100 Airport Center Drive	Nashville	TN
Residence Inn by Marriott	6950 N. Stemmons Freeway	Dallas Market Center	TX
Residence Inn by Marriott	10333 N. Central Expressway	Dallas North Park	TX
Residence Inn by Marriott	1045 Waterwood Drive	Dallas-Richardson	TX
Courtyard by Marriott	3751 NE Loop 820	Fort Worth (Fossil Creek)	TX
Residence Inn by Marriott	5801 Sandshell Drive	Fort Worth (Fossil Creek)	TX
Courtyard by Marriott	9190 Gulf Freeway	Houston Hobby	TX
Residence Inn by Marriott	425 Bonham Street	San Antonio (Alamo)	TX
Courtyard by Marriott	2191 N. Greenville Avenue	Richardson	TX
Residence Inn by Marriott	1111 Millmont Street	Charlottesville	VA
Residence Inn by Marriott	12815 Fairlakes Parkway	Fairfax	VA
TownePlace Suites by Marriott	14036 Thunderbolt Pl	Fairfax/Chantilly	VA
TownePlace Suites by Marriott	205 Hillwood Avenue	Falls Church	VA
TownePlace Suites by Marriott	200 Cybernetics Way	Yorktown	VA
TownePlace Suites by Marriott	4231 Park Place Court	Glenn Allen	VA
TownePlace Suites by Marriott	5757 Cleveland Street	Virginia Beach	VA
Courtyard by Marriott	3950 Westerre Parkway	Richmond	VA
SpringHill Suites by Marriott	200 SW 19th Street	Renton	WA
TownePlace Suites by Marriott	300 SW 19th Street	Renton	WA
Residence Inn by Marriott	200 Hotel Circle, Northgate Business Pk	Charleston	WV

Marriott No. 5
Marriott Hotels and Resorts	Kalapaki Beach, 3610 Rice Street	Lihue Kauai	HI

InterContinental
Candlewood Suites	600 Corporate Ridge Drive	Birmingham	AL
Candlewood Suites	201 Exchange Place	Huntsville	AL

9

Brand	Address	City	State
Candlewood Suites	11411 N. Black Canyon Hgwy	Phoenix	AZ
Candlewood Suites	1335 W. Baseline Road	Tempe	AZ
Staybridge Suites	21902 Lassen Street	Chatsworth	CA
Staybridge Suites	11855 Avenue of Industry	San Diego	CA
Staybridge Suites	6639 Mira Mesa Blvd	San Diego	CA
Staybridge Suites	1350 Huntington Ave.	San Francisco	CA
Staybridge Suites	1602 Crane Court	San Jose	CA
Staybridge Suites	900 Hamlin Ct.	Sunnyvale	CA
Staybridge Suites	19901 Prairie Ave.	Torrance	CA
Candlewood Suites	12901 Garden Grove Blvd.	Garden Grove	CA
Candlewood Suites	16150 Sand Canyon Avenue	Irvine	CA
Candlewood Suites	3 South Pointe Drive	Lake Forest	CA
Candlewood Suites	2600 S. Red Hill Avenue	Santa Ana	CA
Candlewood Suites	481 El Camino Real	San Jose	CA
Holiday Inn	1915 South Manchester Avenue	Anaheim	CA
Staybridge Suites	1855 S. Manchester Avenue	Anaheim	CA
Crowne Plaza	5985 Century Blvd	Los Angeles	CA
Crowne Plaza	300 N. Harbor Drive	Redondo Beach	CA
Crowne Plaza	17941 VonKarman	Irvine	CA
Crowne Plaza	777 Bellew Drive	San Jose	CA
Staybridge Suites	7820 Park Meadows Drive	Littleton	CO
Candlewood Suites	6780 S. Galena Street	Denver (Tech Center)	CO
Candlewood Suites	895 Tabor Street	Lakewood	CO
Candlewood Suites	1151 East Main Street	Meriden	CT
Staybridge Suites	410 North Pine Island Road	Ft Lauderdale	FL
Staybridge Suites	8751 Suiteside Drive	Orlando	FL
Staybridge Suites	8480 International Drive	Orlando	FL
Candlewood Suites	644 Raymond Avenue	Altamonte Sprgs	FL
Candlewood Suites	13231 49th St. N.	Clearwater	FL
Candlewood Suites	4990 Belfort Road	Jacksonville	FL
Candlewood Suites	8855 NW 27th Street	Miami	FL
Crowne Plaza	950 N.W. Lejeune Rd.	Miami	FL
Staybridge Suites	3980 North Point Parkway	Alpharetta	GA
Staybridge Suites	760 Mt Vernon Highway, N.E.	Atlanta	GA
Staybridge Suites	4601 Ridgeview Road	Atlanta	GA
Candlewood Suites	3665 Shackleford Road	Duluth	GA
Holiday Inn Select	4669 Airport Blvd.	College Park	GA
Crowne Plaza	6345 Powers Ferry Road	Atlanta	GA
Crowne Plaza	1325 Virginia Avenue	Atlanta	GA
Candlewood Suites	7625 Office Plaza Drive N.	Des Moines	IA
Staybridge Suites	901 E. Woodfield Office Court	Schaumburg	IL
Candlewood Suites	2875 Greenspoint Parkway	Hoffman Estates	IL
Candlewood Suites	1100 N. US Highway 45	Libertyville	IL
Candlewood Suites	1200 E. Bank Drive	Schaumburg	IL
Candlewood Suites	4021 N. Mannheim Road	Schiller Park	IL
Candlewood Suites	27 W. 300 Warrenville Road	Warrenville	IL
Candlewood Suites	1151 S. Waukegan Road	Waukegan	IL

10

Brand	Address	City	State
Candlewood Suites	8000 Capitol Drive	Wheeling	IL
Candlewood Suites	11001 Oakmont	Kansas City, Overland Park	KS
Candlewood Suites	3141 N. Webb Road	Wichita Northeast	KS
Candlewood Suites	570 South Julia	Wichita West (airport)	KS
Candlewood Suites	11762 Commonwealth Drive	Louisville (Jeffersontown)	KY
Staybridge Suites	11 Old Concord Road	Boston Burlington	MA
Staybridge Suites	4 Tech Drive	Andover	MA
Candlewood Suites	130 Middlesex Turnpike	Burlington	MA
Candlewood Suites	235 Wood Road	Braintree	MA
Staybridge Suites	8844 Columbia 100 Pkwy	Columbia	MD
Candlewood Suites	1247 Winterson Road	Baltimore/AP (Linthicum)	MD
InterContinental	550 Light Street	Baltimore	MD
Staybridge Suites	2050 Featherstone Road	Auburn Hills	MI
Candlewood Suites	701 Waymarket Way	Ann Arbor	MI
Candlewood Suites	1650 Opdyke Road	Auburn Hills	MI
Candlewood Suites	1 Corporate Drive	Southfield	MI
Candlewood Suites	7010 Convention Blvd	Warren	MI
Candlewood Suites	37555 Hills Tech Drive	Farmington Hills	MI
Candlewood Suites	2550 Troy Center Drive	Troy	MI
Candlewood Suites	351 West 77th Street	Richfield	MN
Staybridge Suites	1855 Craigshire Rd.	St. Louis	MO
Candlewood Suites	3250 Rider Trail S.	Earth City	MO
Staybridge Suites	7924 Forest Pine Drive	Charlotte	NC
Candlewood Suites	8812 University East Drive	Charlotte	NC
Candlewood Suites	5840 Westpark Drive	Charlotte	NC
Candlewood Suites	7623 Thorndike Road	Greensboro	NC
Candlewood Suites	1020 Buck Jones Road	Raleigh	NC
Candlewood Suites	360 South 108th Ave.	Omaha	NE
Staybridge Suites	61 Interpace Pkwy	Parsippany	NJ
Staybridge Suites	4375 U.S. Route 1 South	Princeton	NJ
Staybridge Suites	260 Davidson Ave.	Somerset	NJ
Candlewood Suites	21 Second Street	Jersey City	NJ
Candlewood Suites	4000 Crawford Place	Mt. Laurel	NJ
Candlewood Suites	100 Candlewood Drive	Morris Plains	NJ
Candlewood Suites	41 World’s Fair Drive	Somerset	NJ
Candlewood Suites	3025 Menaui Boulevard	Albuquerque	NM
Candlewood Suites	4034 Paradise Road	Las Vegas	NV
Candlewood Suites	20 Overlook Blvd.	Nanuet	NY
Crowne Plaza	66 Hale Avenue	White Plains	NY
Candlewood Suites	10665 Techwoods Circle	Blue Ash	OH
Candlewood Suites	590 Taylor Road	Gahanna	OH
Candlewood Suites	24741 Country Club Blvd.	North Olmsted	OH
Candlewood Suites	4400 River Park Drive	Oklahoma City	OK
Staybridge Suites	355 South Park Road	Thornhill/Markham	Ontario, Canada
InterContinental	220 Bloor Street West	Toronto	Ontario, Canada
Staybridge Suites	20 Morehall Road	Malvern	PA

11

Brand	Address	City	State
Candlewood Suites	250 Business Center Drive	Willow Grove	PA
Candlewood Suites	100 Chauvet Drive	Pittsburgh	PA
Crowne Plaza	1800 Market St	Philadelphia	PA
InterContinental	5961 Isla Verde Avenue	San Juan	Puerto Rico
Staybridge Suites	3163 Outlet Blvd.	Myrtle Beach	SC
Crowne Plaza	130 Shipyard Dr	Hilton Head Island	SC
Candlewood Suites	5129 Virginia Way	Nashville	TN
Candlewood Suites	10206 Parkside Drive	Knoxville	TN
Staybridge Suites	10201 Stonelake Blvd	Austin	TX
Staybridge Suites	5190 Hidalgo Street	Houston	TX
Staybridge Suites	4320 Spectrum One	San Antonio NW/Colonnade	TX
Candlewood Suites	2221 Brookhollow Plaza Drive	Arlington	TX
Candlewood Suites	4320 Interstate 35 Service S	Austin (South)	TX
Candlewood Suites	9701 Stonelake Boulevard	Austin	TX
Candlewood Suites	13939 Noel Road	Dallas	TX
Candlewood Suites	12525 Greenville Avenue	Dallas	TX
Candlewood Suites	5201 Endicott Avenue	Ft Worth	TX
Candlewood Suites	4900 Loop Central Drive	Houston	TX
Candlewood Suites	10503 Town & Country Way	Houston	TX
Candlewood Suites	2737 Bay Area Blvd	Clear Lake	TX
Candlewood Suites	4033 W. Sam Houston Parkway	Houston	TX
Candlewood Suites	5300 Green Park Drive	Irving	TX
Candlewood Suites	4701 Legacy Drive	Plano	TX
Candlewood Suites	9350 IH 10 West	San Antonio	TX
InterContinental	701 Congress Avenue	Austin	TX
InterContinental	2222 West Loop South	Houston	TX
Crowne Plaza	7800 Alpha Road	Dallas	TX
Crowne Plaza	14703 Park Row	Houston	TX
Staybridge Suites	1201 Executive Circle	Las Colinas	TX
Staybridge Suites	7880 Alpha Road	Dallas	TX
Candlewood Suites	2170 West North Temple	Salt Lake City	UT
Candlewood Suites	6990 S. Park Center Drive	Salt Lake City (Fort Union)	UT
Staybridge Suites	13700 Coppermine Rd.	Herndon	VA
Candlewood Suites	401 Butler Farm Road	Hampton	VA
Staybridge Suites	7301 NE 41st Street	Vancouver	WA

Hyatt Hotels Corporation
Hyatt Place	1413 West Rio Salado Pkwy	Tempe	AZ
Hyatt Place	6885 South Tucson Blvd.	Tucson	AZ
Hyatt Place	503 W Garden of the Gods Pkwy	Colorado Springs	CO
Hyatt Place	5435 Forbes Place	Orlando	FL
Hyatt Place	1899 Sullivan Road	College Park (Atlanta Airport)	GA
Hyatt Place	3530 Venture Parkway	Gwinnett	GA
Hyatt Place	2876 Spring Hill Parkway	Cumberland	GA
Hyatt Place	111 W. Washington Ctr. Road	Fort Wayne	IN
Hyatt Place	5500 Bradbury Ave.	Indianapolis	IN

12

Brand	Address	City	State
Hyatt Place	5001 West 110th Street	Overland Park	KS
Hyatt Place	45400 Park Avenue	Utica	MI
Hyatt Place	7600 North West 97th Terrace	Kansas City	MO
Hyatt Place	4119 South Stream Boulevard	Charlotte	NC
Hyatt Place	8000 Crawford Place	Mt. Laurel	NJ
Hyatt Place	6161 Park Center Circle	Columbus	OH
Hyatt Place	330 East Main St.	Hendersonville	TN
Hyatt Place	7522 North IH-35	Austin	TX
Hyatt Place	5229 Spring Valley Road	Dallas Galleria	TX
Hyatt Place	6030 Gateway Blvd. East	El Paso	TX
Hyatt Place	601 South St. Mary St.	San Antonio Riverwalk	TX
Hyatt Place	4994 Weststone Plaza	Chantilly	VA
Hyatt Place	21481 Ridgetop Circle	Loudoun Tech Center/Sterling	VA

Carlson Hotels Worldwide
Radisson Hotels and Resorts	7475 W. Chandler Blvd.	Chandler	AZ
Radisson Hotels and Resorts	427 N. 44th Street	Phoenix AP	AZ
Country Inn & Suites	5975 Lusk Boulevard	San Diego	CA
Country Inn & Suites	1300 Chesapeake Terrace	Sunnyvale	CA
Country Inn & Suites	1837 Cent Point Circle	Naperville	IL
Park Plaza Hotels and Resorts	4460 W.78th St. Circle	Bloomington	MN
Country Inn & Suites	2550 Freeway Blvd	Brooklyn Center	MN
Radisson Hotels and Resorts	1112 Airport Center Drive	Nashville	TN
Radisson Hotels and Resorts	215 West South Temple	Salt Lake City	UT
Country Inn & Suites	19333 North Creek Parkway	Bothell	WA
Radisson Hotels and Resorts	18118 Pacific Highway South	Seattle	WA

Royal Sonesta
Royal Sonesta Hotel Boston	40 Edwin H. Land Boulevard	Cambridge	MA
Royal Sonesta Hotel New Orleans	300 Bourbon Street	New Orleans	LA

TravelCenters of America No. 1
TravelCenters of America	3501 Buttermilk Road	Cottondale	AL
TravelCenters of America	I-10 & Grand Bay Exit CR 11, Mile Marker #4	Grand Bay	AL
TravelCenters of America	980 West South Blvd.	Montgomery	AL
TravelCenters of America	2949 S. Toltec Road	Eloy	AZ

13

Brand	Address	City	State
TravelCenters of America	946 West Beale Street	Kingman	AZ
TravelCenters of America	1010 North 339th Avenue	Tonopah	AZ
TravelCenters of America	1501 N. Fort Grant Road	Willcox	AZ
TravelCenters of America	408 Highway 149 North, Rural Route #1	Earle	AR
TravelCenters of America	1806 Highway 371 W	Prescott	AR
TravelCenters of America	2930 Lenwood Road	Barstow	CA
TravelCenters of America	27769 Lagoon Drive	Buttonwillow	CA
TravelCenters of America	46155 Dillon Road	Coachella	CA
TravelCenters of America	3524 S. Highway 99 W.	Corning	CA
TravelCenters of America	4325 Guasti Road	Ontario	CA
TravelCenters of America	4265 East Guasti Road	Ontario	CA
TravelCenters of America	19483 Knighton Rd.	Redding	CA
TravelCenters of America	12310 S. Highway 33	Santa Nella	CA
TravelCenters of America	5101 Quebec Street	Commerce City	CO
TravelCenters of America	2200 Ninth Street	Limon	CO
TravelCenters of America	12151 W. 44th Avenue	Wheat Ridge	CO
TravelCenters of America	3 East Industrial Road	Branford	CT
TravelCenters of America	1875 Meriden/Waterbury Rd.	Milldale	CT
TravelCenters of America	327 Ruby Road	Willington	CT
TravelCenters of America	I-10 & US 301, Baldwin-Starke Exit 50, Mile Marker #345	Baldwin	FL
TravelCenters of America	1650 C.R. 210 West	Jacksonville	FL
TravelCenters of America	2112 Highway 71 South	Marianna	FL
TravelCenters of America	11706 Tampa Gateway Blvd.	Seffner	FL
TravelCenters of America	8909 20th Street	Vero Beach	FL
TravelCenters of America	556 St. Rt. 44	Wildwood	FL
TravelCenters of	2995 US Highway 17 South	Brunswick	GA

14

Brand	Address	City	State
America
TravelCenters of America	981 Cassville-White Road	Cartersville	GA
TravelCenters of America	30732 Highway 441 South	Commerce	GA
TravelCenters of America	I-75 & Rt. 36, exit 66, Mile Marker #201	Jackson	GA
TravelCenters of America	6901 Bellville Road	Lake Park	GA
TravelCenters of America	I-20 & US 441, exit 51, Mile Marker #115	Madison	GA
TravelCenters of America	4401 Highway 17	Richmond Hill	GA
TravelCenters of America	4115 Broadway	Boise	ID
TravelCenters of America	505 Truckers Lane, R.R. #7	Bloomington	IL
TravelCenters of America	1702 West Evergreen	Effingham	IL
TravelCenters of America	19 N. 430 Route 20	Hampshire	IL
TravelCenters of America	4510 Broadway	Mt. Vernon	IL
TravelCenters of America	16650 Russell Rd.	Russell	IL
TravelCenters of America	819 Edwardsville Road	Troy	IL
TravelCenters of America	10346 S. State Rd. 39	Clayton	IN
TravelCenters of America	2510 Burr Street	Gary	IN
TravelCenters of America	1201 Ripley Street	Lake Station	IN
TravelCenters of America	1600 West US Hwy 20	Porter	IN
TravelCenters of America	2636 E. Tipton Street	Seymour	IN
TravelCenters of America	5930 E. State Road 334	Whitestown	IN
TravelCenters of America	3210 South 7th Street	Council Bluffs	IA
TravelCenters of America	7777 Burlington Pike	Florence	KY
TravelCenters of America	145 Richwood Road	Walton	KY
TravelCenters of America	1701 N. University Avenue	Lafayette	LA
TravelCenters of America	1682 Gause Blvd.	Slidell	LA
TravelCenters of America	224 Highway 65 South	Tallulah	LA

15

Brand	Address	City	State
TravelCenters of America	5501 O’Donnell St. Cutoff	Baltimore	MD
TravelCenters of America	1400 Elkton Road	Elkton	MD
TravelCenters of America	7401 Assateague Drive	Jessup	MD
TravelCenters of America	200 Baker Road	Dexter	MI
TravelCenters of America	1255 N. Dixie Hwy	Monroe	MI
TravelCenters of America	6364 Dixie Highway	Saginaw	MI
TravelCenters of America	6100 Sawyer Road	Sawyer	MI
TravelCenters of America	13400 Rogers Drive	Rogers	MN
TravelCenters of America	2150 Russell Mt. Gilead Road	Meridian	MS
TravelCenters of America	102 NW 4th Street	Concordia	MO
TravelCenters of America	3265 N. Service Road East	Foristell	MO
TravelCenters of America	854 State Highway 80, R.R. #1	Matthews	MO
TravelCenters of America	100 North Broadway	Oak Grove	MO
TravelCenters of America	8033 W. Holling Rd.	Alda	NE
TravelCenters of America	103 Prospectors Drive	Ogallala	NE
TravelCenters of America	8050 Dean Martin Drive	Las Vegas	NV
TravelCenters of America	6000 E. Frontage Road	Mill City	NV
TravelCenters of America	200 North McCarran Blvd.	Sparks	NV
TravelCenters of America	108 Ocean Drive	Greenland	NH
TravelCenters of America	975 St. Rt. 173	Bloomsbury	NJ
TravelCenters of America	2 Simpson Road	Columbia	NJ
TravelCenters of America	I-295 Exit 18 Berkley Rd.	Paulsboro	NJ
TravelCenters of America	2501 University Blvd. NE	Albuquerque	NM
TravelCenters of America	3404 W. Highway 66	Gallup	NM
TravelCenters of America	202 N. Motel Blvd.	Las Cruces	NM
TravelCenters of	1700 U.S. Route 66 West	Moriarty	NM

16

Brand	Address	City	State
America
TravelCenters of America	I-40 & US 66, 54 & 84, exit 277	Santa Rosa	NM
TravelCenters of America	753 Upper Court St.	Binghamton	NY
TravelCenters of America	8420 Alleghany	Corfu	NY
TravelCenters of America	9616 Commerce Drive	Dansville	NY
TravelCenters of America	40 Riverside Drive	Fultonville	NY
TravelCenters of America	125 Neelytown Road	Montgomery	NY
TravelCenters of America	153 Wiggins Road	Candler	NC
TravelCenters of America	1101 NC Highway 61	Whitsett	NC
TravelCenters of America	715 US 250 East	Ashland	OH
TravelCenters of America	6762 St. Rt. 127	Eaton	OH
TravelCenters of America	10679 Lancaster Rd., S	Hebron	OH
TravelCenters of America	12403 US Rt. 35 NW	Jeffersonville	OH
TravelCenters of America	5551 St. Rt. 193	Kingsville	OH
TravelCenters of America	940 US Rt. 42, NE	London	OH
TravelCenters of America	4450 Portage St., NW	North Canton	OH
TravelCenters of America	3483 Libbey Road	Perrysburg	OH
TravelCenters of America	8834 Lake Road	Seville	OH
TravelCenters of America	5400 Seventy Six Drive	Youngstown	OH
TravelCenters of America	501 South Morgan Road	Oklahoma City	OK
TravelCenters of America	801 South Council Road	Oklahoma City	OK
TravelCenters of America	I-40 & Cemetary Road, exit 26	Sayre	OK
TravelCenters of America	21856 Bents Road, NE	Aurora	OR
TravelCenters of America	790 NW Frontage Road	Troutdale	OR
TravelCenters of America	6 Buckhorn Road	Bloomsburg	PA
TravelCenters of America	245 Allegheny Blvd.	Brookville	PA

17

Brand	Address	City	State
TravelCenters of America	4050 Depot Road	Erie	PA
TravelCenters of America	10835 John Wayne Drive	Greencastle	PA
TravelCenters of America	7848 Linglestown Road	Harrisburg	PA
TravelCenters of America	5644 SR 8	Harrisville	PA
TravelCenters of America	5600 Nittany Valley Drive	Lamar	PA
TravelCenters of America	875 N. Eagle Valley Rd.	Milesburg	PA
TravelCenters of America	1402 E. Main Street	Duncan	SC
TravelCenters of America	3014 Paxville Highway	Manning	SC
TravelCenters of America	13011 Old Hickory Blvd.	Antioch	TN
TravelCenters of America	155 Hwy. 138	Denmark	TN
TravelCenters of America	4400 Peytonsville Road	Franklin	TN
TravelCenters of America	608 Lovell Road	Knoxville	TN
TravelCenters of America	615 Watt Road	Knoxville	TN
TravelCenters of America	111 N. First Street	Nashville	TN
TravelCenters of America	7000 I-40 East Whitaker Road	Amarillo	TX
TravelCenters of America	6800 Thompson Road	Baytown	TX
TravelCenters of America	704 West Interstate 20	Big Spring	TX
TravelCenters of America	7751 Bonnie View Road	Dallas	TX
TravelCenters of America	6420 N. I-35	Denton	TX
TravelCenters of America	802 E. York, Highway 59	Ganado	TX
TravelCenters of America	4817 I-35 North	New Braunfels	TX
TravelCenters of America	2105 S. Goliad Street	Rockwall	TX
TravelCenters of America	6170 I-10 East	San Antonio	TX
TravelCenters of America	I-20 & Hopkins Road, exit 242	Sweetwater	TX
TravelCenters of America	1700 Wilson Road	Terrell	TX
TravelCenters of	1100 North 130 West	Parowan	UT

18

Brand	Address	City	State
America
TravelCenters of America	8836 N. Highway 40	Tooele	UT
TravelCenters of America	100 N. Carter Road	Ashland	VA
TravelCenters of America	10134 Lewiston Rd.	Ashland	VA
TravelCenters of America	2905 Lee Highway	Troutville	VA
TravelCenters of America	1025 Peppers Ferry Rd.	Wytheville	VA
TravelCenters of America	46630 North Bend Way	North Bend	WA
TravelCenters of America	4195 State Rt. 34	Hurricane	WV
TravelCenters of America	RR1 P.O. Box 1521	Valley Grove	WV
TravelCenters of America	5901 Highway 51	DeForest	WI
TravelCenters of America	713 Highway 12	Hudson	WI
TravelCenters of America	4000 I-80 Service Rd.	Burns	WY
TravelCenters of America	I-80, exit 30, East of Evanston	Ft. Bridger	WY
TravelCenters of America	1400 Higley Blvd.	Rawlins	WY

TravelCenters of America No. 2
Petro Stopping Centers	1295 Horizon	El Paso	TX
Petro Stopping Centers	2001 Santa Fe	Weatherford	TX
Petro Stopping Centers	1855 Curtis	Laramie	WY
Petro Stopping Centers	5405 Walden Rd	Beaumont	TX
Petro Stopping Centers	1112 Ackerman Rd.	San Antonio	TX
Petro Stopping Centers	5235 N. Sunland Gin	Eloy	AZ
Petro Stopping Centers	P.O. Box 32245	Amarillo	TX
Petro Stopping Centers	6918 West Burt Kouns	Shreveport	LA
Petro Stopping Centers	2151 South Avenue	Corning	CA
Petro Stopping Centers	2100 S.W. Railroad Ave.	Hammond	LA
Petro Stopping Centers	3900 Petro Road	West Memphis	AR

19

Brand	Address	City	State
Petro Stopping Centers	722 Watt Road	Knoxville	TN
Petro Stopping Centers	P.O. Box 2130	Milan	NM
Petro Stopping Centers	402 Rising Sun Road	Bordentown	NJ
Petro Stopping Centers	970 South Blake Ranch Rd.	Kingman	AZ
Petro Stopping Centers	20 Martin Luther King Blvd.	Oklahoma City	OK
Petro Stopping Centers	26416 West Service Road	Perrysburg	OH
Petro Stopping Centers	3304 Gold Road	Kingdom City	MO
Petro Stopping Centers	22526 Highway 216	McCalla	AL
Petro Stopping Centers	1 Petro Place	Girard	OH
Petro Stopping Centers	1805 W. Fayette Road	Effingham	IL
Petro Stopping Centers	3181 Donald Lee Hollowell Parkway	Atlanta	GA
Petro Stopping Centers	7401 West Highway 318	Reddick	FL
Petro Stopping Centers	3730 Fern Valley Road	Phoenix	OR
Petro Stopping Centers	12906 Deshler Road	North Baltimore	OH
Petro Stopping Centers	3205 Valentine Road	North Little Rock	AR
Petro Stopping Centers	501 Buckhorn Road	Mebane	NC
Petro Stopping Centers	554 W. Glendale Hodgenville Rd.	Glendale	KY
Petro Stopping Centers	6595 N. Hollywood Blvd.	Las Vegas	NV
Petro Stopping Centers	1201 Harrisburg Pike	Carlisle	PA
Petro Stopping Centers	1950 EAST GREG ST.	Sparks	NV
Petro Stopping Centers	10506 West Aero	Spokane	WA
Petro Stopping Centers	114 Jasmin Rd.	Egan	LA
Petro Stopping Centers	1105 E. King Avenue	Kingsland	GA
Petro Stopping Centers	7265 N. Baker Rd.	Fremont	IN
Petro Stopping Centers	162 Luyben Hills Road	Kingston Springs	TN
Petro Stopping	601 E. Vinton Road	Canutillo	TX

20

Brand	Address	City	State
Centers
Petro Stopping Centers	9787 US Route 40 West	New Paris	OH
Petro Stopping Centers	4700 S. Lincoln	York	NE
Petro Stopping Centers	1255 Route 414	Waterloo	NY

Part II - Liens

None.

21

SCHEDULE 6.1(g)

Indebtedness and Guaranties

1.               Indenture, dated as of February 25, 1998, between Hospitality Properties Trust (the “Company”) and State Street Bank and Trust Company. (Unsecured)

2.               Supplemental Indenture No. 6 dated as of July 8, 2002 between the Company and State Street Bank and Trust Company, including form of 6.85% Senior Notes due 2012. (Unsecured) ($100,829,000)

3.               Supplemental Indenture No. 7 dated as of January 24, 2003 between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 6 3/4% Senior Notes due 2013, including form of thereof. (Unsecured) ($287,000,000)

4.               Supplemental Indenture No. 8 dated as of February 15, 2005 between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 5 1/8% Senior Notes due 2015, including form of thereof. (Unsecured) ($280,000,000)

5.               Supplemental Indenture No. 9 dated as of June 15, 2006 between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 6.30% Senior Notes due 2016, including form of thereof. (Unsecured) ($275,000,000)

6.               Supplemental Indenture No. 10, dated as of March 7, 2007, between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 3.80% Convertible Senior Notes due 2027, including form thereof. (Unsecured) ($79,054,000)

7.               Supplemental Indenture No. 11, dated as of March 12, 2007, between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 5.625% Senior Notes due 2017, including form thereof. (Unsecured) ($300,000,000)

8.               Supplemental Indenture No. 12, dated as of September 28, 2007, between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 6.70% Senior Notes due 2018, including form thereof. (Unsecured) ($350,000,000)

9.               Supplemental Indenture No. 13, dated as of August 12, 2009, between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 7.875% Senior Notes due 2014, including form thereof. (Unsecured) ($300,000,000)

10.         Existing Credit Agreement. (Unsecured) ($149,000,000)

11.         Substitution of Guarantor and Indemnitor Agreement dated as of December 31, 2003, by and among Hospitality Properties Trust, Candlewood Hotel Company, Inc. and LaSalle Bank National Association (with respect to an Indemnity and Guaranty Agreement dated as of June 15, 2001 executed by Candlewood Hotel Company, Inc. in favor of Prudential Mortgage Capital Company, LLC).

Amounts stated above represent the unpaid principal balance, or maximum commitment, as of December 31, 2011.

22

SCHEDULE 6.1(h)

Material Contracts

Part I — Material Contracts

•                  Amended and Restated Business Management Agreement, dated as of November 2, 2011, among Reit Management & Research LLC, Hospitality Properties Trust, Barry M. Portnoy, Gerard M. Martin and Adam D. Portnoy.

•                  Amended and Restated Property Management Agreement, dated as of January 13, 2010, between Reit Management & Research LLC and Hospitality Properties Trust.

•                  First Amendment to Amended and Restated Property Management Agreement, dated as of December 16, 2010, between Reit Management & Research LLC and Hospitality Properties Trust.

•                  Master Lease Agreement, dated as of April 30, 1999, among Hospitality Properties Trust, HPTCY Properties Trust and HMH HPT Courtyard LLC.

•                  Transaction Agreement, dated as of January 29, 2007, among Hospitality Properties Trust, TravelCenters of America LLC, HPT TA Properties Trust, HPT TA Properties LLC, HPT TA Merger Sub Inc. and Reit Management & Research LLC.

•                  Lease Agreement, dated as of January 31, 2007, among HPT TA Properties Trust, HPT TA Properties LLC and TA Leasing LLC.

•                  First Amendment to Lease Agreement, dated as of May 12, 2008, among HPT TA Properties Trust, HPT TA Properties LLC and TA Leasing LLC.

•                  Guaranty Agreement, dated as of January 31, 2007, by TravelCenters of America LLC and certain of its subsidiaries, for the benefit of HPT TA Properties Trust and HPT TA Properties LLC.

•                  Lease Agreement, dated as of May 30, 2007, among HPT PSC Properties Trust and HPT PSC Properties LLC, as Landlord, and Petro Stopping Centers, L.P., as Tenant.

•                 First Amendment to Lease Agreement, dated as of March 17, 2008, among HPT PSC Properties Trust, HPT PSC Properties LLC and Petro Stopping Centers, L.P.

•                  Guaranty Agreement, dated as of May 30, 2007, made by TravelCenters of America LLC, as Guarantor, for the benefit of HPT PSC Properties Trust and HPT PSC Properties LLC.

•                  Deferral Agreement, dated as of August 11, 2008, among Hospitality Properties Trust, HPT TA Properties Trust, HPT TA Properties LLC, HPT PSC Properties Trust, HPT PSC Properties LLC, TravelCenters of America LLC, TA Leasing LLC and Petro Stopping Centers, L.P.

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•                  Amendment Agreement, dated as of January 31, 2011, among Hospitality Properties Trust, HPT TA Properties Trust, HPT TA Properties LLC, HPT PSC Properties Trust, HPT PSC Properties LLC, TravelCenters of America LLC, TA Leasing LLC and TA Operating LLC.

•                  Amended and Restated Shareholders Agreement, dated as of December 16, 2009, among Affiliates Insurance Company, Five Star Quality Care, Inc., Hospitality Properties Trust, CommonWealth REIT, Senior Housing Properties Trust, TravelCenters of America LLC, Reit Management & Research LLC and Government Properties Income Trust.

•                  Pooling Agreement, dated as of June 14, 2011, among HPT TRS MRP, Inc., Marriott International, Inc. and certain of its subsidiaries.

•                  Management Agreement, dated as of July 1, 2011, among HPT IHG TRS-1, Inc., HPT IHG TRS-2, Inc., HPT IHG TRS-3, Inc., InterContinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC, and InterContinental Hotels Group (Canada), Inc.

•                  See Schedule 6.1(g).

Part II — Operating Agreements and Ancillary Agreements

MARRIOTT 234 POOL

OPERATING AGREEMENTS

•                  Amended and Restated Management Agreement (Courtyard), effective as of January 1, 2011, between Courtyard Management Corporation and HPT TRS MRP, Inc.

•                  Amended and Restated Management Agreement (Marriott Full Service), effective as of January 1, 2011, between Marriott Hotel Services, Inc. and HPT TRS MRP, Inc.

•                  Amended and Restated Management Agreement (Residence Inn), effective as of January 1, 2011, between Residence Inn By Marriott, LLC and HPT TRS MRP, Inc.

•                 Amended and Restated Management Agreement (SpringHill Suites), effective as of January 1, 2011, between Springhill SMC, LLC and HPT TRS MRP, Inc.

•                  Amended and Restated Management Agreement (TownePlace), effective as of January 1, 2011, between TownePlace Management, LLC and HPT TRS MRP, Inc.

ANCILLARY AGREEMENTS

•                  Exit Hotel Agreement, effective as of January 1, 2011, by and among Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC, HPTMI Properties Trust and HPT TRS MRP, Inc.

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•                  Side Letter to Exit Hotel Agreement, effective as of January 1, 2011, from Marriott International, Inc. to HPTMI Properties Trust.

•                  Guaranty Agreement, effective as of January 1, 2011, by Hospitality Properties Trust for the benefit of Marriott International, Inc., Courtyard Management Corporation, Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, SpringHill SMC, LLC, and TownePlace Management, LLC.

•                  Guaranty, effective as of January 1, 2011, by Marriott International, Inc. for the benefit of HPT TRS MRP, Inc.

•                  Master Funding Agreement, effective as of January 1, 2011, by and among HPTMI Properties Trust, HPT TRS MRP, Inc. and Marriott International, Inc.

•                  Pooling Agreement, effective as of January 1, 2011, by and among Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC and HPT TRS MRP, Inc.

•                  Renovation Agreement, effective as of January 1, 2011, by and among HPTMI Properties Trust, HPT TRS MRP, Inc. and Marriott International Design & Construction Services, Inc.

•                  Security Deposit Agreement, effective as of January 1, 2011, by and among Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC and HPT TRS MRP, Inc.

•                  Side Letter, dated as of June 14, 2011, from Marriott International, Inc. to HPTMI Properties Trust (re: T-234 Accounting True Up).

•                 Side Letter, effective as of January 1, 2011, to HPT TRS MRP, Inc (re: Property Insurance for the T-234 Portfolio Properties).

•                  Amended and Restated Owner Agreement, effective as of January 1, 2011, by and among Marriott International, Inc. and Marriott Hotel Services, Inc, Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, and TownePlace Management Corporation, HPT TRS MRP, Inc. and HPTMI Properties Trust.

•                  Side Letter, effective as of January 1, 2011, from Marriott International, Inc. to HPTMI Properties Trust (re: Service Contracts).

PROPERTY SPECIFIC AGREEMENTS

Chantilly (TownePlace), VA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

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•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Falls Church (TownePlace), VA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Seattle South/Renton (TownePlace), WA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Yorktown (TownePlace), VA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Atlanta/Norcross/Peachtree Corners (TownePlace), GA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Atlanta/Northlake (TownePlace), GA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Virginia Beach (TownePlace), VA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

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•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Richmond/Glen Allen (TownePlace), VA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Boston North Shore/Danvers (TownePlace), MA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Detroit/Novi (TownePlace), MI

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Scottsdale (TownePlace), AZ

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Chicago Elgin/West Dundee (TownePlace), IL

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Houston/Hobby Airport (Courtyard), TX

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

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•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Allentown/Bethlehem/Lehigh Valley Airport (Courtyard), PA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

North Charleston (Courtyard), SC

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Oakland/Emeryville (Courtyard), CA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Tempe (Courtyard), AZ

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Pleasant Hill (Courtyard), CA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Oklahoma City (Courtyard), OK

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

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•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

San Ramon (Courtyard), CA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Richmond/Northwest (Courtyard), VA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Dallas/Richardson (Courtyard), TX

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Las Vegas/Sumerlin (Courtyard), NV

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Phoenix/Chandler (Courtyard), AZ

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

San Francisco Airport/Oyster Point (Courtyard), CA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

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•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Chicago/West Dundee (Courtyard), IL

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Detroit/Novi (Courtyard), MI

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Birmingham/Colonnade (Courtyard), AL

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Fort Worth/Fossil Creek (Courtyard), TX

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Durham/Triangle Park (Courtyard), NC

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Nashville Airport (Marriott Full Service), TN

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

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•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

St. Louis Airport (Marriott Full Service), MO

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Chicago Downtown (Residence Inn), IL

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Dallas/Market Center (Residence Inn), TX

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Albuquerque (Residence Inn), NM

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Dallas/Central Expressway (Residence Inn), TX

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Atlanta/Alpharetta/Windward (Residence Inn), GA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

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•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Philadelphia/Horsham (Residence Inn), PA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Nashville/Brentwood (Residence Inn), TN

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Scottsdale/Paradise Valley (Residence Inn), AZ

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Syracuse/Carrier Circle (Residence Inn), NY

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Tempe (Residence Inn), AZ

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Huntington Beach/Fountain Valley (Residence Inn), CA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

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•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Durham/Triangle Park (Residence Inn), NC

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Annapolis (Residence Inn), MD

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Boston/Westborough (Residence Inn), MA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

San Diego/Rancho Bernardo (Residence Inn), CA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Fresno (Residence Inn), CA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Fort Worth/Fossil Creek (Residence Inn), TX

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

33

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Dallas/Richardson (Residence Inn), TX

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

San Antonio/Alamo Plaza (Residence Inn), TX

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Reno (Residence Inn), NV

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Charlottesville (Residence Inn), VA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Atlanta/Kennesaw (Residence Inn), GA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Fairfax/Fair Lake (Residence Inn), VA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

34

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Chicago/Waukegan (Residence Inn), IL

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Raleigh/Cary (Residence Inn), NC

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

New Orleans (Residence Inn), LA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Baltimore BWI Airport (Residence Inn), MD

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Parsippany (Residence Inn), NJ

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Atlanta/Alpharetta/North Point Mall (Residence Inn), GA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

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•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Charleston (Residence Inn), WV

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

San Francisco Airport/Oyster Point (Residence Inn), CA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Columbus/Dublin (Residence Inn), OH

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Flagstaff (Residence Inn), AZ

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Detroit/Warren (Residence Inn), MI

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Birmingham/Homewood (Residence Inn), AL

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

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•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Allentown/Bethlehem/Route 22 (Residence Inn), PA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Raleigh Durham Airport/Morrisville (Residence Inn), NC

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Nashville Airport (SpringHill), TN

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Seattle South/Renton (SpringHill), WA

•                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

•                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

HOST MARRIOTT COURTYARD POOL

OPERATING AGREEMENTS

•                  Master Lease Agreement, dated as of April 30, 1999, by and among Hospitality Properties Trust, HPTCY Properties Trust and HMH HPT Courtyard LLC.

•                  Amended and Restated Sublease, dated as of April 30, 1999, by and between HMH HPT Courtyard LLC and CCMH Courtyard I LLC.

37

•                  Amendment (HPT), dated as of April 30, 1999, by and among Hospitality Properties Trust, HH HPTCY Properties, LLC, HPTCY Properties Trust, CCMH Courtyard I LLC and Crestline Capital Corporation.

•                  Amendment (Host), dated as of April 30, 1999, by and among Hospitality Properties Trust, HH HPTCY Properties LLC, HPTCY Properties Trust, HMH HPT CBM LLC, CCMH Courtyard I LLC and Crestline Capital Corporation.

ANCILLARY AGREEMENTS

•                  Consent to Sublease and Agreement, dated as of April 30, 1999, by and among Hospitality Properties Trust, HPTCY Properties Trust, HMH HPT Courtyard LLC and CCMH Courtyard I LLC.

•                  Directions Regarding Payments and Treatment of “Owner” Under Management Agreements to Courtyard Management Corporation, dated March 12, 1999.

•                  Directions Regarding Payments and Treatment of “Owner” Under Management Agreements to Courtyard Management Corporation, effective July 6, 2010.

•                  Membership Interest Pledge and Security Agreement, dated as of April 30, 1999, by Host Marriot, L.P. for the benefit of Hospitality Properties Trust and HPTCY Properties Trust.

•                  Membership Interest Pledge and Security Agreement, dated as of April 30, 1999, by Crestline Capital Corporation for the benefit of Hospitality Properties Trust and HPTCY Properties Trust.

•                  Cash Management Agreement, dated as of April 30, 1999, by and among Hospitality Properties Trust, HPTCY Properties Trust, HMH HPT Courtyard LLC and CCMH Courtyard I LLC.

•                  Global Amendment to Security Agreements, dated as of April 30, 1999, by and among HMH HPT Courtyard LLC, Hospitality Properties Trust and HPTCY Properties Trust.

•                  Pledge and Security Agreement - Demand Note, dated as of April 30, 1999, by and among CCMH Courtyard I LLC, Hospitality Properties Trust and HPTCY Properties Trust.

•                  Guaranty Agreement, dated as of May 6, 2003, by Barcelo Corporaction Empresarial, S.A. for the benefit of Hospitality Properties Trust, HH HPTCY Properties LLC and HPTCY Properties Trust.

•                  Letter Agreement, dated September 5, 2008, by and among Hospitality Properties Trust, HPTCY Properties Trust, HMH HPT CBM LLC (successor in interest to HMH HPT Courtyard LLC), CCMH Courtyard I LLC and Courtyard Management Corporation.

38

KAUAI MARRIOTT RESORT AND BEACH CLUB

OPERATING AGREEMENT

•                  Lease Agreement, dated as of January 1, 2008, by and between HPTMI Hawaii, Inc. and Essex House Condominium Corporation.

•                  First Amendment to Lease Agreement, effective as of June 14, 2011, by and between HPTMI Hawaii, Inc. and Essex House Condominium Corporation.

ANCILLARY AGREEMENTS

•                  Guaranty of Tenant’s Obligations, dated as of January 1, 2008, by Marriott Hotel Services, Inc. for the benefit of HPTMI Hawaii, Inc.

•                  Guaranty of Landlord’s Obligations, dated as of January 1, 2008, by Hospitality Properties Trust for the benefit of Essex House Condominium Corporation.

HYATT POOL

OPERATING AGREEMENTS

•                  Management Agreement, dated as of April 1, 2005, by and between HPT TRS SPES II, Inc. and Route 46 Management Associates Corp.

•                  First Amendment to Management Agreement, dated as of June 18, 2008, by and between HPT TRS SPES II, Inc. and Route 46 Management Associates Corp.

•                  Second Amendment to Management Agreement, dated as of December 18, 2008, by and between HPT TRS SPES II, Inc. and Route 46 Management Associates Corp.

•                  ANCILLARY AGREEMENTS

•                  Guaranty Agreement, dated as of April 1, 2005, by Hospitality Properties Trust for the benefit of Route 46 Management Associates Corp.

•                  Guaranty Agreement, dated as of May 1, 2006, by Global Hyatt Corporation for the benefit of HPT TRS SPES II, Inc. and Hospitality Properties Trust.

CARLSON POOL

OPERATING AGREEMENTS

•                  Management Agreement, dated as of April 1, 2005, by and between HPT TRS SPES II, Inc. and LIBOR Management LLC.

•                  First Amendment to Management Agreement, dated as of September 30, 2005, by and between HPT TRS SPES II, Inc. and LIBOR Management LLC.

39

•                  Second Amendment to Management Agreement, dated as of November 1, 2005, by and between HPT TRS SPES II, Inc. and LIBOR Management LLC.

•                  Third Amendment to Management Agreement, dated as of January 12, 2007, by and between HPT TRS SPES II, Inc. and LIBOR Management LLC.

•                  Fourth Amendment to Management Agreement, dated as of February 5, 2008, by and between HPT TRS SPES II, Inc. and LIBOR Management LLC.

ANCILLARY AGREEMENTS

•                  Guaranty Agreement, dated as of April 1, 2005, by Hospitality Properties Trust for the benefit of LIBOR Management LLC.

•                  Guaranty Agreement, dated as of April 1, 2005, by Carlson Hotels Worldwide, Inc., for the benefit of HPT TRS SPES II, Inc. and Hospitality Properties Trust.

IHG POOL

OPERATING AGREEMENTS

•                  Management Agreement, dated as of July 1, 2011, by and among HPT TRS IHG-1, Inc., HPT TRS IHG-2, Inc., and HPT TRS IHG-3, Inc. and InterContinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC and InterContinental Hotels Group (Canada), Inc.

•                  Side Letter to Management Agreement, dated as of July 1, 2011, by InterContinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC and InterContinental Hotels Group (Canada), Inc. to HPT TRS IHG-1, Inc., HPT TRS IHG-2, Inc., and HPT TRS IHG-3, Inc.

•                  Lease Agreement, dated as of February 16, 2005, by and between HPT IHG PR, Inc. and InterContinental Hotels (Puerto Rico) Inc.

•                  First Amendment to Lease Agreement, dated as of December 21, 2006, by and between HPT IHG PR, Inc. and InterContinental Hotels (Puerto Rico) Inc.

•                  Second Amendment to Lease Agreement, dated as of July 1, 2011, by and between HPT IHG PR, Inc. and InterContinental Hotels (Puerto Rico) Inc.

ANCILLARY AGREEMENTS

•                  Guaranty Agreement, dated as of July 1, 2011, by Hospitality Properties Trust for the benefit of InterContinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC, and InterContinental Hotels Group (Canada), Inc.

40

•                  Guaranty Agreement, dated as of July 1, 2011, by InterContinental Hotels Group (Puerto Rico) Inc. for the benefit of HPT TRS IHG-1, Inc., HPT TRS IHG-2, Inc., HPT TRS IHG-3, Inc., HPT IHG PR, Inc. and Hospitality Properties Trust.

•                  Right of First Offer, dated as of July 1, 2011, by and between HPT IHG-3 Properties Trust and InterContinental Hotels Group Resources, Inc.

•                  Deposit Agreement, dated as of July 1, 2011 by and among HPT TRS IHG-1, Inc., HPT TRS IHG-2, Inc., HPT TRS IHG-3, Inc. and HPT IHG PR, Inc., InterContinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC, InterContinental Hotels Group (Canada), Inc. and InterContinental Hotels (Puerto Rico), Inc.

ROYAL SONESTA

OPERATING AGREEMENTS

Royal Sonesta Hotel Boston

•                  Management Agreement, dated January 31, 2012, between Sonesta Acquisition Corp. (now known as Sonesta International Hotels Corporation) and Cambridge TRS, Inc.

•                  Lease Agreement, dated January 31, 2012, between HPT Cambridge LLC and Cambridge TRS, Inc.

Royal Sonesta Hotel New Orleans

•                  Management Agreement, dated January 31, 2012, between Sonesta International Hotels Corporation and Royal Sonesta, Inc.

•                  Lease Agreement, dated December 12, 1967, between Chateau Louisiane, Inc. and The Royal Orleans, Inc. (Royal Sonesta, Inc.’s predecessor), as amended from time to time.

TRAVELCENTERS OF AMERICA

OPERATING AGREEMENTS

•                  Lease Agreement, dated as of January 31, 2007, by and among HPT TA Properties Trust, HPT TA Properties LLC and TA Leasing LLC.

•                  First Amendment to Lease Agreement, dated as of May 12, 2008, by and among HPT TA Properties Trust, HPT TA Properties LLC and TA Leasing LLC.

•                  Lease Agreement, dated as of May 30, 2007, by and among HPT PSC Properties Trust, HPT PSC Properties LLC and Petro Stopping Centers, L.P.

•                  First Amendment to Lease Agreement, dated as of March 17, 2008, by and among HPT PSC Properties Trust, HPT PSC Properties LLC and Petro Stopping Centers, L.P.

41

•                  Deferral Agreement, dated as of August 11, 2008, by and among Hospitality Properties Trust, HPT TA Properties Trust, HPT TA Properties LLC, HPT PSC Properties Trust, HPT PSC Properties LLC, TravelCenters of America LLC, TA Leasing LLC and Petro Stopping Centers, L.P.

•                  Amendment Agreement, dated as of January 31, 2011, among Hospitality Properties Trust, HPT TA Properties Trust, HPT TA Properties LLC, HPT PSC Properties Trust, HPT PSC Properties LLC, TravelCenters of America LLC, TA Leasing LLC and TA Operating LLC (as successor to Petro Stopping Centers, L.P.).

ANCILLARY AGREEMENTS

•                  Guaranty Agreement, dated as of January 31, 2007, by TravelCenters of America LLC, TravelCenters of America Holding Company LLC, TA Operating LLC and TA Franchise Systems LLC for the benefit of HPT TA Properties Trust and HPT TA Properties LLC.

•                  Guaranty Agreement, dated as of May 30, 2007, by TravelCenters of America LLC for the benefit of HPT PSC Properties Trust and HPT PSC Properties LLC.

[Certain of the foregoing may not constitute Operating Agreements and Ancillary Agreements as defined by the Term Loan Agreement but are provided for informational purposes.]

42

SCHEDULE 6.1(i)

Litigation

None.

43

SCHEDULE 6.1(s)

Affiliate Transactions

None.

44

SCHEDULE 6.1(z)

List of Unencumbered Assets

Brand	Address	City	State

Marriott No. 1 (Host)
Courtyard by Marriott	2101 E. Camelback Road	Phoenix	AZ
Courtyard by Marriott	13444 E. Shea Boulevard	Scottsdale	AZ
Courtyard by Marriott	4994 Verdugo Way	Camarillo	CA
Courtyard by Marriott	2000 E. Mariposa Avenue	El Segundo	CA
Courtyard by Marriott	9950 Slater Avenue	Fountain Valley	CA
Courtyard by Marriott	23175 Avenida de la Carlota	Laguna Hills	CA
Courtyard by Marriott	1727 Technology Drive	San Jose	CA
Courtyard by Marriott	1925 W. 190th Street	Torrance	CA
Courtyard by Marriott	48 Geoffrey Drive	Newark (Wilmington)	DE
Courtyard by Marriott	2000 NW Executive Center Court	Boca Raton	FL
Courtyard by Marriott	15700 NW 77th Court	Miami Lakes	FL
Courtyard by Marriott	4600 San Pablo Road	Jacksonville	FL
Courtyard by Marriott	3000 Cumberland Boulevard	Atlanta (Cumberland)	GA
Courtyard by Marriott	1132 Techwood Drive	Atlanta (Midtown)	GA
Courtyard by Marriott	3399 International Boulevard	Hapeville (Atlanta AP 2)	GA
Courtyard by Marriott	3990 Sheraton Drive	Macon	GA
Courtyard by Marriott	6235 McDonough Drive	Norcross (JC Blvd)	GA
Courtyard by Marriott	895 Golden Valley Drive	Bettendorf (Quad City)	IA
Courtyard by Marriott	3700 N. Wilke Road	Arlington Heights	IL
Courtyard by Marriott	10290 N. Meridian Street	Indianapolis	IN
Courtyard by Marriott	275 Independence Way	Danvers	MA
Courtyard by Marriott	35 Foxborough Boulevard	Foxborough	MA
Courtyard by Marriott	300 River Ridge Drive	Norwood	MA
Courtyard by Marriott	200 Technology Center Drive	Stoughton	MA
Courtyard by Marriott	240 Mishawum Road	Woburn	MA
Courtyard by Marriott	30 Industrial Avenue	Lowell	MA
Courtyard by Marriott	10 Fortune Boulevard	Milford	MA
Courtyard by Marriott	8910 Stanford Boulevard	Columbia	MD
Courtyard by Marriott	6301 Golden Triangle Drive	Greenbelt	MD
Courtyard by Marriott	1296 Opdyke Road	Auburn Hills	MI
Courtyard by Marriott	11391 Viking Drive	Eden Prairie	MN
Courtyard by Marriott	7901 N. Tiffany Springs Parkway	Kansas City AP	MO
Courtyard by Marriott	500 E. 105th Street	Kansas City Holmes	MO
Courtyard by Marriott	333 West W.T. Harris Boulevard	Charlotte University	NC
Courtyard by Marriott	4192 Sycamore Dairy Road	Fayetteville	NC
Courtyard by Marriott	2001 Hospitality Court	Morrisville (Raleigh Durham)	NC
Courtyard by Marriott	140 Route 17 South	Mahwah	NJ
Courtyard by Marriott	600 Hope Road	Tinton Falls	NJ

45

Brand	Address	City	State
Courtyard by Marriott	157 Route 10 East	Whippany (Hanover)	NJ
Courtyard by Marriott	17 Westage Drive/Rte 9 & I-84	Fishkill	NY
Courtyard by Marriott	6415 Yorktown Circle	Syracuse	NY
Courtyard by Marriott	450 Cherrington Parkway	Coraopolis (Pitt AP)	PA
Courtyard by Marriott	8900 Bartram Avenue	Philadelphia AP	PA
Courtyard by Marriott	2350 Easton Road Rte. 611	Willow Grove	PA
Courtyard by Marriott	9 Commerce Drive	Middletown	RI
Courtyard by Marriott	110 Mobile Drive	Spartanburg	SC
Courtyard by Marriott	2210 Bams Drive	Chattanooga	TN
Courtyard by Marriott	10325 N. Central Expressway	Dallas	TX
Courtyard by Marriott	1533 Claredon Boulevard	Arlington Rosslyn	VA
Courtyard by Marriott	3935 Centerview Drive	Fairfax (West Dulles)	VA
Courtyard by Marriott	470 McLaws Circle	Williamsburg	VA
Courtyard by Marriott	14615 NE 29th Place	Bellevue	WA
Courtyard by Marriott	16865 W. Bluemound Road	Brookfield (Milwaukee)	WI

Marriott No. 234
Courtyard by Marriott	4300 Colonade Parkway	Birmingham	AL
Residence Inn by Marriott	50 State Farm Parkway	Homewood	AL
Residence Inn by Marriott	3440 N. Country Club Drive	Flagstaff	AZ
Residence Inn by Marriott	6040 N. Scottsdale Road	Scottsdale	AZ
Residence Inn by Marriott	5075 S. Priest Drive	Tempe	AZ
Courtyard by Marriott	920 North 54th Street	Chandler	AZ
TownePlace Suites by Marriott	10740 North 90th Street	Scottsdale	AZ
Courtyard by Marriott	601 South Ash Ave.	Tempe	AZ
Residence Inn by Marriott	9930 Slater Avenue	Fountain Valley	CA
Residence Inn by Marriott	11002 Rancho Carmel Drive	San Diego (Rancho Bernado)	CA
Courtyard by Marriott	5555 Shellmound Street	Emeryville	CA
Residence Inn by Marriott	5322 North Diana Avenue	Fresno	CA
Residence Inn by Marriott	1350 Veterans Boulevard	South San Francisco	CA
Courtyard by Marriott	1300 Veterans Boulevard	South San Francisco	CA
Courtyard by Marriott	2250 Contra Costa Blvd.	Pleasant Hill	CA
Courtyard by Marriott	18090 San Ramon Valley Blvd.	San Ramon/Oakland	CA
Residence Inn by Marriott	5465 Windward Parkway, West	Alpharetta	GA
Residence Inn by Marriott	3443 George Busbee Drive	Kennesaw	GA
TownePlace Suites by Marriott	3300 Northlake Pkwy	Atlanta/Northlake	GA

46

Brand	Address	City	State
TownePlace Suites by Marriott	6640 Bay Circle	Norcross	GA
Residence Inn by Marriott	1325 North Point Drive	Atlanta/Northpoint Mall	GA
Residence Inn by Marriott	201 East Walton Place	Chicago	IL
Courtyard by Marriott	2175 Marriott Drive	Chicago/W. Dundee	IL
TownePlace Suites by Marriott	2185 Marriott Drive	Chicago/W. Dundee	IL
Residence Inn by Marriott	1440 South White Oak Drive	Chicago/Waukegan	IL
Residence Inn by Marriott	345 St. Joseph Street	New Orleans	LA
Residence Inn by Marriott	25 Connector Road	Westborough	MA
TownePlace Suites by Marriott	238 Andover Street	Danvers	MA
Residence Inn by Marriott	170 Admiral Cochrane Drive	Annapolis	MD
Residence Inn by Marriott	1160 Winterson Road	Baltimore	MD
Residence Inn by Marriott	30120 Civic Center Boulevard	Warren	MI
Courtyard by Marriott	42700 Eleven Mile Road	Detroit/Novi	MI
TownePlace Suites by Marriott	42600 Eleven Mile Road	Detroit/Novi	MI
Marriott Hotels and Resorts	10700 Pear Tree Lane	St. Louis	MO
Residence Inn by Marriott	201 Residence Inn Blvd	Durham	NC
Residence Inn by Marriott	2020 Hospitality Court	Raleigh Airport/Morrissville	NC
Residence Inn by Marriott	2900 Regency Parkway	Raleigh/Cary	NC
Courtyard by Marriott	301 Residence Inn Blvd	Durham	NC
Residence Inn by Marriott	3 Gatehall Drive	Parsippany	NJ
Residence Inn by Marriott	3300 Prospect Avenue, NE	Albuquerque	NM
Residence Inn by Marriott	9845 Gateway Drive	Reno	NV
Courtyard by Marriott	1901 North Rainbow Blvd	Las Vegas West/Summerlin	NV
Residence Inn by Marriott	6420 Yorktown Circle	East Syracuse	NY
Residence Inn by Marriott	435 Metro Place South	Dublin	OH
Courtyard by Marriott	1515 NW Expressway	Oklahoma City	OK
Residence Inn by Marriott	3 Walnut Grove Drive	Horsham (Willow Grove)	PA
Residence Inn by	2180 Motel Drive	Allentown	PA

47

Brand	Address	City	State
Marriott
Courtyard by Marriott	2160 Motel Drive	Allentown	PA
Courtyard by Marriott	2415 Mall Dr I-26 and Montague	Charleston/North	SC
Residence Inn by Marriott	206 Ward Circle	Brentwood (Nash Farms)	TN
Marriott Hotels and Resorts	600 Marriott Drive	Nashville	TN
SpringHill Suites by Marriott	1100 Airport Center Drive	Nashville	TN
Residence Inn by Marriott	6950 N. Stemmons Freeway	Dallas Market Center	TX
Residence Inn by Marriott	10333 N. Central Expressway	Dallas North Park	TX
Residence Inn by Marriott	1045 Waterwood Drive	Dallas-Richardson	TX
Courtyard by Marriott	3751 NE Loop 820	Fort Worth (Fossil Creek)	TX
Residence Inn by Marriott	5801 Sandshell Drive	Fort Worth (Fossil Creek)	TX
Courtyard by Marriott	9190 Gulf Freeway	Houston Hobby	TX
Residence Inn by Marriott	425 Bonham Street	San Antonio (Alamo)	TX
Courtyard by Marriott	2191 N. Greenville Avenue	Richardson	TX
Residence Inn by Marriott	1111 Millmont Street	Charlottesville	VA
Residence Inn by Marriott	12815 Fairlakes Parkway	Fairfax	VA
TownePlace Suites by Marriott	14036 Thunderbolt Pl	Fairfax/Chantilly	VA
TownePlace Suites by Marriott	205 Hillwood Avenue	Falls Church	VA
TownePlace Suites by Marriott	200 Cybernetics Way	Yorktown	VA
TownePlace Suites by Marriott	4231 Park Place Court	Glenn Allen	VA
TownePlace Suites by Marriott	5757 Cleveland Street	Virginia Beach	VA
Courtyard by Marriott	3950 Westerre Parkway	Richmond	VA
SpringHill Suites by Marriott	200 SW 19th Street	Renton	WA
TownePlace Suites by Marriott	300 SW 19th Street	Renton	WA
Residence Inn by Marriott	200 Hotel Circle, Northgate Business Pk	Charleston	WV

Marriott No. 5
Marriott Hotels and Resorts	Kalapaki Beach, 3610 Rice Street	Lihue Kauai	HI

InterContinental

48

Brand	Address	City	State
Candlewood Suites	600 Corporate Ridge Drive	Birmingham	AL
Candlewood Suites	201 Exchange Place	Huntsville	AL
Candlewood Suites	11411 N. Black Canyon Hgwy	Phoenix	AZ
Candlewood Suites	1335 W. Baseline Road	Tempe	AZ
Staybridge Suites	21902 Lassen Street	Chatsworth	CA
Staybridge Suites	11855 Avenue of Industry	San Diego	CA
Staybridge Suites	6639 Mira Mesa Blvd	San Diego	CA
Staybridge Suites	1350 Huntington Ave.	San Francisco	CA
Staybridge Suites	1602 Crane Court	San Jose	CA
Staybridge Suites	900 Hamlin Ct.	Sunnyvale	CA
Staybridge Suites	19901 Prairie Ave.	Torrance	CA
Candlewood Suites	12901 Garden Grove Blvd.	Garden Grove	CA
Candlewood Suites	16150 Sand Canyon Avenue	Irvine	CA
Candlewood Suites	3 South Pointe Drive	Lake Forest	CA
Candlewood Suites	2600 S. Red Hill Avenue	Santa Ana	CA
Candlewood Suites	481 El Camino Real	San Jose	CA
Holiday Inn	1915 South Manchester Avenue	Anaheim	CA
Staybridge Suites	1855 S. Manchester Avenue	Anaheim	CA
Crowne Plaza	5985 Century Blvd	Los Angeles	CA
Crowne Plaza	300 N. Harbor Drive	Redondo Beach	CA
Crowne Plaza	17941 VonKarman	Irvine	CA
Crowne Plaza	777 Bellew Drive	San Jose	CA
Staybridge Suites	7820 Park Meadows Drive	Littleton	CO
Candlewood Suites	6780 S. Galena Street	Denver (Tech Center)	CO
Candlewood Suites	895 Tabor Street	Lakewood	CO
Candlewood Suites	1151 East Main Street	Meriden	CT
Staybridge Suites	410 North Pine Island Road	Ft Lauderdale	FL
Staybridge Suites	8751 Suiteside Drive	Orlando	FL
Staybridge Suites	8480 International Drive	Orlando	FL
Candlewood Suites	644 Raymond Avenue	Altamonte Sprgs	FL
Candlewood Suites	13231 49th St. N.	Clearwater	FL
Candlewood Suites	4990 Belfort Road	Jacksonville	FL
Candlewood Suites	8855 NW 27th Street	Miami	FL
Crowne Plaza	950 N.W. Lejeune Rd.	Miami	FL
Staybridge Suites	3980 North Point Parkway	Alpharetta	GA
Staybridge Suites	760 Mt Vernon Highway, N.E.	Atlanta	GA
Staybridge Suites	4601 Ridgeview Road	Atlanta	GA
Candlewood Suites	3665 Shackleford Road	Duluth	GA
Holiday Inn Select	4669 Airport Blvd.	College Park	GA
Crowne Plaza	6345 Powers Ferry Road	Atlanta	GA
Crowne Plaza	1325 Virginia Avenue	Atlanta	GA
Candlewood Suites	7625 Office Plaza Drive N.	Des Moines	IA
Staybridge Suites	901 E. Woodfield Office Court	Schaumburg	IL
Candlewood Suites	2875 Greenspoint Parkway	Hoffman Estates	IL
Candlewood Suites	1100 N. US Highway 45	Libertyville	IL
Candlewood Suites	1200 E. Bank Drive	Schaumburg	IL
Candlewood Suites	4021 N. Mannheim Road	Schiller Park	IL

49

Brand	Address	City	State
Candlewood Suites	27 W. 300 Warrenville Road	Warrenville	IL
Candlewood Suites	1151 S. Waukegan Road	Waukegan	IL
Candlewood Suites	8000 Capitol Drive	Wheeling	IL
Candlewood Suites	11001 Oakmont	Kansas City, Overland Park	KS
Candlewood Suites	3141 N. Webb Road	Wichita Northeast	KS
Candlewood Suites	570 South Julia	Wichita West (airport)	KS
Candlewood Suites	11762 Commonwealth Drive	Louisville (Jeffersontown)	KY
Staybridge Suites	11 Old Concord Road	Boston Burlington	MA
Staybridge Suites	4 Tech Drive	Andover	MA
Candlewood Suites	130 Middlesex Turnpike	Burlington	MA
Candlewood Suites	235 Wood Road	Braintree	MA
Staybridge Suites	8844 Columbia 100 Pkwy	Columbia	MD
Candlewood Suites	1247 Winterson Road	Baltimore/AP (Linthicum)	MD
InterContinental	550 Light Street	Baltimore	MD
Staybridge Suites	2050 Featherstone Road	Auburn Hills	MI
Candlewood Suites	701 Waymarket Way	Ann Arbor	MI
Candlewood Suites	1650 Opdyke Road	Auburn Hills	MI
Candlewood Suites	1 Corporate Drive	Southfield	MI
Candlewood Suites	7010 Convention Blvd	Warren	MI
Candlewood Suites	37555 Hills Tech Drive	Farmington Hills	MI
Candlewood Suites	2550 Troy Center Drive	Troy	MI
Candlewood Suites	351 West 77th Street	Richfield	MN
Staybridge Suites	1855 Craigshire Rd.	St. Louis	MO
Candlewood Suites	3250 Rider Trail S.	Earth City	MO
Staybridge Suites	7924 Forest Pine Drive	Charlotte	NC
Candlewood Suites	8812 University East Drive	Charlotte	NC
Candlewood Suites	5840 Westpark Drive	Charlotte	NC
Candlewood Suites	7623 Thorndike Road	Greensboro	NC
Candlewood Suites	1020 Buck Jones Road	Raleigh	NC
Candlewood Suites	360 South 108th Ave.	Omaha	NE
Staybridge Suites	61 Interpace Pkwy	Parsippany	NJ
Staybridge Suites	4375 U.S. Route 1 South	Princeton	NJ
Staybridge Suites	260 Davidson Ave.	Somerset	NJ
Candlewood Suites	21 Second Street	Jersey City	NJ
Candlewood Suites	4000 Crawford Place	Mt. Laurel	NJ
Candlewood Suites	100 Candlewood Drive	Morris Plains	NJ
Candlewood Suites	41 World’s Fair Drive	Somerset	NJ
Candlewood Suites	3025 Menaui Boulevard	Albuquerque	NM
Candlewood Suites	4034 Paradise Road	Las Vegas	NV
Candlewood Suites	20 Overlook Blvd.	Nanuet	NY
Crowne Plaza	66 Hale Avenue	White Plains	NY
Candlewood Suites	10665 Techwoods Circle	Blue Ash	OH
Candlewood Suites	590 Taylor Road	Gahanna	OH
Candlewood Suites	24741 Country Club Blvd.	North Olmsted	OH
Candlewood Suites	4400 River Park Drive	Oklahoma City	OK

50

Brand	Address	City	State
Staybridge Suites	355 South Park Road	Thornhill/Markham	Ontario, Canada
InterContinental	220 Bloor Street West	Toronto	Ontario, Canada
Staybridge Suites	20 Morehall Road	Malvern	PA
Candlewood Suites	250 Business Center Drive	Willow Grove	PA
Candlewood Suites	100 Chauvet Drive	Pittsburgh	PA
Crowne Plaza	1800 Market St	Philadelphia	PA
InterContinental	5961 Isla Verde Avenue	San Juan	Puerto Rico
Staybridge Suites	3163 Outlet Blvd.	Myrtle Beach	SC
Crowne Plaza	130 Shipyard Dr	Hilton Head Island	SC
Candlewood Suites	5129 Virginia Way	Nashville	TN
Candlewood Suites	10206 Parkside Drive	Knoxville	TN
Staybridge Suites	10201 Stonelake Blvd	Austin	TX
Staybridge Suites	5190 Hidalgo Street	Houston	TX
Staybridge Suites	4320 Spectrum One	San Antonio NW/Colonnade	TX
Candlewood Suites	2221 Brookhollow Plaza Drive	Arlington	TX
Candlewood Suites	4320 Interstate 35 Service S	Austin (South)	TX
Candlewood Suites	9701 Stonelake Boulevard	Austin	TX
Candlewood Suites	13939 Noel Road	Dallas	TX
Candlewood Suites	12525 Greenville Avenue	Dallas	TX
Candlewood Suites	5201 Endicott Avenue	Ft Worth	TX
Candlewood Suites	4900 Loop Central Drive	Houston	TX
Candlewood Suites	10503 Town & Country Way	Houston	TX
Candlewood Suites	2737 Bay Area Blvd	Clear Lake	TX
Candlewood Suites	4033 W. Sam Houston Parkway	Houston	TX
Candlewood Suites	5300 Green Park Drive	Irving	TX
Candlewood Suites	4701 Legacy Drive	Plano	TX
Candlewood Suites	9350 IH 10 West	San Antonio	TX
InterContinental	701 Congress Avenue	Austin	TX
InterContinental	2222 West Loop South	Houston	TX
Crowne Plaza	7800 Alpha Road	Dallas	TX
Crowne Plaza	14703 Park Row	Houston	TX
Staybridge Suites	1201 Executive Circle	Las Colinas	TX
Staybridge Suites	7880 Alpha Road	Dallas	TX
Candlewood Suites	2170 West North Temple	Salt Lake City	UT
Candlewood Suites	6990 S. Park Center Drive	Salt Lake City (Fort Union)	UT
Staybridge Suites	13700 Coppermine Rd.	Herndon	VA
Candlewood Suites	401 Butler Farm Road	Hampton	VA
Staybridge Suites	7301 NE 41st Street	Vancouver	WA

Hyatt Hotels Corporation
Hyatt Place	1413 West Rio Salado Pkwy	Tempe	AZ
Hyatt Place	6885 South Tucson Blvd.	Tucson	AZ

51

Brand	Address	City	State
Hyatt Place	503 W Garden of the Gods Pkwy	Colorado Springs	CO
Hyatt Place	5435 Forbes Place	Orlando	FL
Hyatt Place	1899 Sullivan Road	College Park (Atlanta Airport)	GA
Hyatt Place	3530 Venture Parkway	Gwinnett	GA
Hyatt Place	2876 Spring Hill Parkway	Cumberland	GA
Hyatt Place	111 W. Washington Ctr. Road	Fort Wayne	IN
Hyatt Place	5500 Bradbury Ave.	Indianapolis	IN
Hyatt Place	5001 West 110th Street	Overland Park	KS
Hyatt Place	45400 Park Avenue	Utica	MI
Hyatt Place	7600 North West 97th Terrace	Kansas City	MO
Hyatt Place	4119 South Stream Boulevard	Charlotte	NC
Hyatt Place	8000 Crawford Place	Mt. Laurel	NJ
Hyatt Place	6161 Park Center Circle	Columbus	OH
Hyatt Place	330 East Main St.	Hendersonville	TN
Hyatt Place	7522 North IH-35	Austin	TX
Hyatt Place	5229 Spring Valley Road	Dallas Galleria	TX
Hyatt Place	6030 Gateway Blvd. East	El Paso	TX
Hyatt Place	601 South St. Mary St.	San Antonio Riverwalk	TX
Hyatt Place	4994 Weststone Plaza	Chantilly	VA
Hyatt Place	21481 Ridgetop Circle	Loudoun Tech Center/Sterling	VA

Carlson Hotels Worldwide
Radisson Hotels and Resorts	7475 W. Chandler Blvd.	Chandler	AZ
Radisson Hotels and Resorts	427 N. 44th Street	Phoenix AP	AZ
Country Inn & Suites	5975 Lusk Boulevard	San Diego	CA
Country Inn & Suites	1300 Chesapeake Terrace	Sunnyvale	CA
Country Inn & Suites	1837 Cent Point Circle	Naperville	IL
Park Plaza Hotels and Resorts	4460 W.78th St. Circle	Bloomington	MN
Country Inn & Suites	2550 Freeway Blvd	Brooklyn Center	MN
Radisson Hotels and Resorts	1112 Airport Center Drive	Nashville	TN
Radisson Hotels and Resorts	215 West South Temple	Salt Lake City	UT
Country Inn & Suites	19333 North Creek Parkway	Bothell	WA
Radisson Hotels and Resorts	18118 Pacific Highway South	Seattle	WA

Royal Sonesta
Royal Sonesta Hotel Boston	40 Edwin H. Land Boulevard	Cambridge	MA
Royal Sonesta Hotel New Orleans	300 Bourbon Street	New Orleans	LA

52

Brand	Address	City	State

TravelCenters of America No. 1
TravelCenters of America	3501 Buttermilk Road	Cottondale	AL
TravelCenters of America	I-10 & Grand Bay Exit CR 11, Mile Marker #4	Grand Bay	AL
TravelCenters of America	980 West South Blvd.	Montgomery	AL
TravelCenters of America	2949 S. Toltec Road	Eloy	AZ
TravelCenters of America	946 West Beale Street	Kingman	AZ
TravelCenters of America	1010 North 339th Avenue	Tonopah	AZ
TravelCenters of America	1501 N. Fort Grant Road	Willcox	AZ
TravelCenters of America	408 Highway 149 North, Rural Route #1	Earle	AR
TravelCenters of America	1806 Highway 371 W	Prescott	AR
TravelCenters of America	2930 Lenwood Road	Barstow	CA
TravelCenters of America	27769 Lagoon Drive	Buttonwillow	CA
TravelCenters of America	46155 Dillon Road	Coachella	CA
TravelCenters of America	3524 S. Highway 99 W.	Corning	CA
TravelCenters of America	4325 Guasti Road	Ontario	CA
TravelCenters of America	4265 East Guasti Road	Ontario	CA
TravelCenters of America	19483 Knighton Rd.	Redding	CA
TravelCenters of America	12310 S. Highway 33	Santa Nella	CA
TravelCenters of America	5101 Quebec Street	Commerce City	CO
TravelCenters of America	2200 Ninth Street	Limon	CO
TravelCenters of America	12151 W. 44th Avenue	Wheat Ridge	CO
TravelCenters of America	3 East Industrial Road	Branford	CT
TravelCenters of America	1875 Meriden/Waterbury Rd.	Milldale	CT
TravelCenters of America	327 Ruby Road	Willington	CT
TravelCenters of America	I-10 & US 301, Baldwin-Starke Exit 50, Mile Marker #345	Baldwin	FL
TravelCenters of America	1650 C.R. 210 West	Jacksonville	FL

53

Brand	Address	City	State
TravelCenters of America	2112 Highway 71 South	Marianna	FL
TravelCenters of America	11706 Tampa Gateway Blvd.	Seffner	FL
TravelCenters of America	8909 20th Street	Vero Beach	FL
TravelCenters of America	556 St. Rt. 44	Wildwood	FL
TravelCenters of America	2995 US Highway 17 South	Brunswick	GA
TravelCenters of America	981 Cassville-White Road	Cartersville	GA
TravelCenters of America	30732 Highway 441 South	Commerce	GA
TravelCenters of America	I-75 & Rt. 36, exit 66, Mile Marker #201	Jackson	GA
TravelCenters of America	6901 Bellville Road	Lake Park	GA
TravelCenters of America	I-20 & US 441, exit 51, Mile Marker #115	Madison	GA
TravelCenters of America	4401 Highway 17	Richmond Hill	GA
TravelCenters of America	4115 Broadway	Boise	ID
TravelCenters of America	505 Truckers Lane, R.R. #7	Bloomington	IL
TravelCenters of America	1702 West Evergreen	Effingham	IL
TravelCenters of America	19 N. 430 Route 20	Hampshire	IL
TravelCenters of America	4510 Broadway	Mt. Vernon	IL
TravelCenters of America	16650 Russell Rd.	Russell	IL
TravelCenters of America	819 Edwardsville Road	Troy	IL
TravelCenters of America	10346 S. State Rd. 39	Clayton	IN
TravelCenters of America	2510 Burr Street	Gary	IN
TravelCenters of America	1201 Ripley Street	Lake Station	IN
TravelCenters of America	1600 West US Hwy 20	Porter	IN
TravelCenters of America	2636 E. Tipton Street	Seymour	IN
TravelCenters of America	5930 E. State Road 334	Whitestown	IN
TravelCenters of America	3210 South 7th Street	Council Bluffs	IA

54

Brand	Address	City	State
TravelCenters of America	7777 Burlington Pike	Florence	KY
TravelCenters of America	145 Richwood Road	Walton	KY
TravelCenters of America	1701 N. University Avenue	Lafayette	LA
TravelCenters of America	1682 Gause Blvd.	Slidell	LA
TravelCenters of America	224 Highway 65 South	Tallulah	LA
TravelCenters of America	5501 O’Donnell St. Cutoff	Baltimore	MD
TravelCenters of America	1400 Elkton Road	Elkton	MD
TravelCenters of America	7401 Assateague Drive	Jessup	MD
TravelCenters of America	200 Baker Road	Dexter	MI
TravelCenters of America	1255 N. Dixie Hwy	Monroe	MI
TravelCenters of America	6364 Dixie Highway	Saginaw	MI
TravelCenters of America	6100 Sawyer Road	Sawyer	MI
TravelCenters of America	13400 Rogers Drive	Rogers	MN
TravelCenters of America	2150 Russell Mt. Gilead Road	Meridian	MS
TravelCenters of America	102 NW 4th Street	Concordia	MO
TravelCenters of America	3265 N. Service Road East	Foristell	MO
TravelCenters of America	854 State Highway 80, R.R. #1	Matthews	MO
TravelCenters of America	100 North Broadway	Oak Grove	MO
TravelCenters of America	8033 W. Holling Rd.	Alda	NE
TravelCenters of America	103 Prospectors Drive	Ogallala	NE
TravelCenters of America	8050 Dean Martin Drive	Las Vegas	NV
TravelCenters of America	6000 E. Frontage Road	Mill City	NV
TravelCenters of America	200 North McCarran Blvd.	Sparks	NV
TravelCenters of America	108 Ocean Drive	Greenland	NH
TravelCenters of America	975 St. Rt. 173	Bloomsbury	NJ
TravelCenters of	2 Simpson Road	Columbia	NJ

55

Brand	Address	City	State
America
TravelCenters of America	I-295 Exit 18 Berkley Rd.	Paulsboro	NJ
TravelCenters of America	2501 University Blvd. NE	Albuquerque	NM
TravelCenters of America	3404 W. Highway 66	Gallup	NM
TravelCenters of America	202 N. Motel Blvd.	Las Cruces	NM
TravelCenters of America	1700 U.S. Route 66 West	Moriarty	NM
TravelCenters of America	I-40 & US 66, 54 & 84, exit 277	Santa Rosa	NM
TravelCenters of America	753 Upper Court St.	Binghamton	NY
TravelCenters of America	8420 Alleghany	Corfu	NY
TravelCenters of America	9616 Commerce Drive	Dansville	NY
TravelCenters of America	40 Riverside Drive	Fultonville	NY
TravelCenters of America	125 Neelytown Road	Montgomery	NY
TravelCenters of America	153 Wiggins Road	Candler	NC
TravelCenters of America	1101 NC Highway 61	Whitsett	NC
TravelCenters of America	715 US 250 East	Ashland	OH
TravelCenters of America	6762 St. Rt. 127	Eaton	OH
TravelCenters of America	10679 Lancaster Rd., S	Hebron	OH
TravelCenters of America	12403 US Rt. 35 NW	Jeffersonville	OH
TravelCenters of America	5551 St. Rt. 193	Kingsville	OH
TravelCenters of America	940 US Rt. 42, NE	London	OH
TravelCenters of America	4450 Portage St., NW	North Canton	OH
TravelCenters of America	3483 Libbey Road	Perrysburg	OH
TravelCenters of America	8834 Lake Road	Seville	OH
TravelCenters of America	5400 Seventy Six Drive	Youngstown	OH
TravelCenters of America	501 South Morgan Road	Oklahoma City	OK
TravelCenters of America	801 South Council Road	Oklahoma City	OK

56

Brand	Address	City	State
TravelCenters of America	I-40 & Cemetary Road, exit 26	Sayre	OK
TravelCenters of America	21856 Bents Road, NE	Aurora	OR
TravelCenters of America	790 NW Frontage Road	Troutdale	OR
TravelCenters of America	6 Buckhorn Road	Bloomsburg	PA
TravelCenters of America	245 Allegheny Blvd.	Brookville	PA
TravelCenters of America	4050 Depot Road	Erie	PA
TravelCenters of America	10835 John Wayne Drive	Greencastle	PA
TravelCenters of America	7848 Linglestown Road	Harrisburg	PA
TravelCenters of America	5644 SR 8	Harrisville	PA
TravelCenters of America	5600 Nittany Valley Drive	Lamar	PA
TravelCenters of America	875 N. Eagle Valley Rd.	Milesburg	PA
TravelCenters of America	1402 E. Main Street	Duncan	SC
TravelCenters of America	3014 Paxville Highway	Manning	SC
TravelCenters of America	13011 Old Hickory Blvd.	Antioch	TN
TravelCenters of America	155 Hwy. 138	Denmark	TN
TravelCenters of America	4400 Peytonsville Road	Franklin	TN
TravelCenters of America	608 Lovell Road	Knoxville	TN
TravelCenters of America	615 Watt Road	Knoxville	TN
TravelCenters of America	111 N. First Street	Nashville	TN
TravelCenters of America	7000 I-40 East Whitaker Road	Amarillo	TX
TravelCenters of America	6800 Thompson Road	Baytown	TX
TravelCenters of America	704 West Interstate 20	Big Spring	TX
TravelCenters of America	7751 Bonnie View Road	Dallas	TX
TravelCenters of America	6420 N. I-35	Denton	TX
TravelCenters of America	802 E. York, Highway 59	Ganado	TX
TravelCenters of	4817 I-35 North	New Braunfels	TX

57

Brand	Address	City	State
America
TravelCenters of America	2105 S. Goliad Street	Rockwall	TX
TravelCenters of America	6170 I-10 East	San Antonio	TX
TravelCenters of America	I-20 & Hopkins Road, exit 242	Sweetwater	TX
TravelCenters of America	1700 Wilson Road	Terrell	TX
TravelCenters of America	1100 North 130 West	Parowan	UT
TravelCenters of America	8836 N. Highway 40	Tooele	UT
TravelCenters of America	100 N. Carter Road	Ashland	VA
TravelCenters of America	10134 Lewiston Rd.	Ashland	VA
TravelCenters of America	2905 Lee Highway	Troutville	VA
TravelCenters of America	1025 Peppers Ferry Rd.	Wytheville	VA
TravelCenters of America	46630 North Bend Way	North Bend	WA
TravelCenters of America	4195 State Rt. 34	Hurricane	WV
TravelCenters of America	RR1 P.O. Box 1521	Valley Grove	WV
TravelCenters of America	5901 Highway 51	DeForest	WI
TravelCenters of America	713 Highway 12	Hudson	WI
TravelCenters of America	4000 I-80 Service Rd.	Burns	WY
TravelCenters of America	I-80, exit 30, East of Evanston	Ft. Bridger	WY
TravelCenters of America	1400 Higley Blvd.	Rawlins	WY

TravelCenters of America No. 2
Petro Stopping Centers	1295 Horizon	El Paso	TX
Petro Stopping Centers	2001 Santa Fe	Weatherford	TX
Petro Stopping Centers	1855 Curtis	Laramie	WY
Petro Stopping Centers	5405 Walden Rd	Beaumont	TX
Petro Stopping Centers	1112 Ackerman Rd.	San Antonio	TX
Petro Stopping Centers	5235 N. Sunland Gin	Eloy	AZ
Petro Stopping Centers	P.O. Box 32245	Amarillo	TX
Petro Stopping Centers	6918 West Burt Kouns	Shreveport	LA
Petro Stopping Centers	2151 South Avenue	Corning	CA
Petro Stopping Centers	2100 S.W. Railroad Ave.	Hammond	LA
Petro Stopping Centers	3900 Petro Road	West Memphis	AR

58

Brand	Address	City	State
Petro Stopping Centers	722 Watt Road	Knoxville	TN
Petro Stopping Centers	P.O. Box 2130	Milan	NM
Petro Stopping Centers	402 Rising Sun Road	Bordentown	NJ
Petro Stopping Centers	970 South Blake Ranch Rd.	Kingman	AZ
Petro Stopping Centers	20 Martin Luther King Blvd.	Oklahoma City	OK
Petro Stopping Centers	26416 West Service Road	Perrysburg	OH
Petro Stopping Centers	3304 Gold Road	Kingdom City	MO
Petro Stopping Centers	22526 Highway 216	McCalla	AL
Petro Stopping Centers	1 Petro Place	Girard	OH
Petro Stopping Centers	1805 W. Fayette Road	Effingham	IL
Petro Stopping Centers	3181 Donald Lee Hollowell Parkway	Atlanta	GA
Petro Stopping Centers	7401 West Highway 318	Reddick	FL
Petro Stopping Centers	3730 Fern Valley Road	Phoenix	OR
Petro Stopping Centers	12906 Deshler Road	North Baltimore	OH
Petro Stopping Centers	3205 Valentine Road	North Little Rock	AR
Petro Stopping Centers	501 Buckhorn Road	Mebane	NC
Petro Stopping Centers	554 W. Glendale Hodgenville Rd.	Glendale	KY
Petro Stopping Centers	6595 N. Hollywood Blvd.	Las Vegas	NV
Petro Stopping Centers	1201 Harrisburg Pike	Carlisle	PA
Petro Stopping Centers	1950 EAST GREG ST.	Sparks	NV
Petro Stopping Centers	10506 West Aero	Spokane	WA
Petro Stopping Centers	114 Jasmin Rd.	Egan	LA
Petro Stopping Centers	1105 E. King Avenue	Kingsland	GA
Petro Stopping Centers	7265 N. Baker Rd.	Fremont	IN
Petro Stopping Centers	162 Luyben Hills Road	Kingston Springs	TN
Petro Stopping Centers	601 E. Vinton Road	Canutillo	TX
Petro Stopping Centers	9787 US Route 40 West	New Paris	OH
Petro Stopping Centers	4700 S. Lincoln	York	NE
Petro Stopping Centers	1255 Route 414	Waterloo	NY

59

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	Hospitality Properties Trust

4.	Administrative Agent:	Wells Fargo Bank, National Association

5.	Credit Agreement:	The $400,000,000.00 Term Loan Agreement dated as of March 12, 2012 by and among the Borrower, the Lenders parties thereto, the Administrative Agent, and the other parties thereto.

6.	Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Facility Assigned	Aggregate Amount of Loans for all Lenders(7)	Amount of Loans Assigned(8)	Percentage Assigned of Loans(9)		CUSIP Number
		Loan	$	$		%
		Loan	$	$		%

[7.	Trade Date:	](10)

[Signature Pages Follow]

(5)  List each Assignor, as appropriate.

(6)  List each Assignee, as appropriate.

(7)  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(8)  In the case of an assignment of the entire remaining amount of an assigning Lender’s Loan at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.  In any case not described in the immediately preceding sentence, the aggregate amount of the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents; provided, however, that if, after giving effect to such assignment, the amount of the outstanding principal balance of the Loan of such assigning Lender would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Loan at the time owing to it.

(9)  Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

(10)  To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                                   , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](11)

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S](12)

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Page Break]

(11)  Add additional signature blocks as needed.

(12)  Add additional signature blocks as needed.

[Consented to and](13) Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Consented to:](14)

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

(13)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(14)  Include signature of the Borrower only if required under Section 12.6.(b) of the Credit Agreement.

ANNEX 1

[                      ](15)

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

                1.  Representations and Warranties.

                1.1  Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                1.2.  Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee as defined in the Credit Agreement (subject to such consents, if any, as may be required under such definition), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the financial statements referenced in Section 6.1.(k) thereof or of the most recent financial statements delivered pursuant to Section 8.1. or 8.2. thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(15)         Describe Credit Agreement at option of Administrative Agent.

                2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

                3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF GUARANTY

                THIS GUARANTY dated as of                       , 2012 executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Term Loan Agreement dated as of March 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders (the Administrative Agent and the Lenders, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

                WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

                WHEREAS, each Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

                WHEREAS, the Borrower and each Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts;

                WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

                WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Lenders making such financial accommodations to the Borrower.

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

                Section 1.  Guaranty.  Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower or any other Loan Party to any Lender or the Administrative Agent under or in connection with the Credit Agreement and any other Loan Document to which the Borrower or such other Loan Party is a party, including without limitation, the repayment of all principal of the Loans, and the payment of all interest, fees, charges, reasonable attorneys’ fees and other amounts payable to any Lender or the Administrative Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any other Guarantied Party in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder and (d) all other Obligations.

                Section 2.  Guaranty of Payment and Not of Collection.  This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account.  Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations.

                Section 3.  Guaranty Absolute.  Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto.  The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

                (a)           (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

                (b)           any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

                (c)           any furnishing to the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

                (d)           any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

                (e)           any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

                (f)            any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

                (g)           any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

                (h)           any application of sums paid by the Borrower, any Guarantor or any other Person with respect to the liabilities of the Borrower to the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

                (i)            any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

                (j)            any defense, set off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Administrative Agent or any Lender;

                (k)           any change in corporate existence, structure or ownership of the Borrower or any other Loan Party;

                (l)            any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

                (m)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment in full).

                Section 4.  Action with Respect to Guarantied Obligations.  The Guaranteed Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect.

                Section 5.  Representations and Warranties.  Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

                Section 6.  Covenants.  Each Guarantor will comply with all covenants with which the Borrower is to cause such Guarantor to comply under the terms of the Credit Agreement or any of the other Loan Documents.

                Section 7.  Waiver.  Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

                Section 8.  Inability to Accelerate Loan.  If the Guarantied Parties or any of them are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

                Section 9.  Reinstatement of Guarantied Obligations.  If claim is ever made on the Administrative Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

                Section 10.  Subrogation.  Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full.  If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

                Section 11. Payments Free and Clear.  All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding such Guarantor shall pay to the Administrative Agent and the Lenders such additional amount as will result in the receipt by the Administrative Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

                Section 12.  Set-off.  In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes each Guarantied Party and each Participant, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of the Administrative Agent in its sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender or such Participant or any affiliate of the Administrative Agent, such Lender or such Participant to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.  Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

                Section 13.  Subordination.  Each Guarantor hereby expressly covenants and agrees for the benefit of the Guarantied Parties that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations.  If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

                Section 14.  Avoidance Provisions.  It is the intent of each Guarantor, the Administrative Agent and the other Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise.  The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”.  Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions.  This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

                Section 15.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither  the Administrative Agent nor any other Guarantied Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

                Section 16.  Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                SECTION 17.  WAIVER OF JURY TRIAL.

                (a)           EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN SUCH GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY.

                (b)           EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY.  EACH GUARANTOR AND EACH OF THE GUARANTIED PARTIES EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

                (c)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

                Section 18.  Loan Accounts.  The Administrative Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations arising under or in connection with the Credit Agreement, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of such Guarantied Obligations or otherwise, the entries in such books and accounts shall constitute prima facie evidence of the amounts and other matters set forth therein.  The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

                Section 19.  Waiver of Remedies.  No delay or failure on the part of the Administrative Agent or any other Guarantied Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Guarantied Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

                Section 20.  Termination.  This Guaranty shall remain in full force and effect with respect to each Guarantor until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement and all Specified Derivatives Contracts in accordance with their respective terms.

                Section 21.  Successors and Assigns.  Each reference herein to the Administrative Agent or any other Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding.  The Guarantied Parties may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder.  Each Guarantor hereby consents to the delivery by the Administrative Agent or any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor.  No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

                Section 22.  JOINT AND SEVERAL OBLIGATIONS.  THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND, ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

                Section 23.  Amendments.  This Guaranty may not be amended except in writing signed by the Administrative Agent and each Guarantor, subject to Section 12.7. of the Credit Agreement.

                Section 24.  Payments.  All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at its Principal Office, not later than 12:00 p.m. Eastern time, on the date one Business Day after demand therefor.

                Section 25.  Notices.  All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at its address for notices provided for in the Credit Agreement or Specified Derivatives Contract, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties.  Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26.  Severability.  In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27.  Headings.  Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28.  Trustees, Etc. Not Liable.

IN THE CASE OF ANY GUARANTOR THAT IS A TRUST, NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH GUARANTOR SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH GUARANTOR.  ALL PERSONS DEALING WITH SUCH GUARANTOR, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH GUARANTOR FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION OWING BY SUCH GUARANTOR HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL NOT LIMIT ANY OBLIGATIONS OF ANY LOAN PARTY.

Section 29.  Limitation of Liability.    Neither the Administrative Agent nor any other Guarantied Party, nor any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any other Guarantied Party, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents.  Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any other Guarantied Party or any of the Administrative Agent’s or any other Guarantied Party’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by thereby.

Section 30.  Electronic Delivery of Certain Information.  Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 8.5. of the Credit Agreement.

Section 31.  Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor;   (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

(b)           Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

[GUARANTORS]

By:
Name:
Title:

Address for Notices for all Guarantors:

c/o Hospitality Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attention: Chief Financial Officer
Telecopy Number:	(617) 219-8349
Telephone Number:	(617) 796-8350

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of                ,          , executed and delivered by                                , a                     (the “New Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Term Loan Agreement dated as of March 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto, for its benefit and the benefit of the Lenders (the Administrative Agent and the Lenders, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, New Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, the New Guarantor and the existing Guarantors of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Guarantied Parties through their collective efforts;

WHEREAS, New Guarantor acknowledges that it will receive direct and indirect benefits from the Lenders maintaining such financial accommodations with the Borrower under the Credit Agreement and, accordingly, New Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Lenders continuing to maintain such financial accommodations with the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1.  Accession to Guaranty.  The New Guarantor hereby agrees that it is a “Guarantor” under the Guaranty dated as of March 12, 2012 (as amended, restated or otherwise modified from time to time, the “Guaranty”), made by the Guarantors party thereto in favor of the Administrative Agent, for its benefit and the benefit of the other Guarantied Parties, and assumes all obligations of a “Guarantor” thereunder, all as if the New Guarantor had been an original signatory to the Guaranty.  Without limiting the generality of the foregoing, the New Guarantor hereby:

(a)           irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

(b)           makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c)           consents and agrees to each provision set forth in the Guaranty.

SECTION 2.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

(CORPORATE SEAL)

Address for Notices:

c/o Hospitality Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attention: Chief Financial Officer
Telecopy Number:	(617) 219-8349
Telephone Number:	(617) 796-8350

Accepted:

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT C

FORM OF NOTICE OF BORROWING

March 8, 2012

Wells Fargo Bank, National Association

Minneapolis Loan Center

608 Second Ave. South, 11th Floor

Minneapolis, Minnesota 55402

Attn: Brian J. Hill

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of March 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.                                       Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Loans to the Borrower in an aggregate principal amount equal to $400,000,000.

2.                                       The Borrower requests that such Loans be made available to the Borrower on March 12, 2012.

3.                                       The proceeds of this borrowing of such Loans will be used in accordance with the terms of Section 7.8. of the Credit Agreement.

4.                                       The Borrower hereby requests that such Loans be of the following Type:

[Check one box only]

☐        Base Rate Loan

☐        LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐        seven days

☐        one month

☐        three months

☐        six months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Loans, and immediately after giving effect to the making of such Loans, (a) no Default or Event of Default exists or would exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects

(except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.  In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Loans are made.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF CONTINUATION

                 , 20

Wells Fargo Bank, National Association

Minneapolis Loan Center

608 Second Ave. South, 11th Floor

Minneapolis, Minnesota 55402

Attn: Brian J. Hill

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of March 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.6. of the Credit Agreement, the Borrower hereby requests a Continuation of LIBOR Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.                                       The requested date of such Continuation is                      , 20      (1).

2.                                       The aggregate principal amount of the LIBOR Loans subject to the requested Continuation is $                                 and the portion of such principal amount subject to such Continuation is $                                       (2).

3.                                       The current Interest Period of the LIBOR Loans subject to such Continuation ends on                                  , 20     .

4.                                       The duration of the Interest Period for the LIBOR Loans or portion thereof subject to such Continuation is:

[Check one box only]

☐                   seven days

☐                   one month

☐                   three months

☐                   six months

(1)  Must be a Business Day

(2)  Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and immediately after giving effect to such Continuation, (a) no Default or Event of Default exists or would exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

EXHIBIT E

FORM OF NOTICE OF CONVERSION

                 , 20

Wells Fargo Bank, National Association

Minneapolis Loan Center

608 Second Ave. South, 11th Floor

Minneapolis, Minnesota 55402

Attn: Brian J. Hill

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of March 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.7. of the Credit Agreement, the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.                                       The requested date of such Conversion is                            , 20   (1).

2.                                       The Type of Loans to be Converted pursuant hereto is currently(2):

[Check one box only]

☐                  Base Rate Loan

☐                  LIBOR Loan

3.             The aggregate principal amount of the Loans subject to the requested Conversion is $                                 and the portion of such principal amount subject to such Conversion is $                                      (3).

(1)  Must be a Business Day

(2)  A Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists.

(3)  Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

4.                                       The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

☐            Base Rate Loan

☐            LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐            seven days

☐            one month

☐            three months

☐            six months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and immediately after giving effect to such Conversion, (a) no Default or Event of Default exists or would exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

EXHIBIT F

TRANSFER AUTHORIZER DESIGNATION
(For Disbursement of Loan Proceeds by Funds Transfer)

☐ NEW  ☐ REPLACE PREVIOUS DESIGNATION   ☐  ADD   ☐   CHANGE

☐  DELETE LINE NUMBER                                     ☐ INITIAL LOAN DISBURSEMENT

The following representatives of HOSPITALITY PROPERTIES TRUST, a real estate investment trust formed under the laws of the State of Maryland (“Borrower”) are authorized to request the disbursement of loan proceeds and initiate funds transfers for Loan Number                                      assigned to the unsecured term loan facility evidenced by the Term Loan Agreement dated as of March 12, 2012 by and among the Borrower, each of the financial institutions initially a signatory thereto together with their successors and assignees under Section 12.6. (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Administrative Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount(1)
1.
2.
3.
4.
5.

Initial Loan Disbursement Authorization  ☐  Not Applicable    ☐   Applicable — Administrative Agent is hereby authorized to accept wire transfer instructions from                                         (i.e. specify title company escrow) to be delivered, via fax, email, letter or other method, to Administrative Agent for title/escrow #                                        and/or loan #                                       .  Said instructions shall include the title/escrow company’s Receiving Party Account Name, city and state, Receiving Party Account Number, Receiving Lender’s (ABA) Routing Number, Maximum Transfer Amount required, Borrower’s name, title order/escrow number to which Administrative Agent shall fund the Initial Loan Disbursement under the loan number referenced above.  The amount of said transfer shall not exceed $                                       .  Borrower acknowledges and agrees that the acceptance of and wire transfer of funds by Administrative Agent in accordance with the title/escrow company instructions shall be governed by this Transfer Authorizer Designation form and any other Loan Documents dated                                         by and between Administrative Agent and Borrower.  Administrative Agent shall not be further required to confirm said wiring instructions received from title/escrow company with Borrower.  This Initial Loan Disbursement Authorization is in effect until the Termination Date after which time a new authorization request shall be required.  Borrower shall instruct title/escrow company via a separate letter, to deliver said wiring instructions in writing, directly to Administrative Agent at its address.  Borrower also hereby authorizes Lender to attach a copy of the title/escrow company’s written wire instructions to this Transfer Authorizer Designation form upon receipt of said instructions.

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

(1) Maximum Wire Amount may not exceed the Loan Amount.

Date:

Borrower:

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

[Signature Page to Transfer Authorizer Designation]

EXHIBIT G

FORM OF NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, HOSPITALITY PROPERTIES TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”) hereby unconditionally promises to pay to the order of                                                   (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, 608 Second Ave. South, 11th Floor, Minneapolis, Minnesota 55402, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of                                        AND        /100 DOLLARS ($                                    ), or such lesser amount as may be the then outstanding and unpaid balance of the Loan made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Note is one of the “Notes” referred to in the Term Loan Agreement dated as of March 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.6. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof.  Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement.  The Credit Agreement, among other things, (a) provides for the making of a Loan by the Lender to the Borrower in the principal amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

[This Note is given in replacement of the Note dated                  , 20         , in the original principal amount of $                   previously delivered to the Lender under the Credit Agreement.  THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.]

G-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date written above.

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

G-2

EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE AND UNENCUMBERED ASSET CERTIFICATE

Reference is made to the Term Loan Agreement dated as of March 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section 8.3. of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1.                                       The undersigned is the                                    (1) of the Borrower.

2.                                       The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Borrower and its Subsidiaries.

3.                                       To the best of the undersigned’s knowledge, information and belief after due inquiry, no Default or Event of Default exists [If such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].

4.                                       Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether the Borrower was in compliance with the covenants contained in Section 9.1. of the Credit Agreement as of the end of the relevant quarterly accounting period, fiscal year, or other fiscal period covered by the financial statements furnished along with this certificate.

5.                                       The representations and warranties made or deemed made by the Borrower and the other Loan Parties in the Loan Documents to which any is a party, are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

6.                                       Schedule 6.1.(z) attached hereto sets forth a list of all Unencumbered Assets and Unencumbered Mortgage Notes of the Borrower and its Subsidiaries.(2)

7.                                       All Unencumbered Assets and Unencumbered Mortgage Notes so listed fully qualify as such under the applicable criteria for inclusion as an Unencumbered Asset or Unencumbered Mortgage Note. (3)

(1)  Must be the chief financial officer or chief accounting officer of the Borrower.

(2)  Certification must come from the chief financial officer.

(3)  Certification must come from the chief financial officer.

H-1

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of                               , 20         .

Name:
Title:

H-2